Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
houston DIVISION

)
In re:	)	Chapter 11
)
Global clean energy	)	Case No. 25-90113 (ARP)
holdings, inc., et al.,[1]	)
)
Debtors.	)	(Jointly Administered)
)

ORDER CONFIRMING THE
SECOND AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION
OF GLOBAL CLEAN ENERGY HOLDINGS, INC. AND ITS DEBTOR AFFILIATES

The above-captioned debtors and debtors in possession (collectively, the “Debtors”) having:2

a.	entered into that certain Restructuring Support Agreement, dated as of April 16, 2025 (as may be amended, modified, or supplemented from time to time in accordance with its terms, the “RSA”);

b.	commenced, on April 16, 2025 (the “Petition Date”), these chapter 11 cases (the “Chapter 11 Cases”) by filing voluntary petitions in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and the Bankruptcy Local Rules of the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Local Rules”);

c.	Filed,[3] on April 16, 2025, the Declaration of Noah Verleun, Chief Executive Officer of Global Clean Energy Holdings, Inc., in Support of the Debtors’ Chapter 11 Petitions [Docket No. 2] and the Declaration of John Walsh, Managing Director of Alvarez & Marsal North America, LLC, in Support of the Debtors’ First Day Motions [Docket No. 3], detailing the facts and circumstances of these Chapter 11 Cases;

[1]	A complete list of each of the Debtors in these chapter 11 cases may be obtained on the website of the Debtors’ claims and noticing agent at https://dm.epiq11.com/GCEHoldings. The location of Debtor Global Clean Energy Holdings, Inc.’s principal place of business and the Debtors’ service address in these chapter 11 cases is: 6451 Rosedale Highway, Bakersfield, California 93308.

[2]	Capitalized terms used but not otherwise defined in these findings of fact, conclusions of law, and order (collectively, this “Confirmation Order”) have the meanings ascribed to them in the Plan (as defined herein). The rules of interpretation set forth in Article I.B of the Plan apply to this Confirmation Order.

[3]	Unless otherwise indicated, use of the term “Filed” herein refers also to the service of the applicable document filed on the docket in these Chapter 11 Cases, as applicable.

d.	continued to operate their businesses and manage their properties as debtors in possession in accordance with sections 1107(a) and 1108 of the Bankruptcy Code;

e.	Filed, on April 16, 2025, the Joint Chapter 11 Plan of Reorganization of Global Clean Energy Holdings, Inc. and its Debtor Affiliates [Docket No. 23] and the Disclosure Statement for the Joint Chapter 11 Plan of Reorganization of Global Clean Energy Holdings, Inc. and its Debtor Affiliates [Docket No. 22];

f.	Filed, on April 16, 2025, the Debtors’ Motion for Entry of an Order (I) Approving the Adequacy of the Disclosure Statement, (II) Approving the Solicitation and Notice Procedures with Respect to Confirmation of the Debtors’ Proposed Joint Chapter 11 Plan, (III) Approving the Forms of Ballots and Notices in Connection Therewith, (IV) Scheduling Certain Dates with Respect Thereto, and (V) Granting Related Relief [Docket No. 21] (the “Disclosure Statement Motion”);

g.	Filed, on May 28, 2025, the Amended Joint Chapter 11 Plan of Reorganization of Global Clean Energy Holdings, Inc. and its Debtor Affiliates [Docket No 214] and the Disclosure Statement for the Amended Joint Chapter 11 Plan of Reorganization of Global Clean Energy Holdings, Inc. and its Debtor Affiliates [Docket No. 215];

h.	obtained, on May 29, 2025, entry of the Order (I) Approving the Adequacy of the Disclosure Statement, (II) Approving the Solicitation and Notice Procedures with Respect to Confirmation of the Debtors’ Proposed Plan of Reorganization, (III) Approving the Forms of Ballots and Notices in Connection Therewith, (IV) Scheduling Certain Dates with Respect Thereto, and (V) Granting Related Relief [Docket No. 227] (the “Disclosure Statement Order”), approving the Disclosure Statement and approving: (i) the related solicitation and voting procedures (the “Solicitation and Voting Procedures”); (ii) the notice of the hearing to be held to consider Confirmation of the Plan (the “Confirmation Hearing,” and such notice, the “Confirmation Hearing Notice”); (iii) the notices of non-voting status (the “Non-Voting Status Notices”) and the form for opting out of the Third-Party Release (the “Opt-Out Form”); (iv) the ballots (the “Ballots”); (v) the Voting Record Date; (vi) the cover letter; (vii) the Committee solicitation letter; (viii) the solicitation materials and documents included in the solicitation packages (the “Solicitation Packages”); (ix) the notice of the filing of the Plan Supplement (as defined herein); and (x) other forms, notices, and dates and deadlines;

i.	caused the Solicitation Packages, including the Confirmation Hearing Notice, to be distributed on or about June 3, 2025, in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, the Procedures for Complex Chapter 11 Bankruptcy Cases for the United States Bankruptcy Court for the Southern District of Texas, the Disclosure Statement Order, and the Solicitation and Voting Procedures, as evidenced by the Certificate of Service of Solicitation Documents [Docket No. 255] (together with all the exhibits thereto, the “Solicitation Affidavit”);

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j.	caused the Confirmation Hearing Notice to be published in The New York Times on June 5, 2025 and The New York Times (international edition) on June 10, 2025, each as evidenced by the respective Proof of Publication [Docket Nos. 281 & 282] (the “Publication Affidavits,” and together with the Solicitation Affidavit, the “Affidavits”);

k.	Filed, on July 3, 2025, the Second Amended Joint Chapter 11 Plan of Reorganization of Global Clean Energy Holdings, Inc. and its Debtor Affiliates [Docket No. 301] (as may be amended, modified, or supplemented from time to time, the “Plan”), attached hereto as Exhibit A;

l.	Filed, on July 3, 2025, the letter from the Committee whereby the Committee provided notice to Holders of General Unsecured Claims of the Committee’s (i) support of the Plan and (ii) recommendation to such Holders to vote to accept the Plan and not opt out of the Third-Party Releases [Docket No. 302];

m.	Filed, on July 7, 2025, the Notice of Filing of Plan Supplement [Docket No. 304] (the “Initial Plan Supplement”);

n.	Filed, on July 15, 2025, the Notice of Filing of First Amended Plan Supplement [Docket No. 316] (the “First Amended Plan Supplement”);

o.	Filed, on July 24, 2025, the Notice of Filing of Second Amended Plan Supplement [Docket No. 335] (the “Second Amended Plan Supplement”);

p.	Filed on, July 26, 2025, the Notice of Filing of Third Amended Plan Supplement [Docket No. 337] (and as may be amended, supplemented, or otherwise modified from time to time, the “Third Amended Plan Supplement,” and together with the Initial Plan Supplement, the First Amended Plan Supplement, and the Second Amended Plan Supplement, the “Plan Supplement,” and which, for purposes of the Plan and this Confirmation Order, is included in the definition of “Plan”);

q.	Filed, on July 27, 2025, the Declaration of Todd Arden in Support of Confirmation of the Second Amended Joint Chapter 11 Plan of Reorganization of Global Clean Energy Holdings, Inc. and its Debtor Affiliates [Docket No. 340] (the “Arden Declaration”);

r.	Filed, on July 27, 2025, the Declaration of Christian Tempke in Support of Confirmation of the Second Amended Joint Chapter 11 Plan of Reorganization of Global Clean Energy Holdings, Inc. and its Debtor Affiliates [Docket No. 341] (the “Tempke Declaration”);

s.	Filed, on July 27, 2025, the Declaration of Pablo Hernandez Schmidt-Tophoff in Support of Confirmation of the Second Amended Joint Chapter 11 Plan of Reorganization of Global Clean Energy Holdings, Inc. and its Debtor Affiliates [Docket No. 339] (the “Hernandez Declaration”);

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t.	Filed, on July 24, 2025, the Declaration of Stephenie Kjontvedt of Epiq Corporate Restructuring, LLC Regarding the Solicitation and Tabulation of Votes Cast on the Amended Joint Chapter 11 Plan of Reorganization of Global Clean Energy Holdings, Inc. and its Debtor Affiliates [Docket No. 334] (the “Voting Report”);

u.	Filed, on July 27, 2025, the Declaration of John Walsh, Managing Director of Alvarez & Marsal North America, LLC, in Support of Confirmation of the Second Amended Joint Chapter 11 Plan of Reorganization of Global Clean Energy Holdings, Inc. and its Debtor Affiliates [Docket No. 342] (together with the Arden Declaration, the Tempke Declaration, the Hernandez Declaration, and the Voting Report, the “Confirmation Declarations”); and

v.	Filed, on July 27, 2025, the Debtors’ Memorandum of Law in Support of Confirmation of the Second Amended Joint Chapter 11 Plan of Global Clean Energy Holdings, Inc. and its Debtor Affiliates and Omnibus Reply to Objections Thereto [Docket No. 343] (the “Confirmation Brief”).

This Bankruptcy Court having:

a.	entered, on May 28, 2025, the Disclosure Statement Order approving, among other things, the Disclosure Statement as containing “adequate information” pursuant to section 1125 of the Bankruptcy Code;

b.	set July 14, 2025, at 4:00 p.m. (prevailing Central Time), as the deadline for relevant parties to vote on the Plan (the “Voting Deadline”);

c.	set July 14, 2025, at 4:00 p.m. (prevailing Central Time), as the deadline for Filing objections to confirmation of the Plan;

d.	set July 22, 2025, at 9:00 a.m. (prevailing Central Time), as the date and time for the Confirmation Hearing, pursuant to sections 1125, 1126, 1128, and 1129 of the Bankruptcy Code and Bankruptcy Rules 3017 and 3018, as set forth in the Disclosure Statement Order;

e.	reviewed the (i) Plan, (ii) the Disclosure Statement, (iii) the Disclosure Statement Motion, (iv) the Disclosure Statement Order, (v) the Solicitation Packages, (vi) the Plan Supplement, (vii) the Confirmation Brief, (viii) the Confirmation Declarations, (ix) the Affidavits, (x) the Confirmation Hearing Notice, and (xi) all Filed pleadings, exhibits, statements, responses, and comments regarding confirmation of the Plan, including all objections, joinders, statements, and reservations of rights;

f.	considered the Restructuring Transactions incorporated and described in the Plan, including the Plan Supplement;

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g.	held the Confirmation Hearing on July 28, 2025, at 9:00 a.m. (prevailing Central Time);

h.	heard the statements and arguments made by counsel in respect of Confirmation;

i.	considered all oral representations, testimony, documents, filings, exhibits, and other evidence regarding Confirmation;

j.	overruled (i) any and all objections to the Plan and to Confirmation, except as otherwise provided herein or stated or indicated on the record, and (ii) all statements and reservations of rights not consensually resolved or withdrawn, unless otherwise indicated; and

k.	taken judicial notice of all pleadings and other documents Filed, all orders entered, and all evidence and arguments presented in these Chapter 11 Cases.

NOW, THEREFORE, it appearing to the Bankruptcy Court that the Confirmation Hearing Notice and the opportunity for any party in interest to object to Confirmation of the Plan having been adequate and appropriate as to all parties affected or to be affected by the Plan and the transactions contemplated thereby, and the legal and factual bases set forth in the documents Filed in support of Confirmation of the Plan and other evidence presented at the Confirmation Hearing establish just cause for the relief granted herein; and after due deliberation thereon and good cause appearing therefor, the Bankruptcy Court makes and issues the following findings of fact and conclusions of law, and orders:

FINDINGS OF FACT AND CONCLUSIONS OF LAW

IT IS DETERMINED, FOUND, ADJUDGED, DECREED, AND ORDERED THAT:

A. Findings and Conclusions.

1. The findings and conclusions set forth herein and in the record of the Confirmation Hearing constitute the Bankruptcy Court’s findings of fact and conclusions of Law under Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. Any findings of fact and conclusions of Law announced by the Bankruptcy Court at the Confirmation Hearing are hereby incorporated in this Confirmation Order. To the extent any of the following conclusions of Law constitute findings of fact, or vice versa, they are adopted as such.

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B. Jurisdiction, Venue, and Core Proceeding.

2. This Bankruptcy Court has jurisdiction over these Chapter 11 Cases and the parties and property affected hereby pursuant to 28 U.S.C. § 1334. Consideration of whether the Plan complies with the applicable provisions of the Bankruptcy Code constitutes a core proceeding as defined in 28 U.S.C. § 157(b)(2). This Bankruptcy Court may enter a Final Order consistent with Article III of the United States Constitution. Venue is proper in this district pursuant to sections 1408 and 1409 of title 28 of the United States Code.

C. Eligibility for Relief.

3. The Debtors were and are Entities eligible for relief under section 109 of the Bankruptcy Code, and the Debtors are proper proponents of the Plan under section 1121(a) of the Bankruptcy Code.

D. Commencement and Joint Administration of these Chapter 11 Cases.

4. On the Petition Date, each of the Debtors commenced a voluntary case under chapter 11 of the Bankruptcy Code. In accordance with the Order (I) Directing Joint Administration of the Debtors’ Chapter 11 Cases and (II) Granting Related Relief [Docket No. 27], these Chapter 11 Cases have been consolidated for procedural purposes only and are being jointly administered pursuant to Bankruptcy Rule 1015. Since the Petition Date, the Debtors have operated their businesses and managed their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed in these Chapter 11 Cases.

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E. Appointment of the Committee.

5. On April 28, 2025, the U.S. Trustee appointed the official committee of unsecured creditors (the “Committee”) to represent the interests of the Debtors’ unsecured creditors in these Chapter 11 Cases [Docket Nos. 85 & 87]. The current members of the Committee are: (a) Trinity Safety Company; (b) Bragg Companies; (c) J.T. Thorpe & Son, Inc.; (d) Molecule; and (e) Castleton Commodities Merchant Trading L.P.

F. Plan Supplement.

6. The Debtors Filed the Initial Plan Supplement on July 7, 2025, the First Amended Plan Supplement on July 15, 2025, the Second Amended Plan Supplement on July 24, 2025, and the Third Amended Plan Supplement on July 26, 2025. The Plan Supplement contains the following documents (each as defined in the Plan): (a) the Schedule of Assumed Executory Contracts and Unexpired Leases; (b) the Schedule of Rejected Executory Contracts and Unexpired Leases; (c) the Schedule of Retained Causes of Action; (d) the New Organizational Documents; (e) the Exit Facilities Documents; (f) the Restructuring Transactions Memorandum; (g) the GUC Trust Agreement; (h) the Earn Out Agreement; and (i) to the extent known, the identity of the members of the New Board. The Plan Supplement (including as subsequently amended, supplemented, or otherwise modified from time to time in accordance with the Plan) complies with the Bankruptcy Code and the terms of the Plan, and the Debtors provided good and proper notice of the Filing of the Plan Supplement in accordance with the Disclosure Statement Order, the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, and all other applicable rules, Laws, and requirements. No other or further notice will be required with respect to the Plan Supplement or any of the documents contained therein or related thereto, unless any such documents are further modified subject to the terms of the Plan. All documents included in the Plan Supplement are integral to, part of, and incorporated by reference into the Plan. Subject to the terms of the Plan, and only consistent therewith, the Debtors reserve the right to alter, amend, update, or modify the Plan Supplement and any of the documents contained therein or related thereto on or before the Effective Date; provided, for the avoidance of doubt, any amendments to the GUC Trust Agreement and the Earn Out Agreement shall be reasonably acceptable to the Committee.

G. Modifications to the Plan.

7. Pursuant to section 1127 of the Bankruptcy Code, the modifications to the Plan described or set forth in this Confirmation Order constitute technical or clarifying changes, changes with respect to particular Claims by agreement with Holders of such Claims, or modifications that do not otherwise materially and adversely affect or change the treatment of any other Claim or Interest under the Plan. These modifications are consistent with the disclosures previously made pursuant to the Disclosure Statement and the Solicitation Packages served pursuant to the Disclosure Statement Order and notice of these modifications was adequate and appropriate under the facts and circumstances of these Chapter 11 Cases. The disclosure of any Plan modifications prior to or on the record at the Confirmation Hearing constitutes due and sufficient notice of any and all Plan modifications. In accordance with Bankruptcy Rule 3019, these modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or the resolicitation of votes on the Plan under section 1126 of the Bankruptcy Code, and they do not require that Holders of Claims be afforded an opportunity to change previously cast votes accepting or rejecting the Plan. Accordingly, the Plan is properly before this Bankruptcy Court, and all votes cast with respect to the Plan prior to such modifications shall be binding and shall apply with respect to the Plan.

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H. Objections Overruled.

8. Any resolution or disposition of objections to Confirmation explained or otherwise ruled upon by the Bankruptcy Court on the record at the Confirmation Hearing are hereby incorporated by reference, and such objections are hereby resolved or overruled as set forth in this Confirmation Order. All unresolved objections, statements, joinders, informal objections, and reservations of rights, if any, are hereby overruled on the merits (except in connection with unresolved objections to the extent solely related to cure amounts arising under assumed Executory Contracts).

I. Disclosure Statement Order.

9. On May 29, 2025, the Bankruptcy Court entered the Disclosure Statement Order, setting July 14, 2025, at 4:00 p.m. (prevailing Central Time), as the deadline for (a) voting to accept or reject the Plan and opt out of the Third-Party Release and (b) objecting to Confirmation of the Plan (the “Objection Deadline”).

J. Burden of Proof—Confirmation of the Plan.

10. The Debtors, as proponents of the Plan, have met their burden of proving the applicable elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence, which is the applicable evidentiary standard for Confirmation. In addition, and to the extent applicable, the Plan is confirmable under the clear and convincing evidentiary standard.

K. Notice.

11. As evidenced by the Affidavits and the Voting Report, the Debtors provided due, adequate, and sufficient notice of the commencement of these Chapter 11 Cases, the Plan (and the opportunity to opt out of the Third-Party Release), the Disclosure Statement, the Confirmation Hearing, the Plan Supplement, the Objection Deadline, and all other materials distributed by the Debtors in connection with Confirmation in compliance with the Bankruptcy Code, the Bankruptcy Rules, including Bankruptcy Rules 2002(b), 3017, 3019, and 3020(b), the Bankruptcy Local Rules, and the procedures set forth in the Disclosure Statement Order. Such notice was adequate and sufficient under the facts and circumstances of these Chapter 11 Cases and was made in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, and the Disclosure Statement Order. No other or further notice is or shall be required.

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L. Voting Report.

12. Before the Confirmation Hearing, the Debtors Filed the Voting Report. The procedures used to solicit and tabulate the Ballots were fair, reasonable, and conducted in accordance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, the Disclosure Statement Order, and all other applicable non-bankruptcy rules, Laws, and regulations.

13. As set forth in the Plan and the Disclosure Statement, Holders of Claims in Class 3 (Prepetition RCF Claims), Class 4 (Prepetition Term Loan Claims), Class 5 (Prepetition EPC Claims), and Class 6 (General Unsecured Claims) (collectively, the “Voting Classes”) were eligible to vote to accept or reject the Plan in accordance with the Solicitation and Voting Procedures. The Ballots used to solicit votes to accept or reject the Plan from Holders in the Voting Classes adequately addressed the particular needs of these Chapter 11 Cases and were appropriate for Holders in the Voting Classes to vote to accept or reject the Plan. Pursuant to Article III.D of the Plan, Class 3 (Prepetition RCF Claims) is deemed eliminated from the Plan for purposes of determining acceptance or rejection of the Plan by such Class because such Class did not have any known Holders of Prepetition RCF Claims as of the date of the Confirmation Hearing.4

14. Holders of Claims in Class 1 (Other Secured Claims) and Class 2 (Other Priority Claims) (collectively, the “Deemed Accepting Classes”) are Unimpaired and conclusively presumed to have accepted the Plan and, therefore, were not entitled to vote to accept or reject the Plan. Holders of Claims in Class 7 (Section 510(b) Claims) and Holders of Interests in Class 10 (GCEH Existing Interests) and Class 11 (Subsidiary Existing Interests) (collectively, the “Deemed Rejecting Classes”) are Impaired, are not entitled to retain any property or receive any recovery on account of such Claims under the Plan, and are deemed to have rejected the Plan, and, therefore, were not entitled to vote to accept or reject the Plan. Holders of Claims in Class 8 (Intercompany Claims) and Holders of Interests in Class 9 (Intercompany Interests) (collectively, the “Deemed Accepting/Rejecting Classes,” and together with the Deemed Accepting Classes and the Deemed Rejecting Classes, the “Non-Voting Classes”) are Unimpaired and conclusively presumed to have accepted the Plan (to the extent Reinstated) or are Impaired and deemed to have rejected the Plan (to the extent cancelled and released), and, in either event, are not entitled to vote to accept or reject the Plan.

15. As evidenced by the Voting Report, each of the Voting Classes voted to accept the Plan with respect to each Debtor.

[4]	Pursuant to the Final Order (I) Authorizing the Debtors to (A) Obtain Postpetition Credit, (B) Grant Senior Secured Liens and Superpriority Administrative Expense Claims, and (C) Utilize Cash Collateral; (II) Granting Adequate Protection to Prepetition Parties; (III) Modifying the Automatic Stay; (IV) Authorizing Continuation of the Prepetition SOA and SSA, as Amended; (V) Authorizing the Debtors to Enter Into and Perform Under Postpetition Transactions Under the SOA and SSA; and (VI) Granting Related Relief [Docket No. 218] (the “Final DIP Order”), all Prepetition RCF Claims were rolled up into DIP RCF Claims. Accordingly, no Prepetition RCF Claims remain after the entry of the Final DIP Order.

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M. Solicitation.

16. As described in the Voting Report, the Debtors solicited votes for acceptance or rejection of the Plan in good faith, and such solicitation complied with the Solicitation and Voting Procedures, was appropriate and satisfactory based upon the circumstances of these Chapter 11 Cases, and complied with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, and any other applicable rules, Laws, and regulations, including the registration requirements under the Securities Act.

17. As described in the Voting Report and the Solicitation Affidavit, as applicable, the Solicitation Packages were transmitted and served, including to all Holders in the Voting Classes, in compliance with the Bankruptcy Code, including sections 1125 and 1126 thereof, the Bankruptcy Rules, including Bankruptcy Rules 3017 and 3018, the Bankruptcy Local Rules, the Disclosure Statement Order, and any applicable nonbankruptcy Law. Transmission and service of the Solicitation Packages was timely, adequate, and sufficient under the facts and circumstances of these Chapter 11 Cases. No further notice is required.

18. As set forth in the Voting Report, the Solicitation Packages were distributed to Holders in the Voting Classes that held a Claim or Interest as of May 16, 2025 (the “Voting Record Date”), as set by the Disclosure Statement Order. The establishment and notice of the Voting Record Date was reasonable and sufficient.

19. The period during which the Debtors solicited acceptances of, or rejections to, the Plan was a reasonable and sufficient period of time for each Holder in the Voting Classes to make an informed decision to accept or reject the Plan.

20. Under sections 1126(f) and 1126(g) of the Bankruptcy Code, the Debtors were not required to solicit votes from the Holders of Claims or Interests, as applicable, in the Non-Voting Classes, each of which is conclusively presumed to have accepted or deemed to have rejected the Plan. Nevertheless, the Debtors served the Confirmation Hearing Notice on the Debtors’ full creditor matrix and served Non-Voting Status Notices and Opt-Out Forms on all Non-Voting Classes. The Confirmation Hearing Notice adequately informed Holders of Claims or Interests of critical information regarding voting on (if applicable) and objecting to the Plan, including deadlines, such as, without limitation, the Objection Deadline, and the inclusion of release, exculpation, and injunction provisions in the Plan, and adequately summarized and disclosed the terms of the Third-Party Release. Further, because the Opt-Out Form was included in the Ballots and with the Non-Voting Status Notices, every known stakeholder, including Unimpaired creditors and equity holders, was provided with the means by which such stakeholders could opt out of the Third-Party Release. For the avoidance of doubt, any party that elected in the Opt-Out Form to opt out of the Third-Party Release prior to the deadline to submit an Opt-Out Form shall be neither a Released Party nor a Releasing Party under the Plan.

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N. Exit Facilities.5

21. The terms and conditions of the Exit Facilities and the Reorganized Debtors’ entry into the Exit Facilities, including all actions, undertakings, and transactions contemplated thereby, and payment of all fees, indemnities, and expenses provided for thereunder, are essential elements of the Plan, necessary for the consummation thereof, and in the best interests of the Debtors, the Estates, and their stakeholders. The Exit Facilities are critical to the overall success and feasibility of the Plan, and the Debtors have exercised reasonable business judgment in determining to enter into the Exit Facilities Documents, which have been negotiated in good faith and at arm’s-length.

22. The Debtors are immediately authorized, without need for any further notice to, action by, or approval from this Bankruptcy Court or any other party in interest, to execute and deliver the Exit Facilities Documents and execute, deliver, file, record, and issue, all agreements, guarantees, instruments, mortgages, control agreements, certificates, and other documents related or incidental thereto and to perform their obligations thereunder and all transactions contemplated thereby, including the payment or reimbursement of any fees, expenses, losses, damages, or indemnities and the creation or perfection of all Liens in connection therewith, in each case, without further notice to, action by, or approval from this Bankruptcy Court or further act or action under applicable nonbankruptcy Law, regulation, order, or rule or the vote, consent, authorization, or approval of any Entity.

O. The GUC Trust.

23. As set forth in Article IV of the Plan, on the Effective Date, the Debtors and the GUC Trustee shall enter into the GUC Trust Agreement and take all steps necessary to establish the GUC Trust in accordance with the Plan, this Confirmation Order, and the GUC Trust Agreement. The transfers contemplated under the Plan from the Debtors and Reorganized Debtors, as applicable, to the GUC Trust shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use, or other similar tax.

P. Compliance with Bankruptcy Code Requirements—Section 1129(a)(1).

24. The Plan complies with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(1) of the Bankruptcy Code. In addition, the Plan is dated and identifies the Entities submitting it, thereby satisfying Bankruptcy Rule 3016(a).

(i) Proper Classification—Sections 1122 and 1123.

[5]	Capitalized terms used but not otherwise defined in these paragraphs 21 and 22 or in the Plan have the meaning ascribed to them in the Exit Facilities Term Sheet.

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25. Article III of the Plan provides for the separate classification of Claims and Interests into eleven Classes. Valid business, factual, and legal reasons exist for the separate classification of such Classes of Claims and Interests. The classifications reflect no improper purpose and do not unfairly discriminate between, or among, Holders of Claims or Interests. Each Class of Claims and Interests contains only Claims or Interests that are substantially similar to the other Claims or Interests within that Class. Accordingly, the Plan satisfies the requirements of sections 1122(a) and 1123(a)(1) of the Bankruptcy Code.

(ii) Specified Unimpaired Classes—Section 1123(a)(2).

26. Article III of the Plan specifies that Holders of Other Secured Claims in Class 1 and Holders of Other Priority Claims in Class 2 are Unimpaired under the Plan within the meaning of section 1124 of the Bankruptcy Code and are conclusively presumed to have accepted the Plan.

27. Holders of Intercompany Claims in Class 8 and Holders of Intercompany Interests in Class 9 are either Unimpaired and conclusively presumed to have accepted the Plan or are Impaired and deemed to have rejected the Plan, and, in either event, are not entitled to vote to accept or reject the Plan. Additionally, Article II of the Plan specifies that Allowed Administrative Claims, Allowed DIP Claims, Allowed Professional Fee Claims, and Allowed Priority Tax Claims will be paid in accordance with the terms of the Plan, although these Claims are not classified under the Plan. Accordingly, the Plan satisfies the requirements of section 1123(a)(2) of the Bankruptcy Code.

(iii) Specified Treatment of Impaired Classes—Section 1123(a)(3).

28. Article III of the Plan specifies that Claims and Interests, as applicable, in the following Classes (the “Impaired Classes”) are Impaired under the Plan within the meaning of section 1124 of the Bankruptcy Code, and describes the treatment of such Classes.

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Class	Claims and Interests	Treatment
3	Prepetition RCF Claims	Entitled to Vote
4	Prepetition Term Loan Claims	Entitled to Vote
5	Prepetition EPC Claims	Entitled to Vote
6	General Unsecured Claims	Entitled to Vote
7	Section 510(b) Claims	Not Entitled to Vote (Deemed to Reject)
10	GCEH Existing Interests	Not Entitled to Vote (Deemed to Reject)
11	Subsidiary Existing Interests	Not Entitled to Vote (Deemed to Reject)

Accordingly, the Plan satisfies the requirements of section 1123(a)(3) of the Bankruptcy Code.

(iv) No Discrimination—Section 1123(a)(4).

29. The Plan provides for the same treatment by the Debtors for each Claim or Interest in each respective Class unless the Holder of a particular Claim or Interest has agreed to a less favorable treatment of such Claim or Interest. Accordingly, the Plan satisfies the requirements of section 1123(a)(4) of the Bankruptcy Code.

(v) Adequate Means for Plan Implementation—Section 1123(a)(5).

30. The provisions in Article IV and elsewhere in the Plan, together with the exhibits and attachments to the Plan (including the Plan Supplement), provide, in detail, adequate and proper means for the Plan’s implementation, including regarding: (a) the general settlement of Claims and Interests; (b) the authorization for the Debtors and the Reorganized Debtors, as applicable, to take all actions necessary to effectuate the Plan, including those actions necessary or appropriate to effectuate the Restructuring Transactions, including, without limitation, any restructuring transaction steps set forth herein or in the Restructuring Transactions Steps Memorandum, as applicable, as the same may be modified or amended from time to time prior to the Effective Date subject to the terms of the Plan; (c) the adoption and authorization of, and entry into, the New Organizational Documents; (d) the funding and sources of consideration for the Plan distributions and the establishment of the GUC Trust; (e) the vesting of assets in the Reorganized Debtors (with the exception of the GUC Trust Assets transferred to the GUC Trust); (f) the issuance of New Common Equity and the New Preferred Equity; (g) the authorization and approval of the Exit Facilities and, in each case, the transactions contemplated in connection therewith and entry into any agreements related to the same as set forth or contemplated in the Plan or the Plan Supplement; (h) the cancellation of existing securities and agreements, and the surrender of existing securities (except as otherwise provided therein); (i) the appointment of the New Board; (j) the granting of new Liens and security interests to secure the Exit Facilities; (k) the preservation and vesting of certain Causes of Action in the Reorganized Debtors; (l) the adoption and authorization of, and entry into, the GUC Trust Agreement and all actions contemplated thereby, including the appointment of the GUC Trustee and the vesting of the GUC Trust Assets in the GUC Trust; and (m) the effectuation and implementation of documents and further transactions with respect to the foregoing or as contemplated under the Plan. Accordingly, the Plan satisfies the requirements of section 1123(a)(5) of the Bankruptcy Code.

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(vi) Voting Power of Equity Securities—Section 1123(a)(6).

31. The New Organizational Documents and the Plan prohibit the issuance of non-voting equity securities only to the extent required to comply with section 1123(a)(6) of the Bankruptcy Code. Accordingly, the Plan satisfies the requirements of section 1123(a)(6) of the Bankruptcy Code.

(vii) Directors and Officers—Section 1123(a)(7).

32. The manner of selection of any officer, director, or trustee (or any successor of any officer, director, or trustee) of the Reorganized Debtors will be determined in accordance with the Plan and the New Organizational Documents, as applicable, which is consistent with the interests of creditors and equity holders and with public policy. Accordingly, the Plan satisfies the requirement of section 1123(a)(7) of the Bankruptcy Code.

(viii) Impairment/Unimpairment of Classes—Section 1123(b)(1).

33. Article III of the Plan impairs or leaves Unimpaired each Class of Claims and Interests, as contemplated by section 1123(b)(1) of the Bankruptcy Code.

(ix) Assumption—Section 1123(b)(2).

34. Article V.A of the Plan provides that, on the Effective Date, all Executory Contracts or Unexpired Leases not otherwise rejected will be deemed assumed by the applicable Reorganized Debtor in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than those that: (a) are identified on the Schedule of Rejected Executory Contracts and Unexpired Leases; (b) previously expired or terminated pursuant to their own terms; (c) have been previously assumed or rejected by the Debtors pursuant to a Final Order; (d) are the subject of a motion to reject that is pending on the Effective Date; or (e) have an ordered or requested effective date of rejection that is after the Effective Date. The assumption of Executory Contracts and Unexpired Leases may include the assignment of certain of such contracts and leases as set forth in the Plan Supplement.

35. Article IV.D of the Plan provides that, on the Effective Date, the Reorganized Debtors shall: (a) assume the Assumed Agreements; and (b) assume and/or honor in the ordinary course of business any contracts, agreements, policies, programs, and plans, in accordance with their respective terms, for compensation, including any incentive plans, retention plans, health care benefits, disability benefits, deferred compensation benefits, savings, severance benefits, retirement benefits, welfare benefits, workers’ compensation insurance, supplemental executive retirement plans, change-in-control agreements, and accidental death and dismemberment insurance for the directors, officers, and employees of any of the Company Parties who served in such capacity on or after the effective date of the RSA.

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36. Accordingly, the Plan is consistent with section 1123(b)(2) of the Bankruptcy Code.

(x) Settlement, Releases, Exculpation, Injunction, and Preservation of Claims and Causes of Action—Section 1123(b)(3).

37. In accordance with section 1123(b)(3)(A) of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good-faith compromise and settlement of all Claims, Interests, Causes of Action, and controversies released, settled, compromised, discharged, satisfied, or otherwise resolved pursuant to the Plan. The compromises and settlements embodied in the Plan are the result of extensive, arm’s-length, good-faith negotiations and preserve value for the Debtors, their Estates, and all their stakeholders, avoid extended, uncertain, time-consuming, and value-destructive litigation, and represent a fair and reasonable compromise of all Claims, Interests, and controversies. Entry into such compromises and settlements represents a sound exercise of the Debtors’ business judgment. The compromises and settlements in the Plan are fair, equitable, reasonable, and in the best interests of the Debtors and their Estates and satisfy the requirements of applicable Law for approval pursuant to Bankruptcy Rule 9019.

38. Accordingly, in consideration for the distributions and other benefits provided under the Plan and the consideration provided by certain of the Released Parties, this Confirmation Order shall constitute the Bankruptcy Court’s approval of such settlements, as well as a finding by the Bankruptcy Court that such settlements are in the best interests of the Debtors, their Estates, and the Holders of Claims and Interests and are fair, equitable, and reasonable.

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39. Based upon the representations and arguments of counsel to the Debtors and all other testimony either actually given or proffered and other evidence introduced at the Confirmation Hearing and the full record of the Chapter 11 Cases, this Confirmation Order constitutes the Bankruptcy Court’s approval of the settlements embodied in the Plan and this Confirmation Order, because, among other things: (a) each such settlement reflects a reasonable balance between the possible success of litigation with respect to each of the settled Claims and disputes, on the one hand, and the benefits of fully and finally resolving such Claims and disputes and allowing the Debtors to expeditiously exit chapter 11, on the other hand; (b) absent such settlements, there is a likelihood of complex and protracted litigation with the attendant expense, inconvenience, and delay that have a possibility to derail the Debtors’ reorganization efforts; (c) each of the parties supporting such settlements, including the Debtors, the DIP Lenders, the Required Consenting Stakeholders, and the Committee, is, and at all relevant times was, represented by able counsel of their own choosing that is recognized as being knowledgeable, competent, and experienced; (d) such settlements are the product of arm’s-length bargaining and good-faith negotiations between sophisticated parties; and (e) such settlements (i) are fair, equitable, and reasonable and in the best interests of the Debtors, the Reorganized Debtors, their respective Estates and property, creditors, and other parties in interest, (ii) will maximize the value of the Estates by preserving and protecting the ability of the Reorganized Debtors to continue operating outside of bankruptcy protection and in the ordinary course of business, and (iii) are essential to the successful implementation of the Plan. Based on the foregoing, the compromises and settlements in the Plan satisfy the requirements of applicable Fifth Circuit Law for approval of settlements and compromises pursuant to Bankruptcy Rule 9019.

a. Debtor Release.

40. Article VIII.C of the Plan describes certain releases granted by the Debtors (the “Debtor Release”). The Debtors have demonstrated that the releases provided under the Debtor Release constitute a sound exercise of their business judgment, and the Debtors have otherwise established the propriety of the Debtor Release and satisfied the requirements of Bankruptcy Rule 9019 with respect thereto. Each of the Released Parties has made a substantial contribution to the Plan and to the Debtors’ reorganization. The Debtor Release is a necessary and integral element of the Plan, and is fair, equitable, reasonable, and in the best interests of the Debtors, the Estates, and Holders of Claims and Interests.

41. For the reasons set forth herein and in the Confirmation Declarations, the Debtor Release: (a) reflects a reasonable balance between the possible success of litigation with respect to each of the settled Claims and disputes, on the one hand, and the benefits of fully and finally resolving such Claims and disputes and allowing the Debtors to exit chapter 11 expeditiously, on the other hand; (b) is a good-faith settlement and compromise of the Claims and Causes of Action released by the Debtor Release; (c) is provided in exchange for the good and valuable consideration provided by the Released Parties, including the Released Parties’ contributions to facilitate the Restructuring Transactions and implement the Plan, following extensive, arm’s-length negotiations between sophisticated parties represented by able counsel and advisors; (d) is given, and made, after due notice and opportunity for hearing; and (e) serves as a bar to any of the Debtors, the Reorganized Debtors, or the Debtors’ Estates asserting any Claim or Cause of Action of any kind whatsoever released pursuant to the Debtor Release. Further, as more fully described in the Arden Declaration, an independent director of the Debtors analyzed and considered all potential Claims and Causes of Action held by the Debtors and determined that granting the Debtor Release was appropriate and necessary under the circumstances. The Debtors’ or the Reorganized Debtors’ pursuit of any such Claims or Causes of Action against the Released Parties is not in the best interests of the Estates or the Debtors’ various constituencies because the costs involved would likely outweigh any potential benefit from pursuing such Claims or Causes of Action.

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42. The Debtor Release appropriately offers protection to parties that participated in the Debtors’ restructuring process. Each of the Released Parties made significant concessions and contributions to these Chapter 11 Cases. The Debtor Release for the Debtors’ current and former directors and officers is appropriate because the Debtors’ directors, officers, and managers share an identity of interest with the Debtors, supported and made substantial contributions to the success of the Plan and these Chapter 11 Cases, and actively participated in meetings and negotiations during these Chapter 11 Cases. The Debtor Release for the Consenting Stakeholders is appropriate because such parties have actively supported the Plan, agreed to equitize a portion of their Claims to deleverage the Debtors’ prepetition capital structure, provided the Debtors with liquidity (both by providing the debtor-in-possession financing and by consenting to the use of cash collateral), and made other contributions of value to the Debtors’ restructuring, including by providing financing under the Exit Facilities, as applicable. The Debtor Release was an integral component of the support provided, and the contributions and concessions made, by the Consenting Stakeholders, and the Consenting Stakeholders would not have agreed to provide such support or make such contributions and concessions without the Debtor Release. Finally, the Debtor Release for the Committee and each member thereof is an integral component of the Committee Settlement.

43. The scope of the Debtor Release is appropriately tailored under the facts and circumstances of these Chapter 11 Cases. The Debtor Release is appropriate in light of, among other things, the value provided by the Released Parties to the Debtors’ Estates and the critical nature of the Debtor Release to the Plan. The Debtor Release is authorized and approved.

b. Third-Party Release.

44. The Third-Party Release, set forth in Article VIII.D of the Plan, is a necessary and integral element of the Plan, is fair, equitable, reasonable, and is in the best interests of the Debtors, the Estates, and all Holders of Claims and Interests. Also, the Third-Party Release: (a) is consensual; (b) represents a good-faith settlement and compromise of the Claims and Causes of Action released by the Third-Party Release; (c) is beneficial to and in the best interests of the Debtors, their Estates, and theirs stakeholders and is important to the overall objectives of the Plan to finally resolve certain Claims among or against certain parties in interest in these Chapter 11 Cases; (d) is specific in language and scope; (e) is essential to the confirmation of the Plan; (f) is given in exchange for the substantial contributions made and the good and valuable consideration provided by the Released Parties; (g) is a condition to the good-faith settlement and compromise of the Claims and Causes of Action released by the Third-Party Release; (h) is given and made after due notice and opportunity for hearing; (i) constitutes a bar to any of the Releasing Parties asserting any Claim or Cause of Action released pursuant to the Third-Party Release; (j) facilitated participation of, and support from, the Released Parties in both the Plan process and the Chapter 11 Cases generally; and (k) was instrumental in developing a plan that maximized value for all of the Debtors’ stakeholders.

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45. The Third-Party Release was a negotiated and integral term of the Plan that facilitated participation in the RSA and incentivized parties to support the Plan, without which the Released Parties, including the Consenting Stakeholders, would not have agreed to support the Plan. The Third-Party Release is specific in language and a condition of the compromises and settlements embodied in the Plan. As such, the Third-Party Release appropriately offers certain protections to parties who constructively participated in the Debtors’ restructuring process, and the Debtors had a good-faith basis for including the Third-Party Release in the Plan.

46. The Third-Party Release is consensual given that, among other things: (a) the Releasing Parties were provided adequate notice of these Chapter 11 Cases, the Plan, and the deadline to object to Confirmation and opt out of the Third-Party Release; (b) the release provisions of the Plan were conspicuous, emphasized with boldface type in the Plan, the Disclosure Statement, the Ballots, the Non-Voting Status Notice, and the Confirmation Hearing Notice; (c) Holders of Claims and Interests in all Classes received the Opt-Out Form, regardless of whether such Holder was entitled to vote on the Plan; and (d) the Confirmation Hearing Notice was sent to all parties that receive notice in these Chapter 11 Cases (including those not entitled to vote on the Plan) and published in The New York Times on June 5, 2025 and The New York Times (international edition) on June 10, 2025. The Releasing Parties were given due and adequate notice of the Third-Party Release, including the deadline to object to, or opt out of, the Third-Party Release, and thus the Third-Party Release is consensual under controlling precedent in the Fifth Circuit as to those Releasing Parties that did not timely object or elect to opt out of granting the Third-Party Release. The Third-Party Release is authorized and approved.

c. Exculpation.

47. The exculpation described in Article VIII.E of the Plan (the “Exculpation”) is appropriate under applicable Law, including NexPoint Advisors, L.P. v. Highland Cap. Mgmt., L.P. (In re Highland Cap. Mgmt., L.P.), 48 F. 4th 419 (5th Cir. 2022) and Highland Cap. Mgmt. Fund Advisors, L.P. v. Highland Cap. Mgmt., L.P. (In re Highland Cap. Mgmt., L.P.), 132 F.4th 353, 360–62 (5th Cir. 2025), because it was supported by proper evidence, proposed in good faith, was formulated following extensive good-faith, arm’s-length negotiations with key constituents and is appropriately limited in scope. Without limiting anything in the Exculpation, each Exculpated Party has participated in these Chapter 11 Cases in good faith and in compliance with applicable Laws with regard to solicitation of votes and distribution of consideration pursuant to the Plan, and is appropriately released and exculpated from any Cause of Action for any claim arising from the Petition Date through the Effective Date related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, filing, or termination of the RSA and related prepetition transactions, the Definitive Documents, the Class B Purchase Agreement, the New Common Equity, the New Preferred Equity, the Takeback Debt, the Exit Facilities, the New CTCI Agreement, the DIP Facilities, the DIP Documents, the Disclosure Statement, the Plan (including, for avoidance of doubt, the Plan Supplement), the Committee Settlement, the GUC Trust Agreement, the Earn Out Agreement, any other Definitive Document, or any Restructuring Transactions, contract, instrument, release or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or this Confirmation Order in lieu of such legal opinion) relating to any of the foregoing, created or entered into in connection with the RSA, the Definitive Documents, the Class B Purchase Agreement, the New Common Equity, the New Preferred Equity, the Takeback Debt, the Exit Facilities, the New CTCI Agreement, the DIP Facilities, the DIP Documents, the Disclosure Statement, the Plan (including, for the avoidance of doubt, the Plan Supplement), the Committee Settlement, the GUC Trust Agreement, the Earn Out Agreement, or any Restructuring Transactions, any preference, fraudulent transfer, or other avoidance claim arising pursuant to chapter 5 of the Bankruptcy Code or other applicable Law, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, except for Claims related to any act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpation, including its carveout for actual fraud, willful misconduct, or gross negligence, is fair, reasonable, and appropriate under the circumstances of the Chapter 11 Cases and is consistent with established practice in this jurisdiction.

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48. Solely with respect to the Exculpation, notwithstanding anything to the contrary in the Plan or the Plan Supplement, each of the Exculpated Parties shall not incur liability for any Cause of Action or Claim related to any act or omission in connection with, relating to, or arising out of, in whole or in part, (a) the solicitation of acceptance or rejection of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code or (b) the participation, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, in the offer, issuance, sale, or purchase of a security offered or sold under the Plan. The Exculpated Parties are entitled to the protection of section 1125(e) of the Bankruptcy Code. No Entity or Person may commence or pursue a Claim or Cause of Action of any kind against any of the Exculpated Parties that arose or arises from, in whole or in part, a Claim or Cause of Action subject to this paragraph 48 of this Confirmation Order, without this Bankruptcy Court first (i) determining, after notice and a hearing, that such Claim or Cause of Action represents a colorable Claim for actual fraud, gross negligence, or willful misconduct against any such Exculpated Party and such party is not exculpated and (ii) specifically authorizing such Entity or Person to bring such Claim or Cause of Action against any such Exculpated Party. The Exculpation is authorized and approved.

d. Injunction.

49. The injunction provision and the related gatekeeper provision set forth in Article VIII.F of the Plan are essential to the Plan and are necessary to implement, preserve, and enforce the Debtors’ discharge, the Debtor Release, the Third-Party Release, and the Exculpation. The injunction provision and the related gatekeeper provision are appropriately tailored to achieve those purposes. Notwithstanding anything to the contrary in this Confirmation Order, no Person or Entity may commence or pursue a Cause of Action of any kind against the Reorganized Debtors, the Exculpated Parties, or the Released Parties, as applicable, that relates to or is reasonably likely to relate to any act or omission in connection with, relating to, or arising out of a Claim or Cause of Action, as applicable, subject to Article VIII.C, VIII.D, or VIII.E of the Plan, without the Bankruptcy Court first (a) determining, after notice and a hearing, that such Claim or Cause of Action represents a colorable Claim of any kind and (b) specifically authorizing such Person or Entity to bring such Claim or Cause of Action, as applicable, against any such Reorganized Debtor Exculpated Party, or Released Party, as applicable.

50. Notwithstanding anything in the Plan to the contrary, the provisions of Article VIII.F of the Plan that require a Person or Entity seeking to bring a Claim or Cause of Action that relates to or is reasonably likely to relate to any act or omission in connection with, relating to, or arising out of a Claim or Cause of Action related to the Chapter 11 Cases prior to the Effective Date to first seek authorization from the Bankruptcy Court before bringing such Claim or Cause of action shall only apply to Claims or Causes of Action brought against (a) the Exculpated Parties or (b) the Released Parties (if such Person or Entity is a Releasing Party). The Injunction is authorized and approved.

e. Preservation of Causes of Action.

51. Pursuant to Article IV.R of the Plan and in accordance with section 1123(b) of the Bankruptcy Code, but subject to Article VIII of the Plan, each Reorganized Debtor shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action whether arising before or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than the Causes of Action previously released by the Debtors under the DIP Orders or released by the Debtors pursuant to the releases and exculpations contained in the Plan, including in Article VIII of the Plan, which shall be deemed released and waived by the Debtors and the Reorganized Debtors as of the Effective Date.

52. In accordance with the Committee Settlement, the Debtors (and the GUC Trustee, as and if applicable) expressly waive any and all rights to recover or avoid transfers under sections 547 and 550 of the Bankruptcy Code (to the extent such Claims arise solely in connection with Claims under section 547 of the Bankruptcy Code). The provisions regarding the preservation of Causes of Action in the Plan, including those contained in the Plan Supplement, are appropriate, fair, equitable, and reasonable, and are in the best interests of the Debtors, the Estates, and Holders of Claims and Interests.

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f. Lien Release.

53. The release and discharge of mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates described in Article VIII.B of the Plan (the “Lien Release”) is essential to the Plan and necessary to implement the Plan. The provisions of the Lien Release are appropriate, fair, equitable, and reasonable and are in the best interests of the Debtors, the Estates, and Holders of Claims and Interests.

(xi) Additional Plan Provisions—Section 1123(b)(6).

54. The other discretionary provisions of the Plan are appropriate and consistent with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1123(b)(6) of the Bankruptcy Code.

(xii) Cure of Defaults —Section 1123(d).

55. Article V.C of the Plan provides for the satisfaction of Cures associated with each Executory Contract and Unexpired Lease to be assumed or assumed and assigned in accordance with section 365 of the Bankruptcy Code or as otherwise agreed between the Debtors and the counterparty to each such assumed or assumed and assigned Executory Contract and Unexpired Lease. The Debtors or the Reorganized Debtors, as applicable, shall pay the Cure amounts, if any, on the Effective Date or as soon as reasonably practicable thereafter or on such other terms as the parties to such Executory Contracts or Unexpired Leases may agree. If there is any dispute regarding any Cure, the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” within the meaning of section 365 of the Bankruptcy Code, or any other matter pertaining to assumption or assumption and assignment, such dispute shall be determined in accordance with the terms set forth in Article V.C of the Plan.

56. The assumption of any Executory Contract or Unexpired Lease and the satisfaction of related Cures in full or as otherwise agreed among the Debtors or Reorganized Debtors, as applicable, and the counterparty to such Executory Contract or Unexpired Lease, pursuant to the Plan, shall result in the full release and satisfaction of any nonmonetary defaults arising from or triggered by the filing of these Chapter 11 Cases, including defaults of provisions restricting the change in control or ownership interest composition or any bankruptcy-related defaults, arising at any time on or prior to the effective date of assumption. As such, the Plan provides that the Debtors will cure, or provide adequate assurance that the Debtors will promptly cure, defaults with respect to assumed Executory Contracts and Unexpired Leases. Thus, the Plan complies with section 1123(d) of the Bankruptcy Code.

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Q. Debtor Compliance with the Bankruptcy Code—Section 1129(a)(2).

57. The Debtors have complied with the applicable provisions of the Bankruptcy Code and thus satisfied the requirements of section 1129(a)(2) of the Bankruptcy Code. Specifically, each Debtor:

a.	is eligible to be a debtor under section 109 and a proper proponent of the Plan under section 1121(a) of the Bankruptcy Code;

b.	complied with applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Bankruptcy Court; and

c.	complied with the applicable provisions of the Bankruptcy Code, including sections 1125 and 1126 thereof, the Bankruptcy Rules, the Bankruptcy Local Rules, any applicable nonbankruptcy Law, rule, and regulation, the Disclosure Statement Order, and all other applicable Law in transmitting the Solicitation Packages and related documents and notices and in soliciting and tabulating the votes on the Plan.

R. Plan Proposed in Good Faith—Section 1129(a)(3).

58. The Debtors have proposed the Plan in good faith and not by any means forbidden by Law. In so determining, the Bankruptcy Court has examined the totality of the circumstances surrounding the Filing of these Chapter 11 Cases, including the RSA, the Plan, the Confirmation Declarations, the process leading to Confirmation, including the overwhelming support of Holders of Claims for the Plan, and the transactions to be implemented pursuant thereto. These Chapter 11 Cases were Filed, and the Plan was proposed, with the legitimate purpose of allowing the Debtors to implement the Restructuring Transactions, reorganize, and emerge from these Chapter 11 Cases with a capital and organizational structure that will allow them to conduct their businesses and satisfy their obligations with sufficient liquidity and capital resources.

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59. The Plan is the product of good-faith, arm’s-length negotiations by and among the Debtors, the Required Consenting Stakeholders, the Committee, and other parties in interest. Consistent with the overriding purpose of chapter 11, the Debtors Filed these Chapter 11 Cases with the belief that the Debtors needed reorganization, and the Plan was negotiated and proposed with the intention of accomplishing a successful reorganization and maximizing stakeholder value and for no ulterior purpose. Accordingly, the requirements of section 1129(a)(3) of the Bankruptcy Code are satisfied.

S. Payment for Services or Costs and Expenses—Section 1129(a)(4).

60. The procedures set forth in the Plan for the Bankruptcy Court’s review and ultimate determination of the fees and expenses to be paid to Professionals by the Debtors in connection with these Chapter 11 Cases, or in connection with the Plan and incident to these Chapter 11 Cases, satisfy the objectives of, and are in compliance with, section 1129(a)(4) of the Bankruptcy Code.

T. Directors, Officers, and Insiders—Section 1129(a)(5).

61. The identities of or process for appointment of the Reorganized Debtors’ directors and officers proposed to serve after the Effective Date were disclosed (to the extent known) in the Plan Supplement. Accordingly, the Debtors have satisfied the requirements of section 1129(a)(5) of the Bankruptcy Code.

U. No Rate Changes—Section 1129(a)(6).

62. Section 1129(a)(6) of the Bankruptcy Code is not applicable to these Chapter 11 Cases. The Plan proposes no rate change subject to the jurisdiction of any governmental regulatory commission.

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V. Best Interest of Creditors—Section 1129(a)(7).

63. The liquidation analysis attached as Exhibit E to the Disclosure Statement and the other evidence related thereto in support of the Plan that was admitted into evidence, whether by proffer, live testimony, or otherwise, at or in connection with the Confirmation Hearing: (a) are reasonable, persuasive, credible, and accurate as of the dates such analysis or evidence was prepared, presented, or proffered; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; and (d) establish that Holders of Allowed Claims and Interests in each Class will recover at least as much under the Plan on account of such Claim or Interest, as of the Effective Date, as such Holder would receive if the Debtors were liquidated, on the Effective Date, under chapter 7 of the Bankruptcy Code. As a result, the Debtors have demonstrated that the Plan is in the best interests of their creditors, and the Plan satisfies the requirements of section 1129(a)(7) of the Bankruptcy Code.

W. Acceptance by Certain Classes—Section 1129(a)(8).

64. The Deemed Accepting Classes constitute the Unimpaired Classes, each of which is conclusively presumed to have accepted the Plan in accordance with section 1126(f) of the Bankruptcy Code. As evidenced by the Voting Report, all of the Holders of Claims in Classes 4 and 5 and an overwhelming majority of Holders of Claims in Class 6 have voted to accept the Plan. Nevertheless, because the Plan has not been accepted by the Deemed Rejecting Classes, the Debtors seek Confirmation under section 1129(b) of the Bankruptcy Code, solely with respect to the Deemed Rejecting Classes, rather than section 1129(a)(8) of the Bankruptcy Code. Holders of Claims and Interests in Classes 8 and 9 are Unimpaired and conclusively presumed to have accepted the Plan (to the extent Reinstated) or are Impaired and deemed to reject the Plan (to the extent cancelled), and, in either event, are not entitled to vote to accept or reject the Plan. Although the Plan does not satisfy section 1129(a)(8) of the Bankruptcy Code with respect to the Deemed Rejecting Classes, the Plan is confirmable because the Plan does not discriminate unfairly and is fair and equitable with respect to the Deemed Rejecting Classes and thus satisfies section 1129(b) of the Bankruptcy Code. Pursuant to Article III.D of the Plan, Class 3 (Prepetition RCF Claims) is deemed eliminated from the Plan for purposes of determining acceptance or rejection of the Plan by such Class because such Class did not have any known Holders of Prepetition RCF Claims as of the date of the Confirmation Hearing.

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X. Treatment of Claims Entitled to Priority Under Section 507(a) of the Bankruptcy Code—Section 1129(a)(9).

65. The treatment of Allowed Administrative Claims, Professional Fee Claims, and Priority Tax Claims, under Article II of the Plan, and Other Priority Claims under Article III of the Plan, satisfies the requirements of, and complies in all respects with, section 1129(a)(9) of the Bankruptcy Code.

Y. Acceptance by At Least One Impaired Class—Section 1129(a)(10).

66. As evidenced by the Voting Report, the Holders of Claims in Class 4, Class 5, and Class 6, each of which is Impaired, voted to accept the Plan by the requisite numbers and amounts of Claims, as determined without including any acceptance of the Plan by any insider (as that term is defined in section 101(31) of the Bankruptcy Code), as specified under the Bankruptcy Code. Accordingly, the requirements of section 1129(a)(10) of the Bankruptcy Code are satisfied.

Z. Feasibility—Section 1129(a)(11).

67. The financial projections attached to the Disclosure Statement as Exhibit D, and the other evidence supporting Confirmation of the Plan proffered or adduced by the Debtors at, or prior to, the Confirmation Hearing or in the Confirmation Declarations Filed in connection therewith: (a) are reasonable, persuasive, credible, and accurate as of the dates such analysis or evidence was prepared, presented, or proffered; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; (d) establish that the Plan is feasible and Confirmation is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Reorganized Debtors or any successor to the Reorganized Debtors under the Plan, except as provided in the Plan; and (e) establish that the Reorganized Debtors will have sufficient funds available to meet their obligations under the Plan. Accordingly, the Plan satisfies the requirements of section 1129(a)(11) of the Bankruptcy Code.

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AA. Payment of Fees—Section 1129(a)(12).

68. Article XII.C of the Plan provides for the payment of all fees payable by the Debtors under 28 U.S.C. § 1930(a). Accordingly, the Plan satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code.

BB. Continuation of Retiree Benefits—Section 1129(a)(13).

69. The Plan satisfies the requirements of section 1129(a)(13) of the Bankruptcy Code. Article IV.D of the Plan provides that as of the Effective Date, all retiree benefits, as defined in section 1114 of the Bankruptcy Code, if any, shall continue to be paid in accordance with applicable law.

CC. Non-Applicability of Certain Sections—1129(a)(14), (15), and (16).

70. Sections 1129(a)(14), 1129(a)(15), and 1129(a)(16) of the Bankruptcy Code do not apply to these Chapter 11 Cases. The Debtors owe no domestic support obligations, are not individuals, and are not nonprofit corporations.

DD. “Cram Down” Requirements—Section 1129(b).

71. Notwithstanding the fact that the Deemed Rejecting Classes have been deemed to reject the Plan, the Plan may be confirmed pursuant to section 1129(b)(1) of the Bankruptcy Code. First, all of the requirements of section 1129(a) of the Bankruptcy Code, other than section 1129(a)(8) of the Bankruptcy Code, have been met. Second, the Plan is fair and equitable with respect to the Deemed Rejecting Classes. The Plan has been proposed in good faith, is reasonable, and meets the requirements that (a) no Holder of any Claim or Interest that is junior to each such Class will receive or retain any property under the Plan on account of such junior Claim or Interest and (b) no Holder of a Claim in a Class senior to such Class is receiving more than 100% on account of its Claim. Accordingly, the Plan is fair and equitable to all Holders of Claims or Interests in the Deemed Rejecting Classes. Third, the Plan does not discriminate unfairly with respect to the Deemed Rejecting Classes because similarly situated creditors and interest Holders will receive substantially similar treatment on account of their Claims and Interests irrespective of Class. The Plan may therefore be confirmed despite the fact that not all Impaired Classes have voted to accept the Plan.

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EE. Only One Plan—Section 1129(c).

72. The Plan (including previous versions thereof) is the only chapter 11 plan Filed in each of these Chapter 11 Cases and, accordingly, satisfies section 1129(c) of the Bankruptcy Code.

FF. Principal Purpose of the Plan—Section 1129(d).

73. No Governmental Unit has requested that the Bankruptcy Court refuse to confirm the Plan on the grounds that the principal purpose of the Plan is the avoidance of taxes or the avoidance of the application of section five of the Securities Act. As evidenced by its terms, the principal purpose of the Plan is not such avoidance. Accordingly, the requirements of section 1129(d) of the Bankruptcy Code have been satisfied.

GG. Not Small Business Cases—Section 1129(e).

74. The Chapter 11 Cases are not small business cases, and accordingly, section 1129(e) of the Bankruptcy Code does not apply to these Chapter 11 Cases.

HH. Good-Faith Solicitation—Section 1125(e).

75. The Debtors and their agents have solicited and tabulated votes on the Plan and have participated in the activities described in section 1125 of the Bankruptcy Code fairly, in good faith within the meaning of section 1125(e) of the Bankruptcy Code. The Released Parties and the Exculpated Parties have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code and in compliance with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules in connection with all of their respective activities relating to support of the Plan and Consummation, including, among other things, the issuance of the New Common Equity and the New Preferred Equity, and the solicitation of acceptances of the Plan, as applicable, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and all other applicable protections and rights provided for in the Plan and this Confirmation Order.

II. Satisfaction of Confirmation Requirements.

76. Based on the foregoing, the Plan satisfies the requirements for Confirmation set forth in section 1129 of the Bankruptcy Code.

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JJ. Likelihood of Satisfaction of Conditions Precedent to the Applicable Effective Date.

77. Each of the conditions precedent to the Effective Date, as set forth in Article IX.A of the Plan, has been or is reasonably likely to be satisfied or waived in accordance with Article IX.B of the Plan.

KK. Implementation.

78. All documents necessary to implement the Plan and the Restructuring Transactions contemplated thereby, including those contained in the Plan Supplement, and all other relevant and necessary or desirable documents (including, but not limited to, the Earn Out Agreement, the Exit Facilities Documents, the New Organizational Documents, and the GUC Trust Agreement) have been negotiated in good faith and at arm’s-length and shall, upon completion of documentation and execution, be valid, binding, and enforceable agreements, not avoidable and not in conflict with any federal, state, or foreign Law.

LL. Disclosure of Facts.

79. The Debtors have disclosed all material facts regarding the Plan, including, but not limited to, with respect to the execution of the RSA, issuance of the New Common Equity and the New Preferred Equity and the execution of the Exit Facilities Documents, the GUC Trust Agreement, the Earn Out Agreement, and the New Organizational Documents, prior to the Confirmation Hearing, and the fact that each applicable Debtor will emerge from its Chapter 11 Case as a validly existing corporation, limited liability company, partnership, or other form, as applicable, with separate assets, liabilities, and obligations, as set forth in the Plan.

MM. Good Faith.

80. The Debtors and their respective directors, officers, management, counsel, advisors, and other agents have proposed the Plan in good faith, with the legitimate and honest purpose of maximizing the value of the Estates for the benefit of their stakeholders. The Plan accomplishes this goal. Accordingly, the Debtors or the Reorganized Debtors, as applicable, and their respective officers, directors, and advisors have been acting in good faith, are acting in good faith, and will continue to act in good faith if they proceed to: (a) consummate the Plan, the Restructuring Transactions, and all settlements, transactions, and transfers contemplated thereby; and (b) take the actions authorized and directed by this Confirmation Order and the Plan to reorganize the Debtors’ businesses and effectuate the New Organizational Documents and the other Restructuring Transactions.

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ORDER

IT IS ORDERED, ADJUDGED, DECREED, AND DETERMINED THAT:

81. Findings of Fact and Conclusions of Law. The above findings of fact and conclusions of law, as well as any additional findings of fact and conclusions of law announced by the Bankruptcy Court at the Confirmation Hearing, are hereby incorporated in this Confirmation Order.

82. Confirmation of the Plan. The Plan is approved in its entirety and CONFIRMED under section 1129 of the Bankruptcy Code. The terms of the Plan, including the Plan Supplement, are incorporated by reference into and are an integral part of this Confirmation Order.

83. This Confirmation Order approves the Plan Supplement, including the documents contained therein, as they may be amended through and including the Effective Date in accordance with and as permitted by the Plan, subject to the consent rights therein and in the RSA, and in all other Definitive Documents. The terms of the Plan, the Plan Supplement, and the exhibits thereto are incorporated herein by reference and are an integral part of this Confirmation Order; provided that, if there is any direct conflict between the terms of the Plan (including the Plan Supplement) and the terms of this Confirmation Order, the terms of this Confirmation Order shall control solely to the extent of such conflict.

84. Objections Overruled. All objections, statements, joinders, and reservations of rights pertaining to Confirmation that have not been withdrawn, waived, or settled before entry of this Confirmation Order are hereby OVERRULED and DENIED on the merits (except in connection with unresolved objections to the extent solely related to Cure amounts arising under assumed Executory Contracts). If there is any dispute regarding any Cure, the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” within the meaning of section 365 of the Bankruptcy Code, or any other matter pertaining to assumption or assumption and assignment, such dispute shall be determined in accordance with the terms set forth in Article V.C of the Plan.

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85. All objections to Confirmation not Filed and served prior to the Objection Deadline set forth in the Confirmation Hearing Notice, if any, are deemed waived and shall not be considered by the Bankruptcy Court. All parties have had a full and fair opportunity to litigate all issues raised or that might have been raised in the objections to Confirmation of the Plan, and the objections have been fully and fairly litigated or resolved, including by agreed-upon provisions as set forth in this Confirmation Order. All withdrawn objections are deemed withdrawn with prejudice.

86. Omission of Reference to Potential Plan Provisions. The failure to specifically include or refer to any particular article, section, or provision of the Plan or the Plan Supplement in this Confirmation Order shall not diminish or impair the effectiveness of such article, section, or provision, it being the intent of this Bankruptcy Court that the Plan and any related documents be confirmed and approved in their entirety.

87. Deemed Acceptance of Plan. In accordance with section 1126 of the Bankruptcy Code and Bankruptcy Rule 3019, all Holders of Claims and Interests who voted to accept the Plan or who are conclusively presumed to accept the Plan are deemed to have accepted the Plan.

88. No Action Required. Under section 1142(b) of the Bankruptcy Code and any other comparable provisions under applicable Law, no action of the respective directors, equity holders, managers, or members of any of the Debtors is required to authorize any of the Debtors or the Reorganized Debtors, as applicable, to enter into, execute, deliver, File, adopt, amend, restate, consummate, or effectuate, as the case may be, the Plan, the Restructuring Transactions, and any contract, assignment, certificate, instrument, or other document to be executed, delivered, adopted, or amended in connection with the implementation of the Plan, including the Exit Facilities, the Earn Out Agreement, the GUC Trust Agreement, the New Organizational Documents, and the appointment and election of the members of the New Board and the officers, directors, and/or managers of each of the Reorganized Debtors, as applicable.

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89. Subject to the terms of Article IV of the Plan, the Debtors, the Reorganized Debtors, and the GUC Trustee, as applicable, are also authorized from and after the date of entry of this Confirmation Order to negotiate, execute, issue, deliver, implement, File, or record any contract, instrument, release, or other agreement or document, or take any action necessary or appropriate to implement the transactions contemplated by the Plan.

90. Binding Effect. Subject to Article IX.A of the Plan and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and the Restructuring Transactions (and any documents related or ancillary thereto, including any Liens and security interests and, for the avoidance of doubt, the documents and instruments contained in the Plan Supplement) shall be immediately effective and enforceable and not subject to avoidance or other challenge, legal or otherwise, and deemed binding upon the Debtors, the Reorganized Debtors, any and all Holders of Claims or Interests (irrespective of whether Holders of such Claims or Interests have, or are deemed to have, accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.

91. Incorporation by Reference. The terms and provisions of the Plan are incorporated by reference and are an integral part of this Confirmation Order. The terms of the Plan, the Plan Supplement, all exhibits thereto, this Confirmation Order, the Definitive Documents, and all other relevant and necessary documents shall, on and after the Effective Date, be binding in all respects upon, and shall inure to the benefit of, the Debtors, their Estates and their creditors, and their respective successors and assigns, non-Debtor affiliates, any affected third parties, all Holders of Interests, all Holders of any Claims, whether known or unknown, against the Debtors, including, but not limited to, all contract counterparties, leaseholders, Governmental Units, and any trustees, examiners, administrators, responsible officers, estate representatives, or similar Entities for the Debtors, if any, subsequently appointed in any of the Chapter 11 Cases or upon a conversion to chapter 7 under the Bankruptcy Code of any of the Chapter 11 Cases, and each of their respective affiliates, successors, and assigns.

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92. Vesting of Assets in the Reorganized Debtors. Except as otherwise provided in the Plan (including, for the avoidance of doubt, the Plan Supplement, the Restructuring Transactions Steps Memorandum, and the vesting of the GUC Trust Assets into the GUC Trust), or any agreement, instrument, or other document incorporated in, or entered into in connection with or pursuant to, the Plan or Plan Supplement, on the Effective Date, all property in each Estate, all Causes of Action that are not released, waived, or extinguished pursuant to the Plan, and any property acquired by any of the Debtors pursuant to the Plan shall vest in each respective Reorganized Debtor, and/or any successors, assigns, or transferees of the applicable Debtors or Reorganized Debtors, including in connection with the Restructuring Transactions, free and clear of all Liens, Claims, charges, Causes of Action, or other encumbrances and interests. On and after the Effective Date, except as otherwise provided herein or in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules in all respects.

93. After the Effective Date, a certified copy of this Confirmation Order may be filed with the appropriate clerk or recorded with the recorder of any federal, state, province, county, or local authority, whether foreign or domestic, to act to effectuate the transfer of all property in each Estate (with the exception of the GUC Trust Assets transferred or issued to the GUC Trust and governed by the Plan and the GUC Trust Agreement) to the Reorganized Debtors, vesting the Reorganized Debtors with all right, title, and interest of the Debtors to the property in each Estate, free and clear of all Liens, Claims, Interests, and other encumbrances of record.

94. Effectiveness of All Actions. All actions contemplated by the Plan, including all actions contemplated by or in connection with the Exit Facilities, the New Organizational Documents, the GUC Trust Agreement, the Earn Out Agreement, and any other Definitive Documents, are hereby effective and authorized to be taken on, prior to, or after the Effective Date, as applicable, under this Confirmation Order, without further application to, or order of the Bankruptcy Court, or further action by the respective officers, directors, managers, members, or equity holders of the Debtors or the Reorganized Debtors and with the effect that such actions had been deemed taken by unanimous action of such officers, directors, managers, members, or equity holders.

95. Release, Exculpation, Discharge, and Injunction Provisions. The release, exculpation, discharge, and injunction provisions embodied in the Plan, including for the avoidance of doubt, those contained in Article VIII.A–F of the Plan, are incorporated herein in their entirety, are hereby approved and authorized in their entirety, and shall be immediately effective and binding on the Effective Date on all Persons and Entities to the extent provided in the Plan, without further notice to, order of, or action by this Bankruptcy Court.

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96. Preservation of Causes of Action. Except as otherwise provided in the Plan, this Confirmation Order, or in any contract, instrument, release, or other agreement entered into or delivered in connection with the Plan, in accordance with section 1123(b)(3) of the Bankruptcy Code, each Reorganized Debtor shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action of the Debtors whether arising before or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, and, as applicable, the Reorganized Debtors’ rights to commence, prosecute, or settle such retained Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date or any other provision of the Plan to the contrary, other than the Causes of Action previously released by the Debtors under the DIP Orders or released by the Debtors pursuant to the releases and exculpations contained in the Plan, including in Article VIII thereof, which shall be deemed released and waived by the Debtors and the Reorganized Debtors as of the Effective Date.

97. Executory Contracts and Unexpired Leases. The provisions governing the treatment of Executory Contracts and Unexpired Leases set forth in Article V of the Plan (including the procedures regarding the resolution of any and all disputes concerning the assumption, assumption and assignment, Cure, or rejection, as applicable, of such Executory Contracts and Unexpired Leases) shall be, and hereby are, approved in their entirety.

98. For the avoidance of doubt, on the Effective Date, except as otherwise provided in the Plan or this Confirmation Order, all Executory Contracts or Unexpired Leases shall be deemed assumed by the applicable Reorganized Debtor, in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than those that: (a) are identified on the Schedule of Rejected Executory Contracts and Unexpired Leases; (b) previously expired or terminated pursuant to their own terms; (c) have been previously assumed or rejected by the Debtors pursuant to a Final Order; (d) are the subject of a motion to reject that is pending on the Effective Date; or (e) have an ordered or requested effective date of rejection that is after the Effective Date.

99. For the avoidance of doubt, unless otherwise provided in the Plan, and subject to Article V and Article IV.D thereof, the Reorganized Debtors shall: (a) assume the Assumed Agreements; and (b) assume and/or honor in the ordinary course of business any contracts, agreements, policies, programs, and plans, in accordance with their respective terms, for compensation, including any incentive plans, retention plans, health care benefits, disability benefits, deferred compensation benefits, savings, severance benefits, retirement benefits, welfare benefits, workers’ compensation insurance, supplemental executive retirement plans, change-in-control agreements, and accidental death and dismemberment insurance for the directors, officers, and employees of any of the Debtors who served in such capacity on or after the effective date of the RSA.

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100. Unless a party to an Executory Contract or Unexpired Lease has objected no later than the objection deadline specified in the Plan to the Cure amounts and any assumption or assumption and assignment of such Executory Contract or Unexpired Lease identified in the Plan Supplement and any amendments thereto, as applicable, the Debtors or the Reorganized Debtors, as applicable, shall pay such Cure amounts in accordance with the terms of the Plan or as otherwise agreed to between the Debtors and the counterparty to each such assumed or assumed and assigned Executory Contract or Unexpired Lease. The assumption or assumption and assignment of any Executory Contract or Unexpired Lease, pursuant to the Plan or otherwise, shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including relating to such assumption and assignment, defaults of provisions relating to any anti-assignment provisions or restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption or assumption and assignment. Any disputed Cure amounts shall be determined in accordance with the procedures set forth in Article V.C of the Plan and applicable bankruptcy and nonbankruptcy law. For the avoidance of doubt, any Executory Contract or Unexpired Lease assumed or assumed and assigned pursuant to the Plan or otherwise may not be terminated on account of such assumption or assumption and assignment or on account of the Plan, the transactions contemplated therein, or any change of control or ownership interest composition that may occur at any time before or on the Effective Date. Each Executory Contract or Unexpired Lease assumed or assumed and assigned pursuant to the Plan shall revest in, and be fully enforceable by, the applicable Reorganized Debtors in accordance with its terms, including in accordance with any amendments executed by the Debtors and the counterparties to the applicable Executory Contract or Unexpired Lease during these Chapter 11 Cases and effective upon the assumption by the Debtors, except as modified by the provisions of the Plan, this Confirmation Order, or any order of this Bankruptcy Court authorizing and providing for its assumption; provided that, prior to the Effective Date and in connection with such assumption, any such terms that are rendered unenforceable by the provisions of the Plan or the Bankruptcy Code shall remain unenforceable solely in connection therewith.

101. The Debtors’ determinations regarding the assumption, assumption and assignment, or rejection of Executory Contracts and Unexpired Leases are based on and within the sound business judgment of the Debtors, are necessary to the implementation of the Plan, and are in the best interests of the Debtors, their Estates, Holders of Claims or Interests, and other parties in interest in these Chapter 11 Cases. This Confirmation Order shall constitute a Final Order approving the assumptions, assumptions and assignments, and rejections of the Executory Contracts and Unexpired Leases as set forth in the Plan and the Schedule of Assumed Executory Contracts and Unexpired Leases pursuant to sections 365(a) and 1123 of the Bankruptcy Code.

102. Plan Supplement. The Debtors reserve the right to alter, amend, modify, or supplement any document in the Plan Supplement in accordance with the RSA and the Plan at any time before the Effective Date of the Plan or any such other date as may be provided for by the Plan or by order of the Bankruptcy Court.

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103. Restructuring Transactions. Subject to the terms of the RSA and the Plan, the Debtors or Reorganized Debtors, as applicable, are hereby authorized, immediately upon entry of this Confirmation Order (but subject to the occurrence of the Effective Date), to enter into and take all steps desirable or necessary to effectuate the Restructuring Transactions, the entry into and consummation of the transactions contemplated by the Plan, the Plan Supplement, and the New Organizational Documents, as the same may be modified in accordance with the RSA or the Plan from time to time prior to the Effective Date (including any restructuring transaction steps set forth in the Restructuring Transactions Steps Memorandum or other exhibits to or referred to in the Plan Supplement), and may take any actions as may be necessary or appropriate to effect a corporate restructuring of their respective businesses or a corporate restructuring of the overall corporate structure of the Reorganized Debtors, in each case as and to the extent provided in the Plan. Any transfers of assets, Claims, or equity interests effected or any obligations incurred through the Restructuring Transactions as contemplated by and in accordance with the RSA and the Plan (including the deemed contributions of Claims or the transfers of assets of and/or Claims and Liens against a Debtor or Reorganized Debtor or its property contemplated in the Restructuring Transactions Steps Memorandum) are hereby approved and shall be deemed not to constitute a fraudulent conveyance, fraudulent transfer, or undervalued transaction or any similar avoidable or voidable transaction and shall not otherwise be subject to avoidance, recharacterization, or subordination for any purposes whatsoever and shall not constitute an unfair preference or a preferential transfer, fraudulent conveyance, or any similar avoidable or voidable transaction under the Bankruptcy Code or any applicable Law, whether federal, state, or foreign Law. Except as otherwise provided in the Plan, each Reorganized Debtor shall continue to exist after the Effective Date as a separate corporate Entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, under the applicable Law in the jurisdiction in which such applicable Debtor is incorporated or formed. The Debtors or the Reorganized Debtors, as applicable, are hereby authorized, immediately upon entry of this Confirmation Order, without any further notice to, action by, or the need to seek any third-party consents, corporate approvals, or further approvals of this Bankruptcy Court, to take any and all actions necessary to implement the Restructuring Transactions contemplated by the Restructuring Transactions Steps Memorandum and consistent with the Plan, including the transfers of assets of and/or Claims and Liens against a Debtor or Reorganized Debtor, as applicable, or its property.

104. Cancellation of Existing Securities and Agreements. On the Effective Date, except to the extent otherwise provided in the Plan, this Confirmation Order, or the Final DIP Order, all notes, instruments, certificates, and other documents evidencing Claims or Interests, including credit agreements, warrant agreements, and indentures, shall automatically be deemed cancelled, discharged, and of no further force and effect, and the obligations of the Debtors and any non-Debtor Affiliate thereunder or in any way related thereto shall be deemed satisfied in full, cancelled, discharged, and of no force or effect, and the Agents shall be released from all duties and obligations thereunder. Holders of or parties to such cancelled instruments, certificates, and other documentation will have no rights arising from or relating to such instruments, securities, and other documentation, or the cancellation thereof, except the rights provided for pursuant to the Plan, this Confirmation Order, or the Final DIP Order, to the extent applicable under the respective terms thereof.

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105. Notwithstanding anything to the contrary contained herein, any agreement that governs the rights of the Consenting Stakeholders shall continue in effect for the purposes of allowing (a) the Consenting Stakeholders to enforce their rights against any Person other than any of the Released Parties, pursuant and subject to the terms of the Plan, the DIP Orders, the DIP Documents, or the New CTCI Documents, as applicable, (b) the DIP Agents and CTCI to receive distributions under the Plan and to distribute them to the Holders of the Allowed DIP Claims, in accordance with the terms of the Plan, the DIP Orders, the DIP Documents, or the New CTCI Documents, as applicable, (c) the DIP Agents and CTCI to enforce their rights to payment of fees, expenses, and indemnification obligations, in accordance with the terms of the DIP Orders, the DIP Documents, or the New CTCI Documents, as applicable, and (d) the DIP Agents and CTCI to appear and be heard in these Chapter 11 Cases or in any proceeding in the Bankruptcy Court, including to enforce any obligation under the Plan owed to the DIP Agents, CTCI, or Holders of the Allowed DIP Claims, as applicable.

106. Notwithstanding the foregoing or anything to the contrary herein, any such agreement that governs the rights of the Holder of a Claim or Interest shall continue in effect solely for purposes of, as applicable: (a) enabling Holders of Allowed Claims under such agreements to receive distributions under the Plan as provided therein; and (b) allowing and preserving the rights of the Agents and any other applicable paying agent to (i) make distributions in satisfaction of Allowed Claims under such agreements, (ii) maintain and exercise their respective charging liens against any such distributions, and to preserve any rights of the Agents to payment of fees and expenses as against any distributions to the Holders, including any rights to priority of payment and/or to exercise charging liens (if any) and enforce their rights under such agreement, (iii) seek compensation and reimbursement for any reasonable and documented fees and expenses incurred in making such distributions, (iv) maintain and enforce any right to indemnification, expense reimbursement, contribution, or subrogation or any other claim or entitlement, (v) exercise their rights and obligations relating to the interests of their Holders, and (vi) appear and be heard in these Chapter 11 Cases.

107. Distributions. The procedures governing distributions in Article VI of the Plan shall be, and hereby are, approved in their entirety.

108. Subordination. Pursuant to section 510 of the Bankruptcy Code, the Reorganized Debtors reserve the right to re-classify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

109. Release of Liens. Except as otherwise provided in the DIP Documents, the New CTCI Documents, the Exit Facilities Documents, the Plan, the Confirmation Order, or any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, except for Other Secured Claims that the Debtors elect to Reinstate in accordance with Article III.B.1 of the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns. Any Holder of such Secured Claim (and the applicable agents for such Holder) shall be authorized and directed, at the sole cost and expense of the Reorganized Debtors, to release any collateral or other property of any Debtor (including any Cash Collateral and possessory collateral) held by such Holder (and the applicable agents for such Holder), and to take such actions as may be reasonably requested by the Reorganized Debtors to evidence the release of such Lien, including the execution, delivery, and filing or recording of such releases. The presentation or filing of this Confirmation Order to or with any federal, state, provincial, or local agency or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens.

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110. Exit Facilities. On the Effective Date, the Reorganized Debtors shall enter into the Exit Facilities, the terms of which are or will be set forth in the Exit Facilities Documents. Confirmation of the Plan shall be deemed approval of the Exit Facilities and the Exit Facilities Documents, as applicable, and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, expenses, and other payments provided for therein, and authorization of the Reorganized Debtors to enter into and execute the Exit Facilities Documents and such other documents as may be required to effectuate the treatment afforded by the Exit Facilities. Execution of the Exit Facilities Documents by the applicable Agent shall be deemed to bind all applicable lenders under such documents as if each lender had executed the applicable Exit Facilities Documents with appropriate authorization.

111. On the Effective Date, without need for further notice to, or approval of, this Bankruptcy Court or any other Entity, subject to any applicable consent or approval rights of the Consenting Stakeholders under the Plan and RSA, all of the Liens and security interests to be granted in accordance with the Exit Facilities Documents shall: (a) be deemed to be granted; (b) be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Exit Facilities Documents; (c) be deemed automatically perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the Exit Facilities Documents; (d) not be enjoined or subject to recharacterization, discharge, release, avoidance, impairment, or subordination (equitable or otherwise) for any purposes whatsoever; and (e) not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable nonbankruptcy law. The Reorganized Debtors and the Persons and Entities granted such Liens and security interests shall be authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, federal, or other Law that would be applicable in the absence of the Plan and this Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of this Confirmation Order, and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable Law to give notice of such Liens and security interests to third parties.

[For the avoidance of doubt, it shall be a condition precedent to the Effective Date that the Definitive Documents with respect to the exit financing and provisions of liquidity contemplated in the Confirmation Declarations shall have been executed.]6

[6]	[NTD: To solely include if no signed term sheet on the new money exit by the time of filing.]

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112. New Organizational Documents and the Issuance of New Common Equity and New Preferred Equity. The terms of the New Organizational Documents, attached to the Plan Supplement, as may be amended, restated, amended and restated, supplemented or modified on or before the Effective Date consistent with the RSA and the Plan, are approved in all respects. To the extent any New Organizational Document is not attached to the Plan Supplement as of the entry of this Confirmation Order, such New Organizational Document is approved to the extent it is consistent with this Confirmation Order, the Plan, and the Plan Supplement (including any applicable consent rights set forth therein). The obligations of Reorganized GCEH and the other Reorganized Debtors related thereto will, upon execution, constitute legal, valid, binding, and authorized obligations of each of the Reorganized Debtors, as applicable, enforceable in accordance with their terms and not in contravention of any state, federal, or foreign Law. To the extent applicable, entry of this Confirmation Order shall be deemed approval of the New Organizational Documents and the issuance of New Common Equity and New Preferred Equity contemplated thereunder (in each case, including the transactions and related agreements contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred and fees and expenses to be paid by Reorganized GCEH, and/or any successors, assigns, or transferees of Reorganized GCEH, including in connection with the Restructuring Transactions, as applicable, in connection therewith), to the extent not approved by the Bankruptcy Court previously, and on the Effective Date, without any further action by the Bankruptcy Court or the directors, officers, or equity holders of any of the Reorganized Debtors, each Reorganized Debtor will be and is authorized to enter into the New Organizational Documents and all related documents to which such Reorganized Debtor is contemplated to be a party on the Effective Date.

113. In addition, on the Effective Date, without any further action by the Bankruptcy Court or the directors, officers or equity holders of Reorganized GCEH, Reorganized GCEH will be and is authorized to: (a) execute, deliver, File, and record any other contracts, assignments, certificates, instruments, agreements, guaranties, or other documents executed or delivered in connection with the New Organizational Documents; (b) issue the New Common Equity; (c) issue the New Preferred Equity; (d) perform all of its obligations under the New Organizational Documents; and (e) take all such other actions as any of the responsible officers of Reorganized GCEH may determine are necessary, appropriate, or desirable in connection with the consummation of the transactions contemplated by the New Organizational Documents and for the issuance of the New Common Equity and the New Preferred Equity. Notwithstanding anything to the contrary in this Confirmation Order or Article XI of the Plan, after the Effective Date, any disputes arising under the New Organizational Documents will be governed by the jurisdictional provisions therein. For the avoidance of doubt, any claimant’s acceptance of the New Common Equity or the New Preferred Equity shall be deemed as its agreement to be bound by the New Organizational Documents without the need for execution by any party other than Reorganized GCEH.

114. Issuance of New Common Equity and New Preferred Equity. On or prior to the Effective Date, Reorganized GCEH shall take steps to provide that the New Common Equity and the New Preferred Equity is issued and/or transferred in accordance with the terms of the Plan, this Confirmation Order, the New Organizational Documents, and applicable Law (including applicable Securities Laws).

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115. Establishment of the GUC Trust and Approval of the GUC Trust Agreement. On the Effective Date, the Debtors and the GUC Trustee shall execute the GUC Trust Agreement attached to the Plan Supplement, as may be altered, amended, modified, or supplemented in accordance with the Plan. The GUC Trust Agreement is approved and the Debtors, the Reorganized Debtors, and the GUC Trustee, as applicable, are authorized and directed to execute and perform under the GUC Trust Agreement without further order of the Bankruptcy Court. The GUC Trustee is vested with all of the power and authority set forth in the Plan and the GUC Trust Agreement and otherwise as is necessary and proper to carry out the provisions of the Plan or the GUC Trust Agreement, as applicable.

116. Provisions Regarding the Department of Justice. Subject to the requirements applicable to Governmental Units set forth in the Bar Date Order, nothing in this Confirmation Order or the Plan discharges, releases, precludes, or enjoins the enforcement of: (a) any police or regulatory liability to any Governmental Unit that is not a Claim; (b) any Claim of a Governmental Unit arising on or after the Effective Date; (c) any liability to a Governmental Unit under police or regulatory law, statutes, or regulations that any entity would be subject to as the owner, lessor, lessee, permittee, controller, or operator of property or a facility after the Effective Date, including, but not limited to, liability for contamination, pollution, hazardous or toxic substances, protection of the environment, and impacts on human health, safety, and welfare; or (d) any liability of any non-Debtor to any Governmental Unit. Nothing in this Confirmation Order or the Plan, including Article VIII of the Plan, shall enjoin or otherwise bar a Governmental Unit from asserting or enforcing any liability described in the preceding sentence or affect any setoff or recoupment rights of any Governmental Unit. Nothing in this Confirmation Order or the Plan authorizes the transfer or assignment of any governmental (i) lease, (ii) license, (iii) permit, (iv) registration, (v) authorization, (vi) certification, or (vii) approval, or the discontinuation of any obligation thereunder, without compliance with all applicable legal requirements under non-bankruptcy laws, regulations, and rules (including police or regulatory law or environmental law, or otherwise). For the avoidance of doubt, (A) the Bankruptcy Court retains jurisdiction to determine whether environmental claims asserted by any Governmental Unit or other Entity are discharged or otherwise barred by this Confirmation Order, the Plan, or the Bankruptcy Code (it being understood that nothing in this clause (A) divests any tribunal of any concurrent jurisdiction (if any)), and (B) nothing in this Confirmation Order or the Plan divests any tribunal of any jurisdiction it may have under police or regulatory law to interpret this Confirmation Order or the Plan or to adjudicate any defense asserted thereunder.

117. Provisions Regarding United States Fire Insurance Company. Pursuant to the Plan and section 365 of the Bankruptcy Code, the Debtors hereby assume all of their obligations arising under or related to all surety bonds issued by United States Fire Insurance Company (the “Surety Bonds”) on behalf of the Debtors in connection with certain ongoing regulatory and contractual obligations related to the Debtors’ business operations, including, without limitation, all obligations under any indemnity, collateral, and other agreements (if any) entered into in connection with the Surety Bonds (the “Surety Agreements”). The Surety Bonds and any obligations under the Surety Agreement~~s~~ shall not be discharged, impaired, modified, or otherwise affected by Confirmation of the Plan and shall continue in full force and effect in accordance with their respective terms and applicable nonbankruptcy law. Notwithstanding anything to the contrary in this Confirmation Order, the Plan, or otherwise, the Debtors, the Reorganized Debtors, and the issuers of the Surety Bonds reserve all rights and defenses with respect to any right, claim, interest, or obligation arising under the Surety Bonds or the Surety Agreements.

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118. Provisions Regarding the Texas Comptroller. Notwithstanding anything in the Plan or this Confirmation Order to the contrary, as to the Texas Comptroller of Public Accounts (the “Comptroller”): (a) the Plan shall not release or discharge any entity, other than the Debtors or the Reorganized Debtors, from any liability owed to the Comptroller for a tax debt, including interest and penalties on such tax, provided that this provision is not an admission by any party that any such liability exists; (b) the Comptroller’s setoff rights under section 553 of the Bankruptcy Code are preserved, provided that this provision is not an admission by any party that any such rights exist; (c) the Comptroller’s statutory rights to postpetition and post-Effective Date interest are preserved to the extent permitted by the Bankruptcy Code, provided that, for the avoidance of doubt, the Comptroller is not entitled to postpetition, pre Effective Date interest with respect to any prepetition Claim; and (d) in no event shall the Comptroller be paid in a payment schedule that extends past 60 months of the Petition Date, unless otherwise permitted by applicable Law.

119. If the Reorganized Debtors fail to pay any Allowed Claims of the Comptroller pursuant to the terms of the Plan, and such failure continues for 15 calendar days following receipt of written notice to the Reorganized Debtors of such failure from the Comptroller, the Comptroller may exercise all rights and remedies under applicable nonbankruptcy Law and seek such relief as may be appropriate in the Bankruptcy Court. Notice of such default shall be served by first-class mail upon the Reorganized Debtors, Global Clean Energy Holdings, Inc., 6451 Rosedale Hwy., Bakersfield, CA 93308, Attn: General Counsel. The Reorganized Debtors shall be allowed to cure up to two such defaults. Upon a third default, the Comptroller, at its option, may proceed to collect the remainder of the debt pursuant to, and to the extent provided under, Texas state Law.

120. The Debtors’, the Reorganized Debtors’, and the Comptroller’s rights and defenses under the Bankruptcy Code and Texas state Law with respect to the foregoing are fully preserved.

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121. Provisions Regarding Chevron. Notwithstanding anything to the contrary in this Confirmation Order, the Plan, or any other document or order related to these Chapter 11 Cases (including with respect to each of the foregoing any schedules, attachments, exhibits, or other documents referenced), this paragraph (including all bullets and subsections below) (the “Chevron Paragraph”) shall govern, and to the extent of any inconsistencies between the Chevron Paragraph and any of the foregoing, the Chevron Paragraph shall control, with respect to Chevron U.S.A. Inc. and its affiliates and/or subsidiaries (collectively, “Chevron”) and the Debtors.

a. Chevron Assumed Contracts. The Executory Contracts assumed pursuant to the Plan include each Executory Contract between Chevron and the Debtors (each as amended, supplemented, or otherwise modified from time to time, the “Chevron Assumed Contracts”), which include: (i) that certain Operating Agreement for the Mojave Spur Pipeline, entered into as of January 29, 1997, by and between a predecessor-in-interest to Chevron and certain Debtor(s) (as successor(s)-in-interest) (the “Operating Agreement”); (ii) that certain Connection Agreement, entered into as of August 1, 2023, by and between Chevron, Bakersfield Renewable Fuels, LLC, and any other parties thereto (the “Connection Agreement”); (iii) that certain Reimbursement and Aid in Construction Agreement, entered into as of April 22, 2022, by and between Chevron, Bakersfield Renewable Fuels, LLC, and any other parties thereto (the “Reimbursement Agreement”); (iv) that certain Ownership Agreement for the Mojave Spur Pipeline, entered into as of June 1, 2022, by and between Chevron, Bakersfield Renewable Fuels, LLC, and any other parties thereto (the “Ownership Agreement”); and (v) that certain Operational Balancing Agreement, entered into as of November 1, 2023, by and between Chevron and Bakersfield Renewable Fuels, LLC (the “Balancing Agreement”).

b. Chevron Consent Rights. For the avoidance of doubt, to the extent that the Chevron Assumed Contracts include consent rights, rights of first refusal, rights of first offer, or other preferential rights to purchase, and/or similar rights restricting the sale, conveyance, transfer, encumbrance, and/or assignment of (i) any of the Chevron Assumed Contracts, (ii) any rights thereunder, and (iii) any of the assets that are the subject of the Chevron Assumed Contracts (collectively, the “Chevron Consent Rights”), such rights are reserved, preserved, and are not waived or impaired with respect to any future transaction. Notwithstanding the Chevron Consent Rights or any other provision in the Chevron Assumed Contracts, however, Chevron does not assert any Chevron Consent Rights with regard to the Plan, including, but not limited to, the Restructuring Transactions contemplated thereby or the assumption of the Chevron Assumed Contracts pursuant to the Plan.

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c. Assumption of the Chevron Assumed Contracts. Upon the later of (i) the Effective Date or (ii) payment of the Cure owed, if any, in connection with each such Chevron Assumed Contract, the Chevron Assumed Contracts are assumed by the Debtors in accordance with section 365 of the Bankruptcy Code, as of the Effective Date. Upon the occurrence of the Effective Date, the Reorganized Debtors and Chevron shall continue to have and perform the obligations under the Chevron Assumed Contracts in accordance with their terms. Subject to section 365(e) of the Bankruptcy Code, in connection with these Chapter 11 Cases, all rights and claims of the parties under the Chevron Assumed Contracts are expressly preserved and nothing in, about, or related to these Chapter 11 Cases (including, without limitation, this Confirmation Order, any other document or order related to these Chapter 11 Cases, the Plan, or any schedules, attachments, exhibits, or other documents referenced in any of the foregoing) shall prevent the parties from maintaining, asserting, or pursuing any right, claim, remedy, or defense against Chevron or the Reorganized Debtors, as applicable, arising under or related to the Chevron Assumed Contracts (including, without limitation, any audit rights, or claims arising from any audit, indemnification, and/or setoff/recoupment rights), provided, however, that the foregoing shall not apply to any known monetary defaults by the Debtors under the Chevron Assumed Contracts subject to section 365(b) of the Bankruptcy Code that were included as part of the Cure with respect to the Chevron Assumed Agreements.

d. Cure Amount. Chevron and the Debtors shall promptly reconcile the amounts, if any, owed as Cure for each Chevron Assumed Contract (the “Chevron Cure”). Chevron’s rights with respect to the Chevron Cure are fully preserved, including with respect to seeking adjudication of any dispute with respect to the Chevron Cure from this Bankruptcy Court. Any and all amounts under the Chevron Assumed Contracts that have accrued, but are not yet due, as of the Effective Date shall be paid in the ordinary course pursuant to the terms of such contracts.

e. No Release by Chevron. Except as expressly provided in this Chevron Paragraph and notwithstanding anything to the contrary in this Confirmation Order, the Plan, any other document or order related to these Chapter 11 Cases, or any schedules, attachments, exhibits, or other documents referenced in any of the foregoing, no Entity is released, nor does Chevron consent to any such release, from any right, claim, remedy, defense, or Cause of Action of Chevron. For clarity, Chevron hereby opts out of any releases set forth in in the Plan, including, but not limited to, Article VIII.D of the Plan, and Chevron shall not be a “Releasing Party” nor a “Released Party” under the Plan.

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122. Provisions Regarding Personal Injury Claimants. With respect to the Claims and/or Causes of Action asserted by Andre Murphy, Juan Mendoza, Roberto Cadena, Jr., Michael Mootry, and Manuel Perez (collectively, the “PI Claimants,” and such asserted Claims and/or Causes of Action, the “PI Claims”) against the applicable Debtors in the action captioned Murphy v. Global Clean Energy Holdings, Inc., Case No. BCV-24-102744, currently pending in the Superior Court of the State of California, County of Kern (the “PI Action”), the PI Claims, if any, shall be deemed General Unsecured Claims, and nothing in the Plan or this Confirmation Order shall (a) be a finding that (i) liquidates the PI Claims, if any, or (ii) limits the amount that may be recovered from any available insurance policy that provides coverage with respect to the PI Claims, if any, subject to the provisions of any such insurance policies and applicable Law, (b) be construed to limit, extinguish, or diminish the insurance coverage that may exist that provides coverage with respect to the PI Claims, if any, or (c) preclude the PI Claimants from seeking or obtaining recovery from available insurance, if any.  Notwithstanding anything to the contrary in this Confirmation Order, the Plan, or section 362 of the Bankruptcy Code, upon the Effective Date (or, if earlier, one month after the entry of this Confirmation Order), the PI Claimants shall be allowed to proceed to resume the PI Action in order to litigate and liquidate the PI Claims to final judgment or settlement in the PI Action (including any appellate proceedings and collection proceedings); provided that any recovery on account of such PI Claims, if any, shall be limited to any available insurance proceeds (including primary and excess insurance coverage), if any, and as General Unsecured Claims in these Chapter 11 Cases, to the extent Allowed. For the avoidance of doubt, nothing in this Confirmation Order or the Plan shall, with respect to a final judgment in the PI Action, give any insurance carrier any defense as to coverage that does not otherwise exist under applicable non-bankruptcy law, and no such carrier may rely on this Confirmation Order or the Plan to assert any defense or avoidance of any coverage of a final judgment or settlement in the PI Action. The PI Claimants are hereby deemed to have opted out of the Third-Party Releases set forth in the Plan, and no PI Claimant shall be a “Releasing Party” or a “Released Party” under the Plan.  Nothing in this paragraph shall be deemed an admission as to the amount, basis for, nature, validity, priority, or enforceability of the PI Claims, and the Debtors, the Reorganized Debtors, and the GUC Trustee, as applicable, reserve (i) all rights and defenses with respect thereto and (ii) the ability to object to the PI Claims on any basis. For the avoidance of doubt and notwithstanding anything to the contrary in this paragraph, (A) the Reorganized Debtors shall have no liability on account of the PI Claims, if any, (B) the PI Claimants are barred from seeking any recovery on account of the PI Claims against the Reorganized Debtors, and (C) nothing in this paragraph shall be construed to permit any action that would result in any liability to the Reorganized Debtors.

123. Provisions Regarding Certain Litigation Against CTCI and the Debtors. Notwithstanding anything to the contrary in this Confirmation Order or the Plan (including, without limitation, the Plan Supplement or other documents and agreements entered into by CTCI in anticipation of or connection with or related to the Restructuring Transactions), CTCI shall have all rights, claims, privileges, and arguments to pursue or continue to pursue, as applicable, compensation for indemnification rights, if any, against the Debtors including, without limitation, with respect to the PI Action solely to the extent of available insurance coverage and any proceeds thereof; provided, however, that the Debtors and the Reorganized Debtors shall not be (a) personally liable for any amounts awarded in any such proceeding, (b) required to participate in any such proceeding, or (c) required to pay any self-insured retention, deductible, or any similar amounts under any applicable insurance policy in order to facilitate the availability of any related proceeds thereof; provided, further, that any such available insurance coverage and any proceeds thereof are not, and shall not be deemed to be, a payment, distribution, recovery, or other satisfaction for, related to, or on account of (i) any Claim of CTCI against the Debtors or (ii) any prepetition, postpetition, or post-Effective Date obligations of the Debtors or Reorganized Debtors to CTCI or any other party.

124. Provision Regarding Docket Nos. 105, 300, 309, 319, 326, and 330. Mr. David Costaglio shall not be a “Releasing Party” nor a “Released Party” under the Plan.

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125. Compromise of Controversies. In consideration for the distributions and other benefits, including releases, provided under the Plan, the provisions of the Plan constitute a good-faith compromise and settlement of all Claims, Interests, and controversies resolved under the Plan, and the entry of this Confirmation Order constitutes approval of such compromise and settlement under Bankruptcy Rule 9019.

126. Indemnification Provisions. All Indemnification Provisions in place as of the Effective Date (whether in the bylaws, certificates of incorporation, other formation documents, board resolutions, or contracts) for the benefit of current and former members of any Governing Body, directors, officers, managers, employees, attorneys, other professionals, and respective agents of, or acting on behalf of, any of the Debtors (collectively, the “Covered Persons”) (a) shall be Reinstated, remain intact and irrevocable, and shall survive the Effective Date on terms no less favorable to such current and former members of any Governing Body, directors, officers, managers, employees, attorneys, other professionals, and respective agents of, or acting on behalf of, any of the Debtors than the Indemnification Provisions in place prior to the Effective Date, and (b) shall be assumed by the Reorganized Debtors.

127. Notwithstanding anything in the Plan to the contrary, effective as of the Effective Date, the Reorganized Debtors shall be deemed to have assumed all unexpired D&O Liability Insurance Policies with respect to the Debtors’ directors, managers, officers, and employees serving on or before the Petition Date pursuant to section 365(a) of the Bankruptcy Code, and entry of this Confirmation Order will constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ assumption of each of the unexpired D&O Liability Insurance Policies. Notwithstanding anything to the contrary contained in the Plan, this Confirmation Order shall not discharge, impair, or otherwise modify any indemnity obligations that the Debtors or Reorganized Debtors owe to the Covered Persons and that are assumed by the foregoing assumption of the D&O Liability Insurance Policies, and each such indemnity obligation that the Debtors or the Reorganized Debtors owe to the Covered Persons will be deemed and treated as an Executory Contract that has been assumed by the Reorganized Debtors under the Plan as to which no Proof of Claim need be Filed. Any Claim arising under or related to the D&O Liability Insurance Policies held by a party that is not a Covered Person is a General Unsecured Claim and shall be treated in accordance with the Plan.

128. Authorization to Consummate. The Debtors are authorized to consummate the Plan after the entry of this Confirmation Order subject to satisfaction or waiver (by the required parties) of the conditions precedent to Consummation set forth in Article IX of the Plan.

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129. Professional Compensation. All requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses incurred prior to the Confirmation Date must be Filed no later than 45 days after the Effective Date. The Bankruptcy Court shall determine the Allowed amounts of such Professional Fee Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Court. The Reorganized Debtors shall pay Professional Fee Claims in Cash in the amount the Bankruptcy Court allows, including from the Professional Fee Escrow Account, which the Reorganized Debtors will establish in trust for the Professionals and fund such account with Cash equal to the Professional Fee Amount on the Effective Date. The Professional Fee Escrow Account shall be maintained in trust solely for the Professionals. Such funds shall not be considered property of the Estates of the Debtors or the Reorganized Debtors. To the extent that funds held in the Professional Fee Escrow Account are insufficient to satisfy the amount of Professional Fee Claims owing to Professionals, such Professionals shall have an Allowed Administrative Claim for any such deficiency, which shall be satisfied in accordance with Article II.A of the Plan.

130. The amount of Professional Fee Claims owing to the Professionals shall be paid in Cash to such Professionals by the Reorganized Debtors from the Professional Fee Escrow Account as soon as reasonably practicable after such Professional Fee Claims are Allowed. When all such Allowed amounts owing to Professionals have been paid in full, any remaining amount in the Professional Fee Escrow Account shall promptly be paid to the Reorganized Debtors without any further action or order of the Bankruptcy Court.

131. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors or the Reorganized Debtors, as applicable, may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

132. Certain Securities Law Matters. Pursuant to section 1145 of the Bankruptcy Code and in reliance on the exemption set forth therein, the offering, issuance, and distribution of New Common Equity and New Preferred Equity shall be exempt from, among other things, the registration and prospectus delivery requirements of section five of the Securities Act and any other applicable federal, state, local, or other Law requiring registration prior to the offering, issuance, distribution, or sale of securities. Such shares of New Common Equity and New Preferred Equity issued in reliance on the exemption set forth in section 1145 of the Bankruptcy Code (a) will not be “restricted securities” as defined in rule 144(a)(3) under the Securities Act and (b) will be freely tradable and transferable in the United States by each recipient thereof that (i) is an entity that is not an “underwriter” as defined in section 1145(b)(1) of the Bankruptcy Code, (ii) is not an “affiliate” of the Debtors as defined in Rule 144(a)(1) under the Securities Act, (iii) has not been such an “affiliate” within 90 days of the time of the transfer, and (iv) has not acquired such securities from an “affiliate” within one year of the time of transfer. Notwithstanding the foregoing, the shares of New Common Equity and New Preferred Equity issued in reliance on the exemption set forth in section 1145 of the Bankruptcy Code will remain subject to compliance with applicable securities laws and any rules and regulations of the SEC, if any, applicable at the time of any future transfer of such securities and subject to any restrictions in the New Organizational Documents.

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133. To the extent the exemption provided under section 1145 of the Bankruptcy Code is unavailable for the issuance of any shares of New Common Equity or New Preferred Equity under the Plan, such shares will instead be issued in reliance on section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, Regulation S under the Securities Act, and/or other available exemptions from registration. Any such shares of New Common Equity or New Preferred Equity will be considered “restricted securities” as defined by Rule 144 of the Securities Act and may not be resold under the Securities Act and applicable state or local securities Laws absent an effective registration statement, or pursuant to an applicable exemption from registration, under the Securities Act and pursuant to applicable securities Laws.

134. Should the Reorganized Debtors elect, on or after the Effective Date, to reflect any ownership of the securities issued pursuant to the Plan through the facilities of the DTC, the Reorganized Debtors need not provide to DTC any further evidence other than the Plan or this Confirmation Order with respect to the treatment of the securities to be issued under the Plan under applicable securities laws. DTC shall be required to accept and conclusively rely upon the Plan and this Confirmation Order in lieu of a legal opinion regarding whether the securities to be issued under the Plan are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services. Notwithstanding anything to the contrary in the Plan, no Entity (including, for the avoidance of doubt, DTC) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the securities to be issued under the Plan are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

135. Cooperation by the DTC. The DTC, and any participants and intermediaries, shall fully cooperate and facilitate distributions, as applicable, pursuant to the Plan. The DTC and any transfer agent shall be required to accept and conclusively rely upon the Plan or this Confirmation Order in lieu of a legal opinion regarding whether the New Common Equity and the New Preferred Equity are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

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136. Section 1146(a) Exemption. To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under the Plan or pursuant to: (a) the issuance, Reinstatement, distribution, transfer, or exchange of any debt, Equity Security, or other interest in the Debtors or the Reorganized Debtors, as applicable, including the New Common Equity, the New Preferred Equity, and the Exit Facilities; (b) the Restructuring Transactions; (c) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (d) the making, assignment, or recording of any lease or sublease; (e) the grant of collateral as security pursuant to the Plan; (f) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan; or (g) the Committee Settlement shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and upon entry of this Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(c) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

137. Documents, Mortgages, and Instruments. This Confirmation Order is, and shall be, binding upon and shall govern the acts of all Persons or Entities including, without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal and state officials, and corresponding officials in all applicable jurisdictions, both foreign and domestic, and all other Persons and Entities who may be required, by operation of Law, the duties of their office, or contract, to accept, file, register, or otherwise record or release any document or instrument. Each and every federal, state, local, and foreign government agency is hereby directed to accept any and all documents and instruments necessary, useful, advisable, or appropriate (including financing statements under the applicable uniform commercial code) to effectuate, implement, and consummate the transactions contemplated by the Plan, including the Restructuring Transactions, and this Confirmation Order and, to the extent such Persons or Entities are not identified by the Debtors or Reorganized Debtors, as applicable, after reasonable due inquiry, the Debtors or Reorganized Debtors, as applicable, shall be granted power of attorney to sign on behalf of such Person or Entity.

138. Continued Effect of Stays and Injunction. Unless otherwise provided in the Plan or this Confirmation Order, all injunctions or stays in effect in these Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court that is in existence upon entry of this Confirmation Order shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or this Confirmation Order shall remain in full force and effect in accordance with their terms.

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139. Nonseverability of Plan Provisions Upon Confirmation. Each term and provision of the Plan is: (a) valid and enforceable pursuant to its terms; (b) integral to the Plan and may not be deleted or modified without the Debtors’ or Reorganized Debtors’ consent, as applicable; provided that this clause (b) shall not impair any consent rights in the RSA related thereto; and (c) nonseverable and mutually dependent.

140. Post-Confirmation Modifications. In accordance with Article X.A of the Plan, without need for further order or authorization of the Bankruptcy Court, the Debtors or the Reorganized Debtors, as applicable, are authorized and empowered to make any and all modifications to any and all documents that are necessary or desirable to effectuate the Plan and the Restructuring Transactions contemplated therein, in each case that are consistent with the Plan, subject to any applicable consents or consultation rights set forth in the Plan or in such documents. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code, Bankruptcy Rule 3019, and those restrictions on modifications set forth in the RSA and the Plan, the Debtors expressly reserve their respective rights to revoke or withdraw, or to alter, amend, or modify the Plan with respect to such Debtor, one or more times after Confirmation (but, for the avoidance of doubt, before the Effective Date), and, to the extent necessary, may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or this Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan. Any such modification or supplement shall be considered a modification of the Plan and shall be made in accordance with Article X.A of the Plan.

141. Applicable Nonbankruptcy Law. The provisions of this Confirmation Order, the Plan and related documents, and any amendments or modifications thereto shall apply and be enforceable notwithstanding any otherwise applicable federal, state, or foreign Law.

142. Waiver of Filings. Any requirement under section 521 of the Bankruptcy Code or Bankruptcy Rule 1007 obligating the Debtors to File any list, schedule, or statement with the Bankruptcy Court or the U.S. Trustee is permanently waived as to any such list, schedule, or statement not Filed as of the Confirmation Date.

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143. Governmental Approvals Not Required. This Confirmation Order shall constitute all approvals and consents required, if any, by the Laws, rules, or regulations of any state, federal, or other governmental authority, with respect to the dissemination, implementation, or Consummation of the Plan and the Disclosure Statement, any certifications, documents, instruments, or agreements, and any amendments or modifications thereto, and any other acts referred to in, or contemplated by, the Plan and the Disclosure Statement, including the documents contained in the Plan Supplement, the implementation and consummation of the Restructuring Transactions, and any other documents that are necessary or desirable to implement or consummate the Restructuring Transactions.

144. Reporting. After entry of this Confirmation Order, the Debtors or Reorganized Debtors, as applicable, shall have no obligation to File with the Bankruptcy Court, serve on any parties, or otherwise provide any party with any other report that the Debtors or Reorganized Debtors, as applicable, were obligated to provide under the Bankruptcy Code or an order of the Bankruptcy Court, including obligations to provide any reports to any parties otherwise required under the “first” and “second” day orders entered in these Chapter 11 Cases; provided that the Debtors, Reorganized Debtors, or the GUC Trustee, as applicable, will comply with the U.S. Trustee’s quarterly reporting requirements. From the Confirmation Date through the Effective Date, the Debtors will File such reports as are required under the Bankruptcy Local Rules.

145. Notices of Confirmation and Effective Date. The Reorganized Debtors shall cause service of the notice of entry of this Confirmation Order and the occurrence of the Effective Date, substantially in the form attached hereto as Exhibit B (as may be revised to the applicable Debtors, the “Notice of Effective Date”), to be provided in accordance with Bankruptcy Rules 2002 and 3020(c) on all Holders of Claims and Interests within ten Business Days after the Effective Date or as soon as reasonably practicable thereafter. Notwithstanding the above, no notice of Confirmation or Consummation or service of any kind shall be required to be mailed or made upon any Entity to whom the Debtors mailed notice of the Confirmation Hearing but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address,” “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such Entity, or are otherwise aware, of that Entity’s new address. The Confirmation Hearing Notice, this Confirmation Order, and the Notice of Effective Date are adequate under the particular circumstances of these Chapter 11 Cases, and no other or further notice is necessary.

146. Failure of Consummation. If Consummation does not occur for a Debtor, the Plan and the findings in this Confirmation Order shall be null and void in all respects as to such Debtor, and nothing contained in the Plan or the Disclosure Statement as to such Debtor shall: (a) constitute a waiver or release of any claims (including Claims) by the Debtors, any Holders of Claims or Interests, or any other Entity; (b) prejudice in any manner the rights of the Debtors, any Holders of Claims or Interests, or any other Entity; or (c) constitute an admission, acknowledgement, offer, or undertaking by the Debtors, any Holders of Claims or Interests, or any other Entity.

147. Substantial Consummation. On the Effective Date, the Plan shall be deemed to be substantially consummated under section 1101(2) of the Bankruptcy Code.

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148. Waiver of Fourteen-Day Stay. Notwithstanding Bankruptcy Rule 3020(e) or 6004, this Confirmation Order is effective immediately and not subject to any stay.

149. References to and Omissions of Plan Provisions. References to articles, sections, and provisions of the Plan are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan. The failure to specifically include or to refer to any particular article, section, or provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such article, section, or provision, it being the intent of the Bankruptcy Court that the Plan be confirmed in its entirety, except as expressly modified herein, and incorporated herein by this reference.

150. Headings. Headings utilized herein are for convenience and reference only and do not constitute a part of the Plan or this Confirmation Order for any other purpose.

151. Effect of Conflict. This Confirmation Order supersedes any Bankruptcy Court order issued prior to the Confirmation Date that may be inconsistent with this Confirmation Order. If there is any inconsistency between the terms of the Plan and the terms of this Confirmation Order, the terms of this Confirmation Order govern and control.

152. Final Order. This Confirmation Order is a Final Order and the period in which an appeal must be Filed shall commence upon the entry hereof.

153. Dissolution of Committee. On the Effective Date, the Committee and any other statutory committee appointed in these Chapter 11 Cases shall dissolve and members thereof shall be released and discharged from all rights and duties from or related to these Chapter 11 Cases, except with respect to any continuing confidentiality obligations and any applications for compensation. The Reorganized Debtors shall not be responsible for paying any fees or expenses incurred by the members of or advisors to any statutory committee after the Effective Date.

154. Retention of Jurisdiction. The Bankruptcy Court may properly, and upon the Effective Date shall, to the full extent set forth in the Plan, retain jurisdiction over all matters arising out of, and related to, these Chapter 11 Cases, including the matters set forth in Article XI of the Plan, pursuant to sections 105(a) and 1142 of the Bankruptcy Code. Notwithstanding anything in the Plan or this Confirmation Order to the contrary, this Bankruptcy Court retains jurisdiction to the maximum extent otherwise allowed by Law under the applicable circumstances.

Signed: July 28, 2025

/s/ Alfredo R. Pérez
Alfredo R. Pérez United States Bankruptcy Judge

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Exhibit A

Plan

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

)
In re:	)	Chapter 11
)
Global clean energy	)	Case No. 25-90113 (ARP)
holdings, inc., et al.,[1]	)
)
Debtors.	)	(Jointly Administered)
)

SECOND AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF
GLOBAL CLEAN ENERGY HOLDINGS, INC. AND ITS DEBTOR AFFILIATES

THIS PLAN IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THE INFORMATION IN THIS PLAN IS SUBJECT TO CHANGE. THIS PLAN IS NOT AN OFFER TO SELL ANY SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY ANY SECURITIES.

NORTON ROSE FULBRIGHT US LLP		KIRKLAND & ELLIS LLP
Jason L. Boland (SBT 24040542)		KIRKLAND & ELLIS INTERNATIONAL LLP
Robert B. Bruner (SBT 24062637)		Joshua A. Sussberg, P.C. (admitted pro hac vice)
Julie Harrison (SBT 24092434)		Brian Schartz, P.C. (TX Bar No. 24099361)
Maria Mokrzycka (SBT 24119994)		Ross J. Fiedler (admitted pro hac vice)
1550 Lamar Street, Suite 2000		601 Lexington Avenue
Houston, Texas 77010-3095		New York, New York 10022
Telephone:	(713) 651-5151	Telephone:	(212) 446-4800
Facsimile:	(713) 651-5246	Facsimile:	(212) 446-4900
Email:	jason.boland@nortonrosefulbright.com	Email:	jsussberg@kirkland.com
	bob.bruner@nortonrosefulbright.com		bschartz@kirkland.com
	julie.harrison@nortonrosefulbright.com		ross.fiedler@kirkland.com
maria.mokrzycka@nortonrosefulbright.com
-and-

KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS INTERNATIONAL LLP
Peter A. Candel (admitted pro hac vice)
333 West Wolf Point Plaza
Chicago, Illinois 60654
		Telephone:	(312) 862-2000
		Facsimile:	(312) 862-2200
		Email:	peter.candel@kirkland.com

Co-Counsel to the Debtors		Co-Counsel to the Debtors
and Debtors in Possession		and Debtors in Possession

Dated: July 3, 2025

[1]	A complete list of each of the Debtors in these chapter 11 cases may be obtained on the website of the Debtors’ claims and noticing agent at https://dm.epiq11.com/GCEHoldings. The location of Debtor Global Clean Energy Holdings, Inc.’s principal place of business and the Debtors’ service address in these chapter 11 cases is: 6451 Rosedale Highway, Bakersfield, California 93308.

TABLE OF CONTENTS

Article I. DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, AND GOVERNING LAW		1
A.	Defined Terms.	1
B.	Rules of Interpretation.	16
C.	Computation of Time.	16
D.	Governing Law.	16
E.	Reference to Monetary Figures.	17
F.	Reference to the Debtors or the Reorganized Debtors.	17
G.	Nonconsolidated Plan.	17
H.	Controlling Document.	17
I.	Consultation, Notice, Information, and Consent Rights.	17

Article II. ADMINISTRATIVE CLAIMS, PRIORITY CLAIMS, AND RESTRUCTURING EXPENSES		18
A.	Administrative Claims.	18
B.	DIP Claims.	18
C.	Professional Fee Claims.	19
D.	Priority Tax Claims.	19
E.	Payment of Restructuring Expenses.	20

Article III. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS		20
A.	Classification of Claims and Interests.	20
B.	Treatment of Claims and Interests.	21
C.	Special Provision Governing Unimpaired Claims.	24
D.	Elimination of Vacant Classes.	24
E.	Voting Classes, Presumed Acceptance by Non-Voting Classes.	25
F.	Intercompany Interests.	25
G.	Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code.	25
H.	Controversy Concerning Impairment.	25
I.	Subordinated Claims.	25

Article IV. MEANS FOR IMPLEMENTATION OF THE PLAN		26
A.	General Settlement of Claims and Interests.	26
B.	Restructuring Transactions.	26
C.	Director, Officer, and Manager Liability Insurance.	26
D.	Employment Obligations.	27
E.	Cancellation of Notes, Instruments, Certificates, and Other Documents.	27
F.	Section 1146 Exemption.	27
G.	The GUC Trust.	28
H.	The Reorganized Debtors.	30
I.	Sources of Consideration for Plan Distributions.	31
J.	Private Company.	32
K.	Corporate Existence.	32
L.	Vesting of Assets in the Reorganized Debtors.	33
M.	Corporate Action.	33
N.	New Organizational Documents.	33
O.	Directors and Officers of the Reorganized Debtors.	33
P.	Effectuating Documents; Further Transactions.	34
Q.	Certain Securities Law Matters.	34
R.	Preservation of Causes of Action.	35
S.	Closing the Chapter 11 Cases.	35

Article V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		36
A.	Assumption and Rejection of Executory Contracts and Unexpired Leases.	36
B.	Claims Based on Rejection of Executory Contracts or Unexpired Leases.	37
C.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases.	37
D.	Preexisting Obligations to the Debtors Under Executory Contracts and Unexpired Leases.	38
E.	Insurance Policies.	38
F.	Modifications, Amendments, Supplements, Restatements, or Other Agreements.	38
G.	Indemnification Provisions.	38
H.	Reservation of Rights.	38
I.	Nonoccurrence of Effective Date.	38
J.	Contracts and Leases Entered Into After the Petition Date.	38

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Article VI. PROVISIONS GOVERNING DISTRIBUTIONS		39
A.	Timing and Calculation of Amounts to Be Distributed.	39
B.	Disbursing Agent.	39
C.	Rights and Powers of Disbursing Agent.	39
D.	Delivery of Distributions and Undeliverable or Unclaimed Distributions.	40
E.	Manner of Payment.	41
F.	Compliance with Tax Requirements.	41
G.	Allocations.	41
H.	No Postpetition Interest on Claims.	41
I.	Foreign Currency Exchange Rate.	42
J.	Setoffs and Recoupment.	42
K.	Claims Paid or Payable by Third Parties.	42

Article VII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS		43
A.	Allowance of Claims.	43
B.	Claims Administration Responsibilities.	43
C.	Disputed Claims Process.	43
D.	Disputed Claims Reserve	43
E.	Estimation of Claims and Interests.	44
F.	Adjustment to Claims or Interests without Objection.	44
G.	Disallowance of Claims or Interests.	44
H.	No Distributions Pending Allowance.	45
I.	Distributions After Allowance.	45

Article VIII. SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS		45
A.	Discharge of Claims and Termination of Interests.	45
B.	Release of Liens.	45
C.	Releases by the Debtors.	46
D.	Releases by the Releasing Parties.	47
E.	Exculpation.	48
F.	Injunction.	49
G.	Protections Against Discriminatory Treatment.	49
H.	Document Retention.	50
I.	Reimbursement or Contribution.	50

Article IX. CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN		50
A.	Conditions Precedent to the Effective Date.	50
B.	Waiver of Conditions.	51
C.	Effect of Failure of Conditions.	51
D.	Substantial Consummation.	51

Article X. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN		52
A.	Modification and Amendments.	52
B.	Effect of Confirmation on Modifications.	52
C.	Revocation or Withdrawal of Plan.	52

Article XI. RETENTION OF JURISDICTION		52

Article XII. MISCELLANEOUS PROVISIONS		54
A.	Immediate Binding Effect.	54
B.	Additional Documents.	54
C.	Payment of Statutory Fees.	54
D.	Statutory Committee and Cessation of Fee and Expense Payment.	55
E.	Reservation of Rights.	55
F.	Successors and Assigns.	55
G.	Notices.	55
H.	Term of Injunctions or Stays.	58
I.	Entire Agreement.	58
J.	Exhibits.	58
K.	Nonseverability of Plan Provisions.	58
L.	Votes Solicited in Good Faith.	58
M.	Waiver or Estoppel.	58

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INTRODUCTION

Global Clean Energy Holdings, Inc. and the other above-captioned debtors and debtors in possession (collectively, the “Debtors”) propose this Plan for the resolution of the outstanding Claims against and Interests in the Debtors pursuant to chapter 11 of the Bankruptcy Code. Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in Article I.A. Although proposed jointly for administrative purposes, the Plan constitutes a separate Plan for each Debtor for the resolution of outstanding Claims and Interests pursuant to the Bankruptcy Code. Holders of Claims against or Interests in the Debtors may refer to the Disclosure Statement for a discussion of the Debtors’ history, businesses, assets, results of operations, historical financial information, and projections of future operations, as well as a summary and description of this Plan, the Restructuring Transactions, various risk factors associated therewith, and certain related matters. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code.

ALL HOLDERS OF CLAIMS AGAINST OR INTERESTS IN THE DEBTORS, TO THE EXTENT APPLICABLE, ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

Article I.
DEFINED TERMS, RULES OF INTERPRETATION,
COMPUTATION OF TIME, AND GOVERNING LAW

A. Defined Terms.

As used in this Plan, capitalized terms have the meanings set forth below.

1. “Administrative Claim” means a Claim incurred on or after the Petition Date and before the Effective Date for costs and expenses of administration of the Estates under sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred on or after the Petition Date and before the Effective Date of preserving the Estates and operating the businesses of the Debtors; (b) Allowed Professional Fee Claims; and (c) all fees and charges assessed against the Estates under chapter 123 of title 28 of the United States Code, 28 U.S.C. §§ 1911-1930.

2. “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code as if such Entity was a debtor in a case under the Bankruptcy Code.

3. “Agents” means, collectively, the Prepetition RCF Agent, the Prepetition Term Loan Agent, and the DIP Agents.

4. “Allowed” means, with respect to a Claim or Interest, any Claim or Interest (or portion thereof) against any Debtor that (a) is not Disputed within the applicable period of time, if any, fixed by the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, (b) is allowed, compromised, settled, or otherwise resolved pursuant to the terms of the Plan, in any stipulation that is approved by a Final Order of the Bankruptcy Court, or pursuant to any contract, instrument, indenture, or other agreement entered into or assumed in connection herewith, or (c) has been allowed by a Final Order of the Bankruptcy Court.  For the avoidance of doubt, any Claim or Interest (or portion thereof) that has been disallowed pursuant to a Final Order shall not be an “Allowed” Claim.

5. “Assumed Agreements” means those certain employment agreements with the individuals set forth on Exhibit E to the Restructuring Term Sheet.

6. “Avoidance Actions” means any and all actual or potential avoidance, recovery, subordination, or other Claims, Causes of Action, or remedies that may be brought by or on behalf of the Debtors or their Estates or other authorized parties in interest under the Bankruptcy Code or applicable non-bankruptcy law, including Claims, Causes of Action, or remedies under sections 502, 510, 542, 544, 545, 547 through 553, and 724(a) of the Bankruptcy Code or under similar or related local, state, federal, or foreign statutes and common law, including fraudulent transfer laws.

7. “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as amended.

8. “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas.

9. “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure promulgated under section 2075 of the Judicial Code and the general, local, and chambers rules of the Bankruptcy Court, including the Procedures for Complex Cases in the Southern District of Texas.

10. “Bar Date Order” means the Order (I) Establishing Deadlines for the Filing of Proofs of Claim, (II) Approving the Form and Manner of Notice Thereof, (III) Approving the Form and Manner for Filing Proofs of Claim, and (IV) Granting Related Relief [Docket No. 155] (as amended, modified, or supplemented from time to time in accordance with the terms thereof).

11. “Business Day” means any day, other than a Saturday, Sunday, or “legal holiday” (as defined in Bankruptcy Rule 9006(a)), or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York.

12. “Cash” or “$” means cash and cash equivalents, including bank deposits, checks, and other similar items in legal tender of the United States of America.

13. “Cash Collateral” has the meaning set forth in section 363(a) of the Bankruptcy Code.

14. “Causes of Action” means, collectively, any and all Claims, Interests, damages, remedies, causes of action, demands, rights (including rights to payment), actions, controversies, proceedings, agreements, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, Liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, whether arising before, on, or after the Petition Date, in contract, tort, Law, equity, or otherwise. “Causes of Action” also includes: (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by Law or in equity; (b) the right to object to or otherwise contest Claims or Interests; (c) Claims pursuant to section 362 or chapter 5 of the Bankruptcy Code; (d) such Claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any avoidance actions arising under chapter 5 of the Bankruptcy Code or under similar local, state, federal, or foreign statutes and common Law, including fraudulent transfer Laws.

15. “CCI Claims” means Claims arising under or in connection with that certain revised letter agreement, dated as of December 8, 2024 (as amended, modified, amended and restated, or supplemented from time to time consistent with the terms thereof), by and among Castleton Commodities Merchant Trading, L.P. and GCEH.

16. “Chapter 11 Cases” means (a) when used with reference to a particular Debtor, the case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court, and (b) when used with reference to all the Debtors, the procedurally consolidated chapter 11 cases pending for the Debtors in the Bankruptcy Court.

17. “Claim” means any claim, as defined in section 101(5) of the Bankruptcy Code, against any of the Debtors.

18. “Claims and Noticing Agent” means Epiq Corporate Restructuring, LLC, the claims, noticing, and solicitation agent retained by the Debtors in the Chapter 11 Cases by Bankruptcy Court order.

19. “Claims Bar Date” means the applicable deadline by which Proofs of Claim must be Filed, as established by (a) the Bar Date Order, (b) a Final Order of the Bankruptcy Court, or (c) the Plan.

20. “Claims Register” means the official register of Claims and Interests in the Debtors maintained by the Claims and Noticing Agent.

21. “Class” means a class of Claims or Interests as set forth in Article III hereof pursuant to section 1122(a) of the Bankruptcy Code.

22. “Class B Purchase Agreement” means that certain Purchase Agreement, dated as of April 16, 2025, by and among Agribody Technologies, Inc., BKRF HCB, LLC, and the Class B Members signatories thereto as sellers.

23. “CM/ECF” means the Bankruptcy Court’s Case Management and Electronic Case Filing system.

24. “Committee” means the official committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102(a) of the Bankruptcy Code, on April 28, 2025, as set forth in The United States Trustee’s Notice of Appointment of Committee of Unsecured Creditors [Docket Nos. 85 and 87] and as may be reconstituted from time to time.

25. “Committee Settlement” means the settlement agreed to by the Debtors, the Consenting Stakeholders, and the Committee as set forth in the Committee Settlement Term Sheet, and incorporated into this Plan (subject to the terms hereof).

26. “Common Holders” has the meaning set forth in the Governance Term Sheet.

27. “Committee Settlement Term Sheet” means the term sheet memorializing the Committee Settlement, attached hereto as Exhibit A.

28. “Confirmation” means the Bankruptcy Court’s entry of the Confirmation Order on the docket of the Chapter 11 Cases.

29. “Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases, within the meaning of Bankruptcy Rules 5003 and 9021.

30. “Confirmation Hearing” means the hearing held by the Bankruptcy Court on Confirmation of the Plan, pursuant to Bankruptcy Rule 3020(b)(2) and sections 1128 and 1129 of the Bankruptcy Code, as such hearing may be continued from time to time.

31. “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

32. “Consenting RCF Lender Advisors” means Sidley Austin LLP, as legal counsel to the Consenting RCF Lenders and the Prepetition RCF Agent.

33. “Consenting RCF Lenders” has the meaning set forth in the RSA.

34. “Consenting Stakeholders” means, collectively, the Consenting Term Loan Lenders, the Consenting RCF Lenders, and CTCI.

35. “Consenting Term Loan Lender Advisors” means (a) Latham & Watkins LLP, as legal counsel, (b) Hunton Andrews Kurth LLP, as local counsel, (c) Matthew Crisp, as consultant, and (d) Perella Weinberg Partners LP, as investment banker to the Consenting Term Loan Lenders and the Prepetition Term Loan Agent.

36. “Consenting Term Loan Lenders” has the meaning set forth in the RSA.

37. “Consumer Price Index” means the Consumer Price Index published from time to time by the Bureau of Labor Statistics of the United States Department of Labor, U.S. City Average, All Items and Major Group Figures for Urban Wage Earners and Clerical Workers, or any successor or substitute index promulgated by the Bureau of Labor Statistics of the United States Department of Labor.

38. “Consummation” means the occurrence of the Effective Date.

39. “Critical Vendors Motion” means the Debtors’ Emergency Motion for Entry of Interim and Final Orders (I) Authorizing the Debtors to Pay Certain Prepetition Claims of (A) 503(b)(9) Claimants, (B) Lien Claimants, (C) Certain Vendors, and (D) USDA Grant Vendors, (II) Confirming Administrative Expense Priority of Outstanding Orders, and (III) Granting Related Relief [Docket No. 8].

40. “CTCI” means CTCI Americas, Inc.

41. “CTCI Advisors” means, collectively, (a) Davis Wright Tremaine LLP and Haynes and Boone, LLP as legal counsel, and (b) BDO Capital Advisors, LLC, as financial advisor.

42. “Cure” means all amounts, including an amount of $0, required to cure any monetary defaults under any Executory Contract or Unexpired Lease (or such lesser amount as may be agreed upon by the parties under an Executory Contract or Unexpired Lease) that is to be assumed by the Debtors pursuant to sections 365 or 1123 of the Bankruptcy Code.

43. “D&O Liability Insurance Policies” means all insurance policies (including any “tail policy”) maintained by or for the benefit of the Debtors for liabilities against any of the Debtors’ current or former directors, managers, and officers, and all agreements, documents or instruments relating thereto.

44. “Debtor Release” means the release set forth in Article VIII.C.

45. “Debtors” means, collectively, each of the following: Global Clean Energy Holdings, Inc.; GCE Holdings Acquisitions, LLC; Rosedale FinanceCo LLC; BKRF HCB, LLC; BKRF HCP, LLC; BKRF OCP, LLC; BKRF OCB, LLC; Bakersfield Renewable Fuels, LLC; Agribody Technologies, Inc.; Sustainable Oils, Inc.; GCE International Development, LLC; GCE Texas, LLC; GCEH Ventures, LLC; GCEH CS Acquisition, LLC; and GCE Operating Company, LLC.

46. “Definitive Documents” has the meaning set forth in the RSA.

47. “DIP Agents” means, collectively, the DIP RCF Agent and the DIP Term Loan Agent.

48. “DIP Claims” means any Claim held by (a) the DIP Lenders or the DIP Agents arising under or relating to the DIP Credit Agreements or the DIP Orders on account of funding the DIP Facilities, including any and all fees, interest paid in kind, and accrued but unpaid interest and fees arising under the DIP Facilities, the DIP Credit Agreements, or the other DIP Documents and (b) CTCI arising under or relating to the New CTCI Agreement or the DIP Orders, including any and all amounts arising under the New CTCI Documents subject to the limitations set forth therein.

49. “DIP Credit Agreements” means, collectively, the DIP Term Loan Credit Agreement and the DIP RCF Credit Agreement.

50. “DIP Documents” means, collectively, the DIP Term Loan Documents and the DIP RCF Documents.

51. “DIP Facilities” means, collectively, the DIP Term Loan Facility and the DIP RCF Facility.

52. “DIP Lenders” means, collectively, the DIP Term Loan Lenders and the DIP RCF Lenders.

53. “DIP Orders” means, as applicable, the interim and final orders of the Bankruptcy Court approving, among other things, the terms of the DIP Facilities, each of which shall be in form and substance acceptable to the Required Consenting Stakeholders and consistent with the DIP Credit Agreements, the priority of certain Claims under the New CTCI Agreement as set forth in the New CTCI Documents, the Debtors’ entry into the DIP Documents and the New CTCI Documents, and the use of Cash collateral.

54. “DIP RCF Agent” means Vitol Americas Corp., as the administrative agent and collateral agent under the DIP RCF Credit Agreement, including its successors, assigns, or any replacement agent appointed pursuant to the terms of the DIP RCF Credit Agreement.

55. “DIP RCF Claims” means any Claim held by the DIP RCF Lenders or the DIP RCF Agent arising under or relating to the DIP RCF Credit Agreement or the DIP Orders on account of funding the DIP RCF Facility, including any and all fees, interests paid in kind, and accrued but unpaid interest and fees arising under the DIP RCF Facility, the DIP RCF Credit Agreement, or the other DIP RCF Documents.

56. “DIP RCF Credit Agreement” means that certain super-senior secured debtor-in-possession loan and security agreement, dated as of April 16, 2025, by and among the Debtors, the DIP RCF Agent, and the DIP RCF Lenders party thereto, setting forth the terms and conditions of the DIP RCF Facility.

57. “DIP RCF Documents” means, collectively, the DIP RCF Credit Agreement, any amendments, modifications, or supplements to the foregoing, including, but not limited to, any related notes, certificates, agreements, security agreements, documents, or instruments (including any amendments, restatements, supplements, or modifications of any of the foregoing) related to or executed in connection therewith, and the Prepetition SOA and Prepetition SSA and related guarantees, in each case, which shall be in form and substance acceptable to the DIP RCF Secured Parties.

58. “DIP RCF Facility” means a $100,000,000 super-senior, secured debtor-in-possession revolving financing facility to be provided to the Debtors by the Consenting RCF Lenders on the terms and conditions set forth in the DIP RCF Term Sheet, the DIP RCF Documents, the DIP Orders, and on other terms and conditions to be agreed upon by the Debtors and the DIP RCF Lenders, which terms shall be reasonably acceptable to the Required Consenting Term Loan Lenders, consistent with the DIP RCF Documents and including, on and after the Petition Date, the Prepetition SOA and Prepetition SSA.

59. “DIP RCF Lenders” means the lenders under the DIP RCF Credit Agreement.

60. “DIP RCF Secured Parties” means Vitol, in its capacity as a party under the Prepetition SOA and Prepetition SSA, the DIP RCF Lenders, and the DIP RCF Agent.

61. “DIP RCF Term Sheet” means the term sheet setting forth the terms and conditions of the DIP RCF Facility, attached to the Restructuring Term Sheet as Exhibit A-1, together with any exhibits and appendices annexed thereto, each of which shall be in form and substance acceptable to the DIP RCF Secured Parties.

62. “DIP Term Loan Agent” means Orion Energy Partners TP Agent, LLC, as the administrative agent and collateral agent under the DIP Term Loan Credit Agreement, including its successors, assigns, or any replacement agent appointed pursuant to the terms of the DIP Term Loan Credit Agreement.

63. “DIP Term Loan Claims” means any Claim held by the DIP Term Loan Lenders or the DIP Term Loan Agent arising under or relating to the DIP Term Loan Credit Agreement or the DIP Orders on account of funding the DIP Term Loan Facility, including any and all fees, interest paid in kind, accrued but unpaid interest, premiums, and fees arising under the DIP Term Loan Facility, the DIP Term Loan Credit Agreement, or the other DIP Term Loan Documents.

64. “DIP Term Loan Credit Agreement” means that certain super-senior secured debtor-in-possession loan and security agreement, dated as of April 16, 2025, by and among the Debtors, the DIP Term Loan Agent, and the DIP Term Loan Lenders party thereto.

65. “DIP Term Loan Documents” means, collectively, the DIP Term Loan Credit Agreement and any amendments, modifications, or supplements to the foregoing, including, but not limited to, any related notes, certificates, agreements, security agreements, documents, or instruments (including any amendments, restatements, supplements, or modifications of any of the foregoing), and other documentation necessary to effectuate the incurrence of the DIP Term Loan Facility.

66. “DIP Term Loan Facility” means the $75,000,000, super-senior, secured debtor-in-possession term loan financing facility to be provided to the Debtors on the terms and conditions set forth in the DIP Term Loan Term Sheet, the DIP Term Loan Documents, the DIP Orders, and on other terms and conditions to be agreed upon by the Debtors and the DIP Term Loan Lenders consistent with the DIP Term Loan Documents.

67. “DIP Term Loan Lenders” means the lenders under the DIP Term Loan Credit Agreement.

68. “DIP Term Loan Term Sheet” means the term sheet setting forth the terms and conditions of the DIP Term Loan Facility, attached to the Restructuring Term Sheet as Exhibit A-2, together with any exhibits and appendices annexed thereto.

69. “Disbursing Agent” means, as applicable, (a) the Reorganized Debtors or any Entity the Reorganized Debtors select to make or to facilitate distributions in accordance with the Plan, which Entity may include the Claims and Noticing Agent, and (b) the GUC Trustee.

70. “Disclosure Statement” means the Disclosure Statement for the Joint Chapter 11 Plan of Reorganization of Global Clean Energy Holdings, Inc. and Its Debtor Affiliates [Docket No. 22], as amended by the Disclosure Statement for the Amended Joint Chapter 11 Plan of Reorganization of Global Clean Energy Holdings, Inc. and Its Debtor Affiliates [Docket No. 215-1] (as may be further amended, supplemented, or modified from time to time in accordance with the terms thereof), including all exhibits and schedules thereto, that is prepared and distributed in accordance with the Bankruptcy Code, the Bankruptcy Rules, and any other applicable law.

71. “Disputed” means, as to a Claim or an Interest, a Claim or an Interest (or a portion thereof): (a) that is not Allowed; (b) that is not disallowed under the Plan, the Bankruptcy Code, or a Final Order, as applicable; and (c) with respect to which a party in interest has filed a Proof of Claim or otherwise made a written request to a Debtor for payment, without any further notice to or action, order, or approval of the Bankruptcy Court.

72. “Disputed Claims Reserve” means a reserve of Cash or other consideration in the Disputed Claims Reserve Amount that may be funded from the GUC Trust Assets after the Effective Date pursuant to Article VIII.

73. “Disputed Claims Reserve Amount” means the amount of Cash or other consideration determined by the GUC Trustee to be held in the Disputed Claims Reserve on account of Disputed General Unsecured Claims.

74. “Distribution Record Date” means the record date for purposes of making distributions under the Plan on account of Allowed Claims, which date shall be the Confirmation Date or such other date as specified in the Confirmation Order; provided that, to the extent Holders of the Debtors’ publicly-traded securities are entitled to receive a distribution under the Plan, the Distribution Record Date shall not apply to any of the Debtors’ publicly-traded securities deposited with DTC, and such Holders shall receive a distribution in accordance with the customary procedures of DTC used in connection with such distributions.

75. “DTC” means The Depository Trust Company.

76. “Earn Out Agreement” means the agreement that sets forth the applicable Reorganized Debtor’s obligations with respect to the Earn Out Amount, which agreement shall be in form and substance reasonably acceptable to the Debtors, the Consenting Stakeholders, and the Committee.

77. “Earn Out Amount” means, collectively, (a) annual cash payments equal to 5% of the excess consolidated Gross Margin of the Reorganized Debtors over and above the Reorganized Debtors’ projected consolidated Gross Margin for the applicable calendar year (as projected, where applicable, in the Financial Projections (as defined in, and attached to, the Disclosure Statement)), payable each calendar year through 2030 as set forth herein and in the Earn Out Agreement and (b) the Sale Earn Out Amount; provided that the Earn Out Amount shall be further detailed in and subject to the terms of the Earn Out Agreement.

78. “Earn Out Cap” means the amount of (a) Allowed General Unsecured Claims remaining after payment of Vendor Distribution Amounts less (b) the GUC Cash; provided that the Earn Out Cap shall increase annually by any percentage increase in the Consumer Price Index for such calendar year plus 1.00% (subject to reduction for Earn Out Amounts paid prior to any date of determination of the Earn Out Cap); provided, however, that such annual increase shall in no event exceed 11.00%; provided, further that the Earn Out Cap shall be further detailed in and subject to the terms of the Earn Out Agreement.

79. “Effective Date” means the date that is the first Business Day after Confirmation on which (a) the Confirmation Order is in effect and not subject to stay; (b) all conditions precedent to the occurrence of the Effective Date set forth in Article IX.A have been satisfied or waived in accordance with Article IX.B; and (c) the Debtors declare the Plan effective. Any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable thereafter.

80. “Employment Obligations” means any existing obligations to employees to be assumed, reinstated, or honored, as applicable, in accordance with the Plan.

81. “Entity” shall have the meaning set forth in section 101(15) of the Bankruptcy Code.

82. “Equity Security” means any equity security, as defined in section 101(16) of the Bankruptcy Code.

83. “Estate” means, as to each Debtor, the estate created for the Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.

84. “Exchange Act” means the Securities Exchange Act of 1934, as amended, 15 U.S.C. §§ 78a et seq., as now in effect or hereafter amended, and the rules and regulations promulgated thereunder.

85. “Exculpated Parties” means, collectively, and in each case in its capacity as such: (a) the Debtors; (b) the independent directors or managers of any Debtor, for conduct within the scope of their duties; and (c) the Committee and each member of the Committee.

86. “Executory Contract” means a contract to which one or more of the Debtors are a party and that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

87. “Exit EPC Claims” means, collectively, the Post-Exit CTCI Senior DIP Payment Obligations, the Subordinated Senior Secured EPC Claims, the Subordinated Secured EPC Claim, and the Subordinated Junior EPC Claim.

88. “Exit EPC Claims Documents” means, collectively, any agreements or documents memorializing the Exit EPC Claims, including any amendments, modifications, and supplements thereto.

89. “Exit Facilities” means, collectively, the Exit RCF Facility, the Exit Term Loan Facilities, and the Exit EPC Claims.

90. “Exit Facilities Documents” means, collectively, the Exit RCF Facility Documents, the Exit Term Loan Facilities Documents, and the Exit EPC Claims Documents.

91. “Exit Facilities Term Sheet” means the term sheet attached to the Restructuring Term Sheet as Exhibit C, together with any exhibits and appendices annexed thereto.

92. “Exit RCF Credit Agreement” means the credit agreement with respect to the Exit RCF Facility, as may be amended, supplemented, or otherwise modified from time to time.

93. “Exit RCF Facility” means that certain $100,000,000 revolving credit facility, supply and offtake agreement, and storage services agreement to be entered into by the applicable Reorganized Debtors on the Effective Date pursuant to the Exit RCF Credit Agreement, the Exit SOA, or the Exit SSA, as applicable, on substantially the same terms as the Prepetition RCF Credit Agreement, the Prepetition SOA, or the Prepetition SSA, as applicable.

94. “Exit RCF Facility Documents” means, collectively, the Exit RCF Credit Agreement and any other agreements or documents memorializing the Exit RCF Facility, including any amendments, modifications, and supplements thereto.

95. “Exit SOA” means the supply and offtake agreement with respect to the Exit RCF Facility, as may be amended, supplemented, or otherwise modified from time to time consistent with the terms thereof, which may be an amended and restated Prepetition SOA.

96. “Exit SSA” means the storage services agreement with respect to the Exit RCF Facility, as may be amended, supplemented, or otherwise modified from time to time consistent with the terms thereof, which may be an amended and restated Prepetition SSA.

97. “Exit Term Loan Credit Agreements” means, collectively, the New Super Senior Exit Term Loan Credit Agreement, the New Senior Secured Term Loan Credit Agreement, the Subordinated Senior Secured Term Loan Credit Agreement, and the Subordinated Junior Term Loan Credit Agreement.

98. “Exit Term Loan Facilities” means, collectively, the New Super Senior Exit Facility, the New Senior Secured Exit Facility, the First Out Subordinated Senior Secured Term Facility, the Second Out Subordinated Secured Term Facility, and the Subordinated Junior Term Facility.

99. “Exit Term Loan Facilities Documents” means, collectively, the Exit Term Loan Credit Agreements and any other agreements or documents memorializing the Exit Term Loan Facilities, including any amendments, modifications, and supplements thereto.

100. “Federal Judgment Rate” means the federal judgment rate in effect as of the Petition Date.

101. “File,” “Filed,” or “Filing” means file, filed, or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases.

102. “Final Order” means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction with respect to the subject matter, that has not been reversed, stayed, modified, or amended, as entered on the docket in any Chapter 11 Case or the docket of any court of competent jurisdiction, and as to which the time to appeal, or seek certiorari or move for a new trial, reargument, or rehearing has expired and no appeal or petition for certiorari or other proceedings for a new trial, reargument, or rehearing has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be timely Filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument, or rehearing has been denied, resulted in no stay pending appeal of such order, or has otherwise been dismissed with prejudice; provided that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be Filed with respect to such order will not preclude such order from being a Final Order.

103. “First Out Subordinated Senior Secured Term Facility” has the meaning set forth in the Exit Facilities Term Sheet.

104. “GCEH” means Debtor Global Clean Energy Holdings, Inc., a company incorporated under the Laws of the State of Delaware.

105. “GCEH Existing Interests” means Interests in GCEH.

106. “General Unsecured Claim” means any unsecured Claim that is not (a) a DIP Claim, (b) an Administrative Claim, (c) a Professional Fee Claim, (d) a Priority Tax Claim, (e) an Other Secured Claim, (f) an Other Priority Claim; (g) a Prepetition RCF Claim; (h) a Prepetition Term Loan Claim; (i) a Prepetition EPC Claim; (j) a Section 510(b) Claim; or (k) an Intercompany Claim. For the avoidance of doubt, General Unsecured Claims include (i) unsecured Claims resulting from the rejection of Executory Contracts and Unexpired Leases, (ii) the Targeted Growth Note Claims, (iii) the CCI Claims, (iv) the payments due to that certain service provider under that certain Professional Services Agreement, dated as of May 22, 2023, (v) the Prepetition Term Loan Deficiency Claim, and (vi) the Prepetition EPC Deficiency Claim.

107. “Governance Term Sheet” means the term sheet attached as Exhibit D to the Restructuring Term Sheet, together with any exhibits and appendices annexed thereto.

108. “Governing Body” means, in each case in its capacity as such, the board of directors, board of managers, manager, general partner, investment committee, special committee, or such similar governing body of any of the Debtors or the Reorganized Debtors, as applicable.

109. “Governmental Unit” means any governmental unit, as defined in section 101(27) of the Bankruptcy Code.

110. “Gross Margin” means, for each applicable calendar year, the gross margin determined in accordance with U.S. generally accepted accounting principles, applied on a basis consistent with prior periods, as presented in the Reorganized Debtors’ audited financial statements; provided that Gross Margin shall be determined in a manner consistent with the methodology utilized to calculate the “Gross Margin” figures set forth in the Financial Projections (as defined in and attached to the Disclosure Statement), and shall otherwise be further detailed in and subject to the terms of the Earn Out Agreement.

111. “GUC Cash” means $10.5 million in Cash; provided that $3 million shall be funded on the Effective Date, with the Reorganized Debtors funding $1.5 million at year-end for years 2026 through 2030, which funding obligation shall be a joint and several obligation of each of the Reorganized Debtors.

112. “GUC Trust” means the trust that shall be established on the Effective Date in accordance with Article IV of the Plan and the GUC Trust Agreement to receive and hold the GUC Trust Assets and administer distributions to Holders of Allowed General Unsecured Claims pursuant to the GUC Trust Agreement and the terms set forth herein.

113. “GUC Trustee” means, in its capacity as such, the Person appointed to administer the GUC Trust, who shall be selected by the Committee in its sole discretion, in accordance with the GUC Trust Agreement.

114. “GUC Trust Agreement” means that certain trust agreement establishing, among other things, the terms and conditions for the creation and operation of the GUC Trust to be entered into on or before the Effective Date, between the Debtors and the GUC Trustee, which agreement shall be in form and substance reasonably acceptable to the Debtors, the Consenting Stakeholders, and the Committee.

115. “GUC Trust Assets” means, collectively, the GUC Cash and the Earn Out Amount.

116. “GUC Trust Fees and Expenses” means all reasonable and documented fees, expenses, and costs (including any taxes imposed on or payable by the GUC Trust or in respect of the GUC Trust Assets) incurred by the GUC Trust, including, without limitation, the reasonable and documented fees, expenses, and costs incurred by any professionals retained by the GUC Trust, and any additional amount determined necessary by the GUC Trustee to adequately reserve for the operating expenses of the GUC Trust. The GUC Trust Fees and Expenses shall be exclusively funded from the GUC Trust Assets.

117. “GUC Trust Net Assets” means the GUC Trust Assets less the GUC Trust Fees and Expenses.

118. “Holder” means an Entity holding a Claim or Interest.

119. “Impaired” means “impaired” within the meaning of section 1124 of the Bankruptcy Code.

120. “Indemnification Provisions” means each Debtor’s indemnification provisions currently in place, whether in the respective Debtor’s bylaws, certificates of incorporation, other formation documents, board resolutions, or contracts, for the current and former members of any Governing Body, directors, officers, managers, employees, attorneys, other professionals, and respective agents of, or acting on behalf of, any of the Debtors.

121. “Intercompany Claim” means any Claim against a Debtor held by another Debtor.

122. “Intercompany Interest” means an Interest in a Debtor held by another Debtor.

123. “Interest” means, collectively, (a) any Equity Security, or any other equity or ownership interest (including any such interest in a partnership, limited liability company, or other Entity), in any Debtor, (b) any other rights, options, warrants, stock appreciation rights, phantom stock rights, restricted stock units, redemption rights, repurchase rights, convertible, exercisable or exchangeable securities or other agreements, arrangements, or commitments of any character relating to, or whose value is related to, any such interest or other ownership interest in any Debtor, and (c) any and all Claims that are otherwise determined by the Bankruptcy Court to be an equity interest, including any Claim or debt that is recharacterized as an equity interest or subject to subordination as an equity interest pursuant to section 510(b) of the Bankruptcy Code.

124. “Interim Settlement Agreement” means, that certain Interim Settlement Agreement, effective as of December 18, 2023, by and among BKRF and CTCI (as amended, restated, amended and restated, modified, or supplemented from time to time.

125. “Judicial Code” means title 28 of the United States Code, 28 U.S.C. §§ 1–4001, as amended from time to time.

126. “Law” means any federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation, decree, injunction, order, ruling, assessment, writ, or other legal requirement or judgment, in each case, that is validly adopted, promulgated, issued, or entered by a governmental authority of competent jurisdiction (including the Bankruptcy Court).

127. “Lien” means a lien as defined in section 101(37) of the Bankruptcy Code.

128. “New Board” means the board of directors or similar Governing Body of Reorganized GCEH.

129. “New Common Equity” means the new limited liability company membership units of Reorganized GCEH, issued to Holders of Claims as specifically provided for in the Restructuring Term Sheet and the Plan and as set forth in the Governance Term Sheet.

130. “New CTCI Agreement” means that certain Project Management, Procurement, Construction, Operation and Maintenance Support Agreement, dated April 16, 2025 (as amended, restated, amended and restated, modified, or supplemented from time to time consistent with the terms thereof), by and between Bakersfield Renewable Fuels, LLC, the other Company Parties, and CTCI, attached to the Restructuring Term Sheet as Exhibit B.

131. “New CTCI Documents” means, collectively, the New CTCI Agreement and any other documentation necessary to effectuate the transactions contemplated by the New CTCI Agreement, including, but not limited to, any notes, certificates, agreements, guarantees, security agreements, documents, or instruments (including any amendments, restatements, supplements, or modifications of any of the foregoing).

132. “New Organizational Documents” means the documents providing for governance of Reorganized GCEH and the other Reorganized Debtors, as applicable, including charters, bylaws, operating agreements, or other organizational documents or shareholders’ agreements, as applicable, which shall be consistent with section 1123(a)(6) of the Bankruptcy Code (as applicable).

133. “New Preferred Equity” means the preferred equity in Reorganized GCEH issued in accordance with the Governance Term Sheet.

134. “New Senior Secured Term Loan Credit Agreement” means the credit agreement with respect to the New Senior Secured Term Facility, as may be amended, supplemented, or otherwise modified from time to time consistent with the terms thereof.

135. “New Senior Secured Term Facility” has the meaning set forth in the Exit Facilities Term Sheet.

136. “New Super Senior Exit Facility” has the meaning set forth in the Exit Facilities Term Sheet.

137. “New Super Senior Exit Term Loan Credit Agreement” means the credit agreement with respect to the New Super Senior Exit Facility, as may be amended, supplemented, or otherwise modified from time to time.

138. “Other Priority Claim” means any Claim, other than an Administrative Claim or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

139. “Other Secured Claim” means any Secured Claim against the Debtors other than a DIP Claim, a Priority Tax Claim, a Prepetition RCF Claim, or a Prepetition Term Loan Claim.

140. “Person” has the meaning set forth in section 101(41) of the Bankruptcy Code.

141. “Petition Date” means the date on which the Debtors commenced the Chapter 11 Cases.

142. “Plan” means this Second Amended Joint Chapter 11 Plan of Reorganization of Global Clean Energy Holdings, Inc. and Its Debtor Affiliates (which may be modified, amended, or supplemented from time to time in accordance with the Bankruptcy Code, the Bankruptcy Rules, the RSA, or the terms hereof, as the case may be, and the Plan Supplement, which is incorporated herein by reference).

143. “Plan Distribution” means a payment or distribution to Holders of Allowed Claims, Allowed Interests, or other eligible Entities under and in accordance with the Plan.

144. “Plan Supplement” means the compilation of documents and forms of documents, agreements, schedules, and exhibits to the Plan (in each case, as may be altered, amended, modified, or supplemented from time to time in accordance with the terms hereof and in accordance with the Bankruptcy Code and Bankruptcy Rules) to be Filed by the Debtors prior to the Confirmation Hearing to the extent available, and any additional documents Filed prior to the Effective Date as amendments to the Plan Supplement, including the following, as applicable: (a) the Schedule of Assumed Executory Contracts and Unexpired Leases; (b) the Schedule of Rejected Executory Contracts and Unexpired Leases; (c) the Schedule of Retained Causes of Action; (d) the New Organizational Documents; (e) the Exit Facilities Documents; (f) the Restructuring Transactions Steps Memorandum; (g) the GUC Trust Agreement; (h) the Earn Out Agreement; and (i) to the extent known, the identity of the members of the New Board.

145. “Post-Exit CTCI Senior DIP Payment Obligation” has the meaning set forth in the Exit Facilities Term Sheet.

146. “Prepetition EPC Claims” means all amounts due and owing under the Terminated EPC Agreement and the Interim Settlement Agreement, which amounts, solely for the purposes of the Plan, total $949,318,504.23 as of March 31, 2025, including interest accrued through that date, plus all other obligations, amounts, and expenses arising under or in connection therewith, and with respect to which CTCI recorded a mechanic’s lien on November 25, 2024 under California state Law.

147. “Prepetition EPC Deficiency Claim” means any portion of a Prepetition EPC Claim that is not a Secured Claim.

148. “Prepetition RCF Agent” means Vitol Americas Corp., in its capacity as the administrative and collateral agent under the Prepetition RCF Credit Agreement, including its successors, assigns, or any replacement agent appointed pursuant to the terms of the Prepetition RCF Credit Agreement.

149. “Prepetition RCF Claims” has the meaning set forth in the Restructuring Term Sheet.

150. “Prepetition RCF Credit Agreement” means that certain Credit Agreement, dated June 25, 2024, by and among Bakersfield Renewable Fuels, LLC, a Delaware limited liability company, as borrower, BKRF OCB, LLC, a Delaware limited liability company, as guarantor, BKRF OCP, LLC, a Delaware limited liability company, as guarantor, the lenders party thereto, and Vitol Americas Corp., a Delaware corporation, as the administrative and collateral agent, as may be amended, modified, amended and restated, or otherwise supplemented from time to time consistent with the terms thereof.

151. “Prepetition RCF Facility” means that certain revolving credit facility under the Prepetition Revolver Documents and includes, for the period prior to the Petition Date, the Prepetition SOA and Prepetition SSA.

152. “Prepetition Revolver Documents” means, collectively, the Prepetition RCF Credit Agreement and the related guarantees, security agreements, mortgages, intercreditor agreements, and other security documents.

153. “Prepetition SOA” means that certain Supply and Offtake Agreement, dated as of June 25, 2024, by and among Bakersfield Renewable Fuels, LLC and Vitol Americas Corp. (as amended, restated, amended and restated, modified, or supplemented from time to time consistent with the terms thereof).

154. “Prepetition SSA” means that certain Storage Services Agreement, dated as of June 25, 2024, by and between Bakersfield Renewable Fuels, LLC and Vitol Americas Corp. (as amended, restated, amended and restated, modified, or supplemented from time to time consistent with the terms thereof).

155. “Prepetition Term Loan Agent” means Orion Energy Partners TP Agent, LLC, in its capacity as the administrative and collateral agent under the Prepetition Term Loan Credit Agreement, including its successors, assigns, or any replacement agent appointed pursuant to the terms of the Prepetition Term Loan Credit Agreement.

156. “Prepetition Term Loan Claims” has the meaning set forth in the Restructuring Term Sheet.

157. “Prepetition Term Loan Credit Agreement” means that certain Super Senior Credit Agreement, dated May 4, 2020, by and among BKRF OCB, LLC, a Delaware limited liability company, as borrower, BKRF OCP, LLC, a Delaware limited liability company, as holdings, the lenders party thereto, and Orion Energy Partners TP Agent, LLC, as the administrative and collateral agent, as may be amended, modified, amended and restated, or otherwise supplemented from time to time consistent with the terms thereof.

158. “Prepetition Term Loan Deficiency Claim” means any portion of a Prepetition Term Loan Claim that is not a Secured Claim.

159. “Prepetition Term Loan Facility” means the loans outstanding under the Prepetition Term Loan Credit Agreement.

160. “Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

161. “Pro Rata” means the proportion that an Allowed Claim or an Allowed Interest in a particular Class bears to the aggregate amount of Allowed Claims or Allowed Interests in that Class, unless otherwise indicated.

162. “Professional” means an Entity: (a) employed pursuant to a Bankruptcy Court order in accordance with sections 327, 328, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Confirmation Date, pursuant to sections 327, 328, 329, 330, 331, or 363 of the Bankruptcy Code; or (b) awarded compensation and reimbursement by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

163. “Professional Fee Amount” means the aggregate amount of Professional Fee Claims and other unpaid fees and expenses that the Professionals estimate they have incurred or will incur in rendering services to the Debtors prior to the Effective Date as set forth in Article II.C.

164. “Professional Fee Claim” means any Claim by a Professional for compensation for services rendered or reimbursement of expenses incurred by such Professional through and including the Confirmation Date to the extent such fees and expenses have not been paid pursuant to an order of the Bankruptcy Court. To the extent the Bankruptcy Court denies or reduces by a Final Order any amount of a Professional’s requested fees and expenses, then the amount by which such fees or expenses are reduced or denied shall reduce the applicable Professional Fee Claim.

165. “Professional Fee Escrow Account” means an account funded by the Debtors or the Reorganized Debtors with Cash on the Effective Date in an amount equal to the Professional Fee Amount.

166. “Proof of Claim” means a proof of Claim Filed against any of the Debtors in the Chapter 11 Cases.

167. “Reinstate,” “Reinstated,” or “Reinstatement” means reinstate, reinstated, or reinstatement with respect to Claims and Interests, that the Claim or Interest shall be rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code.

168. “Related Party” means, collectively, with respect to any Entity, each of, and in each case in its capacity as such, such Entity’s current and former directors, managers, officers, committee members, members of any governing body, equityholders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, managed accounts or funds, predecessors, participants, successors, assigns, subsidiaries, Affiliates, partners, limited partners, general partners, principals, members, management companies, fund advisors or managers, employees, agents, trustees, advisory board members, financial advisors, attorneys (including any other attorneys or professionals retained by any current or former director or manager in his or her capacity as director or manager of an Entity), accountants, investment bankers, consultants, representatives, and other professionals and advisors and any such Entity’s respective heirs, executors, estates, and nominees.

169. “Released Parties” means, collectively, and in each case in its capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) the DIP Lenders; (d) the Agents; (e) the Consenting Stakeholders; (f) the Committee and each member of the Committee; (g) all Holders of Claims; (h) all Holders of Interests; (i) each current and former Affiliate of each Entity in clause (a) through the following clause (j); and (j) each Related Party of each Entity in clause (a) through this clause (j); provided, however, that, in each case, an Entity shall not be a Released Party if it: (x) elects to opt out of the Third-Party Release; or (y) timely objects to the Third-Party Release, and such objection is not resolved before Confirmation.

170. “Releasing Parties” means, collectively, and in each case in its capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) the DIP Lenders; (d) the Agents; (e) the Consenting Stakeholders; (f) the Committee and each member of the Committee; (g) all Holders of Claims; (h) all Holders of Interests; (i) each current and former Affiliate of each Entity in clause (a) through the following clause (j); and (j) each Related Party of each Entity in clause (a) through this clause (j); provided, however, that, in each case, an Entity shall not be a Releasing Party if it: (x) elects to opt out of the Third-Party Release; or (y) timely objects to the Third-Party Release and such objection is not resolved before Confirmation.

171. “Reorganized Debtors” means, collectively, some or all of the Debtors as reorganized under the Plan, or any successor or assign thereto, by transfer, merger, consolidation, or otherwise, on or after the Effective Date.

172. “Reorganized GCEH” means GCEH or any successor or assign thereto, by transfer, merger, consolidation, or otherwise, on and after the Effective Date, or a new corporation or limited liability company that will be formed to, among other things, directly or indirectly acquire substantially all of the assets and/or stock of the Debtors and issue the New Common Equity and New Preferred Equity to be distributed pursuant to the Plan.

173. “Required Consenting RCF Lenders” has the meaning set forth in the RSA.

174. “Required Consenting Stakeholders” means, collectively, the Required Consenting RCF Lenders, the Required Consenting Term Loan Lenders, and CTCI.

175. “Required Consenting Term Loan Lenders” has the meaning set forth in the RSA.

176. “Restructuring Expenses” means the reasonable and documented fees and expenses accrued since the inception of their respective engagements related to the Restructuring Transactions (including the Plan) and invoiced and not previously paid by, or on behalf of, the Debtors of the Consenting Term Loan Lender Advisors, the Consenting RCF Lender Advisors, the CTCI Advisors, and counsel to the DIP Agents, in each case, in accordance with any applicable engagement letter of such professional or other agreements signed by the Debtors, including terms agreed to in the DIP Orders, and in each case, without further order of, or application to, the Bankruptcy Court by such consultant or professionals.

177. “Restructuring Term Sheet” means the term sheet attached to the RSA as Exhibit B, together with any exhibits and appendices annexed thereto.

178. “Restructuring Transactions” means the transactions described in Article IV.

179. “Restructuring Transactions Steps Memorandum” means that certain memorandum, as may be amended, supplemented, or otherwise modified from time to time, describing the steps to be carried out to effectuate the Restructuring Transactions, the form of which shall be included in the Plan Supplement.

180. “RSA” means that certain restructuring support agreement, dated as of April 16, 2025 by and among the Debtors and the Consenting Stakeholders, including the Restructuring Term Sheet and all other exhibits thereto, as may be amended, modified, or supplemented from time to time, in accordance with its terms.

181. “Sale Earn Out Amount” means, in the event of a sale of the Reorganized Debtors, 5% of the sale proceeds available to Holders under the Subordinated Junior Term Facility on account of claims thereunder; provided that the Sale Earn Out Amount shall be further detailed in, subject to the terms of, and payable as set forth in, the Earn Out Agreement.

182. “Schedule of Assumed Executory Contracts and Unexpired Leases” means the schedule of Executory Contracts and Unexpired Leases (with proposed Cure amounts) that will be assumed by the Reorganized Debtors, which schedule shall be included in the Plan Supplement, as the same may be amended, modified, or supplemented from time to time.

183. “Schedule of Rejected Executory Contracts and Unexpired Leases” means the schedule of Executory Contracts and Unexpired Leases that will be rejected by the Debtors, which schedule shall be included in the Plan Supplement, as the same may be amended, modified, or supplemented from time to time.

184. “Schedule of Retained Causes of Action” means the schedule of certain retained Causes of Action of the Debtors that are not released, waived, or transferred pursuant to the Plan, which schedule shall be included in the Plan Supplement, as the same may be amended, modified, or supplemented from time to time.

185. “Schedules” means, collectively, the schedules of assets and liabilities, the Schedule of Rejected Executory Contracts and Unexpired Leases, the Schedule of Assumed Executory Contracts and Unexpired Leases, the Schedule of Retained Causes of Action, and the statements of financial affairs Filed by the Debtors pursuant to section 521 of the Bankruptcy Code, including any amendments or supplements thereto.

186. “SEC” means the United States Securities and Exchange Commission.

187. “Section 510(b) Claim” means any Claim subject to subordination pursuant to section 510(b) of the Bankruptcy Code.

188. “Secured Claim” means a Claim: (a) secured by a valid, perfected, and enforceable Lien on collateral to the extent of the value of such collateral, as determined in accordance with section 506(a) of the Bankruptcy Code or (b) subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code to the extent of the amount subject to setoff.

189. “Securities Act” means the Securities Act of 1933, as amended, 15 U.S.C. §§ 77a–77aa, or any similar federal, state, or local law, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder.

190. “Security” means any security, as defined in section 2(a)(1) of the Securities Act.

191. “Subordinated Junior EPC Claim” has the meaning set forth in the Exit Facilities Term Sheet.

192. “Subordinated Junior Term Facility” has the meaning set forth in the Exit Facilities Term Sheet.

193. “Subordinated Junior Term Loan Credit Agreement” means the credit agreement with respect to the Subordinated Junior Term Facility, as may be amended, supplemented, or otherwise modified from time to time.

194. “Subordinated Secured EPC Claim” has the meaning set forth in the Exit Facilities Term Sheet.

195. “Subordinated Senior Secured EPC Claim” has the meaning set forth in the Exit Facilities Term Sheet.

196. “Subordinated Senior Secured Term Loan Credit Agreement” means the credit agreement with respect to the First Out Subordinated Senior Secured Term Facility, as may be amended, supplemented, or otherwise modified from time to time.

197. “Subsidiary Existing Interests” means any third-party Interests in the Debtors (excluding GCEH), including, for the avoidance of doubt, the interests of Delek US Holdings, Inc. under that certain Call Option Agreement, dated as of May 7, 2020, by and among GCEH, Alon Paramount Holdings, Inc., and GCE Holdings Acquisitions, LLC, to the extent such interests are not deemed Section 510(b) Claims.

198. “Takeback Debt” means, collectively, debt under the Subordinated Senior Secured Term Facility, debt under the Subordinated Junior Term Facility, and the Exit EPC Claims, all as apportioned in accordance with the Exit Facilities Term Sheet.

199. “Targeted Growth Note Claims” means any Claims arising under, or in connection with, that certain Demand Promissory Note, dated as of December 31, 2014 (as amended, restated, amended and restated, modified, or supplemented from time to time consistent with the terms thereof), by and among GCEH and Targeted Growth, Inc.

200. “Terminated EPC Agreement” means that certain Turnkey Agreement with a Guaranteed Maximum Price for the Engineering, Procurement, and Construction of the Bakersfield Renewable Fuels Project, dated May 18, 2021 (as amended, restated, amended and restated, modified, or supplemented from time to time consistent with the terms thereof), by and between Bakersfield Renewable Fuels, LLC, as owner, and CTCI, terminated as of October 21, 2024.

201. “Third-Party Release” means the release set forth in Article VIII.D of this Plan.

202. “Trade Claims” has the meaning set forth in the Critical Vendors Motion.

203. “Unexpired Lease” means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

204. “Unimpaired” means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is unimpaired within the meaning of section 1124 of the Bankruptcy Code.

205. “Unsecured Claims Reconciliation Process” means the reconciliation process for General Unsecured Claims conducted primarily by the GUC Trustee.

206. “Vendor Distribution Amount” means the aggregate distribution to Holders of prepetition Trade Claims, pursuant to the relief contemplated by the Critical Vendors Motion, not to exceed $25.9 million in the aggregate (excluding the USDA Grant Claims (as defined in the Critical Vendors Motion)) as described in the Critical Vendors Motion.

B. Rules of Interpretation.

For purposes of this Plan: (1) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (2) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (3) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit, whether or not Filed, having been Filed or to be Filed shall mean that document, schedule, or exhibit, as it may thereafter be amended, modified, or supplemented in accordance with the RSA, the Plan, or the Confirmation Order, as applicable; (4) any reference to an Entity as a Holder of a Claim or Interest includes that Entity’s successors and assigns; (5) unless otherwise specified, all references herein to “Articles” are references to Articles hereof or hereto; (6) unless otherwise specified, all references herein to exhibits are references to exhibits in the Plan Supplement; (7) unless otherwise specified, the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan; (8) subject to the provisions of any contract, certificate of incorporation, by-law, instrument, release, or other agreement or document created or entered into in connection with the Plan, the rights and obligations arising pursuant to the Plan shall be governed by, and construed and enforced in accordance with applicable federal law, including the Bankruptcy Code and Bankruptcy Rules; (9) unless otherwise specified, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation”; (10) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (11) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (12) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; (13) all references to docket numbers of documents Filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (14) all references to statutes, regulations, orders, rules of courts, and the like shall mean as amended from time to time, and as applicable to the Chapter 11 Cases, unless otherwise stated; (15) any immaterial effectuating provisions may be interpreted by the Reorganized Debtors in such a manner that is consistent with the overall purpose and intent of the Plan all without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity, and such interpretation shall be conclusive; (16) all references herein to consent, acceptance, or approval may be conveyed by counsel for the respective parties that have such consent, acceptance, or approval rights, including by electronic mail; (17) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable state limited liability company Laws; and (18) unless otherwise specified, any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable thereafter.

C. Computation of Time.

Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. If the date on which a transaction may occur pursuant to the Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day.

D. Governing Law.

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of New York, without giving effect to the principles of conflict of laws (other than section 5-1401 and section 5-1402 of the New York General Obligations Law), shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control), and corporate governance matters; provided that corporate governance matters relating to the Debtors or the Reorganized Debtors, as applicable, not incorporated or formed in New York shall be governed by the laws of the state of incorporation or formation of the relevant Debtor or the Reorganized Debtors, as applicable.

E. Reference to Monetary Figures.

All references in the Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided herein.

F. Reference to the Debtors or the Reorganized Debtors.

Except as otherwise specifically provided in this Plan to the contrary, references in this Plan to the Debtors or the Reorganized Debtors shall mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires.

G. Nonconsolidated Plan.

Although for purposes of administrative convenience and efficiency this Plan has been Filed as a joint plan for each of the Debtors and presents together Classes of Claims against and Interests in the Debtors, the Plan does not provide for the substantive consolidation of any of the Debtors.

H. Controlling Document.

In the event of an inconsistency between the Plan and the Disclosure Statement, the terms of the Plan shall control in all respects. In the event of an inconsistency between the Plan and the Plan Supplement, the terms of the relevant document or provision in the Plan Supplement (including, for the avoidance of doubt, the Earn Out Agreement) shall control (unless stated otherwise in such Plan Supplement document or in the Confirmation Order). In the event of an inconsistency between the Confirmation Order and the Plan, including the Plan Supplement, the Confirmation Order shall control. In the event of an inconsistency between the Plan and the Committee Settlement Term Sheet, the Plan (including the Plan Supplement) shall control. In the event of an inconsistency between the Plan Supplement (including, for the avoidance of doubt, the Earn Out Agreement) and the Committee Settlement Term Sheet, the terms of the relevant document or provision in the Plan Supplement (including, for the avoidance of doubt, the Earn Out Agreement) shall control.

I. Consultation, Notice, Information, and Consent Rights.

Notwithstanding anything herein to the contrary, all consultation, information, notice, and consent rights of the parties to the RSA, as applicable, and as respectively set forth therein, including, without limitation, with respect to the form and substance of the Plan, all exhibits to the Plan, the Plan Supplement, and all other Definitive Documents, including any amendments, restatements, supplements, or other modifications to such agreements and documents, and any consents, waivers, or other deviations under or from any such documents, shall be incorporated herein by this reference (including to the applicable definitions in Article I.A) and fully enforceable as if stated in full herein until such time as the RSA is terminated in accordance with its terms.

Additionally, notwithstanding anything herein to the contrary (or the absence of a reference herein), the Plan and the Confirmation Order shall be reasonably acceptable to the Committee.

Article II.
ADMINISTRATIVE CLAIMS, PRIORITY CLAIMS, AND RESTRUCTURING EXPENSES

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, DIP Claims, Professional Fee Claims, and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III hereof.

A. Administrative Claims.

Except with respect to Administrative Claims that are Professional Fee Claims, and except to the extent that an Administrative Claim has already been paid during the Chapter 11 Cases or a Holder of such Allowed Administrative Claim and the applicable Debtor(s) agree to less favorable treatment, each Holder of an Allowed Administrative Claim (including claims of the type described in section 503(b)(9) of the Bankruptcy Code) shall be paid in full in Cash: (i) if such Administrative Claim is Allowed on or prior to the Effective Date, on the Effective Date, or as soon as reasonably practicable thereafter (or, if not then due, when such Allowed Administrative Claim is due or as soon as reasonably practicable thereafter); (ii) if such Administrative Claim is not Allowed as of the Effective Date, no later than thirty (30) days after the date on which an order allowing such Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter; (iii) if such Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date, in accordance with the terms and conditions of the particular transaction giving rise to such Allowed Administrative Claim without any further action by the Holder of such Allowed Administrative Claim; (iv) at such time and upon such terms as may be agreed upon by such Holder and the Debtors or Reorganized Debtors, as applicable; or (v) at such time and upon such terms as set forth in an order of the Bankruptcy Court.

B. DIP Claims.

On the Effective Date, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Allowed DIP Claim, each Holder of an Allowed DIP Claim (which shall include interest, fees, and all other amounts due and owing under the DIP Facilities and the New CTCI Documents) shall receive, on account of such Allowed DIP Claim:

(a)	with respect to Allowed DIP Claims on account of the DIP RCF Facility, (i) conversion into the Exit RCF Facility or (ii) such other treatment agreed to by Holders of the DIP RCF Claims (subject to the consent rights set forth in Section 3.02 of the RSA);

(b)	with respect to Allowed DIP Claims on account of the New CTCI Agreement, (i) conversion into the Post-Exit CTCI Senior DIP Payment Obligation or (ii) such other treatment as agreed to by CTCI (subject to the consent rights set forth in Section 3.02 of the RSA); and

(c)	with respect to Allowed DIP Claims on account of the DIP Term Loan Facility, (i) conversion into the New Senior Secured Term Facility or (ii) such other treatment agreed to by holders of DIP Term Loan Claims (subject to the rights set forth in Section 3.02 of the RSA).

Unless and until Allowed DIP Claims are satisfied in accordance with the terms of the Plan, then notwithstanding entry of the Confirmation Order and anything to the contrary in this Plan or the Confirmation Order, (i) none of the DIP Claims shall be discharged, satisfied or released, or otherwise affected in whole or in part, and each of the DIP Claims shall remain outstanding, (ii) none of the Liens securing the DIP Claims shall be deemed to have been waived, released, satisfied, or discharged, in whole or in part, and (iii) neither the DIP Credit Agreements, the New CTCI Agreement, nor any other agreement, instrument, or document executed at any time in connection therewith shall be deemed terminated, discharged, satisfied or released, or otherwise affected in whole or in part, and each such agreement, instrument and document shall remain in effect.

Upon the satisfaction of Allowed DIP Claims in accordance with the terms of the Plan, all Liens and security interests securing the DIP Claims shall be automatically terminated and of no further force and effect without any further notice to or action, order, or approval of the Bankruptcy Court or any other Person or Entity.

C. Professional Fee Claims.

1. Final Fee Applications and Payment of Professional Fee Claims.

All requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses incurred prior to the Confirmation Date must be Filed no later than forty-five (45) days after the Effective Date. The Bankruptcy Court shall determine the Allowed amounts of such Professional Fee Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Court. The Reorganized Debtors shall pay Professional Fee Claims in Cash in the amount the Bankruptcy Court allows, including from the Professional Fee Escrow Account, which the Reorganized Debtors will establish in trust for the Professionals and fund with Cash equal to the Professional Fee Amount on the Effective Date. To the extent that funds held in the Professional Fee Escrow Account are insufficient to satisfy the amount of Professional Fee Claims owing to Professionals, such Professionals shall have an Allowed Administrative Claim for any such deficiency, which shall be satisfied in accordance with Article II.A.

2. Professional Fee Escrow Account.

No later than the Effective Date, the Debtors or the Reorganized Debtors shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Amount. The Professional Fee Escrow Account shall be maintained in trust solely for the Professionals until such time as all Professional Fee Claims have been paid. Such funds shall not be considered property of the Estates of the Debtors or the Reorganized Debtors. The amount of Professional Fee Claims owing to the Professionals shall be paid in Cash to such Professionals by the Reorganized Debtors from the Professional Fee Escrow Account as soon as reasonably practicable after such Professional Fee Claims are Allowed. When all such Allowed amounts owing to Professionals have been paid in full, any remaining amount in the Professional Fee Escrow Account shall promptly be paid to the Reorganized Debtors without any further notice to or action, order, or approval of the Bankruptcy Court.

3. Professional Fee Amount.

Professionals shall reasonably estimate their unpaid Professional Fee Claims and other unpaid fees and expenses incurred in rendering services to the Debtors before and as of the Effective Date, and shall deliver such estimate to the Debtors no later than two (2) Business Days before the Effective Date; provided, however, that such estimate shall not be deemed to limit the amount of the fees and expenses that are the subject of the Professional’s final request for payment of Filed Professional Fee Claims. If a Professional does not provide an estimate, the Debtors or Reorganized Debtors may estimate the unpaid and unbilled fees and expenses of such Professional.

4. Post-Confirmation Fees and Expenses.

Except as otherwise specifically provided in the Plan, from and after the Confirmation Date, the Debtors and the Reorganized Debtors, as applicable, shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to implementation of the Plan and Consummation incurred by the Debtors. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors and the Reorganized Debtors, as applicable, may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

D. Priority Tax Claims.

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, on the Effective Date, each Holder of such Allowed Priority Tax Claim shall be treated in a manner consistent with section 1129(a)(9)(C) of the Bankruptcy Code.

E. Payment of Restructuring Expenses.

The Restructuring Expenses incurred, or estimated to be incurred, up to and including the Effective Date, shall be paid in full in Cash on the Effective Date or as reasonably practicable thereafter (to the extent not previously paid during the course of the Chapter 11 Cases) in accordance with, and subject to, the terms set forth herein, without any requirement to file a fee application with the Bankruptcy Court, without the need for itemized time detail, or without any requirement for Bankruptcy Court review or approval. All Restructuring Expenses to be paid on the Effective Date shall be estimated prior to and as of the Effective Date and such estimates shall be delivered to the Debtors at least two (2) Business Days before the anticipated Effective Date; provided, however, that such estimates shall not be considered an admission or limitation with respect to such Restructuring Expenses. On the Effective Date, final invoices for all Restructuring Expenses incurred prior to and as of the Effective Date shall be submitted to the Debtors. In addition, the Debtors and the Reorganized Debtors, as applicable, shall continue to pay pre- and post-Effective Date, when due and payable in the ordinary course, Restructuring Expenses related to implementation, consummation, and defense of the Plan, whether incurred before, on, or after the Effective Date.

Article III.
CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A. Classification of Claims and Interests.

This Plan constitutes a separate Plan proposed by each Debtor. Except for the Claims addressed in Article II, all Claims and Interests are classified in the Classes set forth below in accordance with sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or an Interest, or any portion thereof, is classified in a particular Class only to the extent that any portion of such Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of such Claim or Interest qualifies within the description of such other Classes. A Claim or an Interest also is classified in a particular Class for the purpose of receiving distributions under the Plan only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date.

The classification of Claims against and Interests in the Debtors pursuant to the Plan is as follows:

Class	Claims and Interests	Status	Voting Rights
Class 1	Other Secured Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
Class 2	Other Priority Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
Class 3	Prepetition RCF Claims	Impaired	Entitled to Vote
Class 4	Prepetition Term Loan Claims	Impaired	Entitled to Vote
Class 5	Prepetition EPC Claims	Impaired	Entitled to Vote
Class 6	General Unsecured Claims	Impaired	Entitled to Vote
Class 7	Section 510(b) Claims	Impaired	Not Entitled to Vote (Deemed to Reject)
Class 8	Intercompany Claims	Unimpaired / Impaired	Not Entitled to Vote (Deemed to Accept or Deemed to Reject)
Class 9	Intercompany Interests	Unimpaired / Impaired	Not Entitled to Vote (Deemed to Accept or Deemed to Reject)
Class 10	GCEH Existing Interests	Impaired	Not Entitled to Vote (Deemed to Reject)
Class 11	Subsidiary Existing Interests	Impaired	Not Entitled to Vote (Deemed to Reject)

B. Treatment of Claims and Interests.

Each Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive under the Plan the treatment described below in full and final satisfaction, settlement, compromise, release, and discharge of and in exchange for such Holder’s Allowed Claim or Allowed Interest. Unless otherwise indicated, the Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive such treatment on the Effective Date or as soon as reasonably practicable thereafter.

1. Class 1 – Other Secured Claims.

(a)	Classification: Class 1 consists of all Other Secured Claims.

(b)	Treatment: On the Effective Date, each Holder of an Allowed Other Secured Claim shall receive, at the option of the applicable Debtor, unless otherwise agreed to by such Holder:

(i)	in full and final satisfaction of such Allowed Other Secured Claim, (A) payment in full in Cash in an amount equal to its Allowed Other Secured Claim or (B) delivery of the collateral securing its Allowed Other Secured Claim;

(ii)	Reinstatement of its Allowed Other Secured Claim; or

(iii)	such other treatment rendering its Allowed Other Secured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

(c)	Voting: Class 1 is Unimpaired under the Plan. Holders of Allowed Other Secured Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Holders of Allowed Other Secured Claims are not entitled to vote to accept or reject the Plan.

2. Class 2 – Other Priority Claims.

(a)	Classification: Class 2 consists of all Other Priority Claims.

(b)	Treatment: On the Effective Date, each Holder of an Allowed Other Priority Claim, in full and final satisfaction of such Allowed Other Priority Claim, unless otherwise agreed to by such Holder, shall be paid in full in Cash on the Effective Date or in the ordinary course of business as and when due, or otherwise receive treatment consistent with the provisions of section 1129(a) of the Bankruptcy Code.

(c)	Voting: Class 2 is Unimpaired under the Plan. Holders of Allowed Other Priority Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Holders of Allowed Other Priority Claims are not entitled to vote to accept or reject the Plan.

3. Class 3 – Prepetition RCF Claims.

(a)	Classification: Class 3 consists of all Prepetition RCF Claims.

(b)	Allowance: On the Effective Date, the Prepetition RCF Claims shall be Allowed in the aggregate principal amount of $39.1 million, plus accrued and unpaid interest on such principal amount through the Effective Date, fees, costs, and other amounts due and owing pursuant to the RCF Credit Agreement, less any such Claims that are converted into DIP Claims.

(c)	Treatment: On the Effective Date, each Holder of an Allowed Prepetition RCF Claim shall receive, in full and final satisfaction of such Allowed Prepetition RCF Claim, unless otherwise agreed by such Holder (subject to the consent rights set forth in Section 3.02 of the RSA), and solely to the extent such Allowed Prepetition RCF Claim is not converted into a DIP Claim, conversion of such Allowed Prepetition RCF Claim into the Exit RCF Facility.

(d)	Voting: Class 3 is Impaired under the Plan. Holders of Allowed Prepetition RCF Claims are entitled to vote to accept or reject the Plan.

4. Class 4 – Prepetition Term Loan Claims.

(a)	Classification: Class 4 consists of all Prepetition Term Loan Claims.

(b)	Allowance: On the Effective Date, the Prepetition Term Loan Claims shall be Allowed in the aggregate amount of $1.283 billion in principal outstanding, accrued and unpaid interest on such principal amount through the Effective Date, fees, costs, premiums, and other amounts due and owing pursuant to the Prepetition Term Loan Credit Agreement.

(c)	Treatment: On the Effective Date, each Holder of an Allowed Prepetition Term Loan Claim shall receive, in full and final satisfaction of such Allowed Prepetition Term Loan Claim, unless otherwise agreed to by such Holder (subject to the consent rights set forth in Section 3.02 of the RSA), and solely to the extent such Allowed Prepetition Term Loan Claim is not converted into a DIP Claim, its Pro Rata share of:

(i)	the Takeback Debt apportioned to Holders of Allowed Prepetition Term Loan Claims, on the terms and conditions set forth in the Exit Facilities Term Sheet;

(ii)	4/9ths (44.4%) of the New Preferred Equity, in accordance with the terms and conditions of the Governance Term Sheet; and

(iii)	100% of the New Common Equity.

(d)	Voting: Class 4 is Impaired under the Plan. Holders of Allowed Prepetition Term Loan Claims are entitled to vote to accept or reject the Plan.

5. Class 5 – Prepetition EPC Claims.

(a)	Classification: Class 5 consists of all Prepetition EPC Claims.

(b)	Allowance: On the Effective Date, the Prepetition EPC Claims shall be allowed in the aggregate amount of $949,318,504.24 as of March 31, 2025, including interest accrued through that date, plus all other obligations, amounts, and expenses arising under or in connection therewith through the Effective Date, fees, costs, and other amounts due an owing pursuant to the Terminated EPC Agreement and the Interim Settlement Agreement.

(c)	Treatment: On the Effective Date, each Holder of an Allowed Prepetition EPC Claim shall receive, in full and final satisfaction of such Allowed Prepetition EPC Claim, unless otherwise agreed to by such Holder (subject to the consent rights set forth in Section 3.02 of the RSA), its Pro Rata share of:

(i)	the Takeback Debt apportioned to Holders of Allowed Prepetition EPC Claims, on the terms and conditions set forth in the Exit Facilities Term Sheet; and

(ii)	5/9ths (55.6%) of the New Preferred Equity, in accordance with the terms and conditions of the Governance Term Sheet.

(d)	Voting: Class 5 is Impaired under the Plan. Holders of Allowed Prepetition EPC Claims are entitled to vote to accept or reject the Plan.

6. Class 6 – General Unsecured Claims.

(a)	Classification: Class 6 consists of all General Unsecured Claims.

(b)	Treatment: On the Effective Date, each Holder of an Allowed General Unsecured Claim shall receive, in full and final satisfaction of such Allowed General Unsecured Claim, unless otherwise agreed to by such Holder (subject to the consent rights set forth in Section 3.02 of the RSA), its Pro Rata share of the beneficial interests of the GUC Trust, entitling such Holder to its Pro Rata share of the GUC Trust Net Assets; provided that, in accordance with the Committee Settlement, the Holders of Allowed Prepetition Term Loan Claims and the Holders of Allowed Prepetition EPC Claims have agreed to subordinate all recoveries against the GUC Trust Assets on account of any Prepetition Term Loan Deficiency Claim or Prepetition EPC Deficiency Claim, respectively, to the recoveries of all other Allowed General Unsecured Claims until such other Allowed General Unsecured Claims are paid in full.

(c)	Voting: Class 6 is Impaired under the Plan. Holders of Allowed General Unsecured Claims are entitled to vote to accept or reject the Plan.

7. Class 7 – Section 510(b) Claims.

(a)	Classification: Class 7 consists of all Section 510(b) Claims, if any.

(b)	Treatment: On the Effective Date, all Section 510(b) Claims (if any) shall be cancelled, released, discharged, and extinguished and will be of no further force or effect, and the Holders of such Claims will not receive any distribution on account of such Claims.

(c)	Voting: Class 7 is Impaired under the Plan. Holders of Allowed Section 510(b) Claims are deemed to have rejected the Plan under section 1126(g) of the Bankruptcy Code.

8. Class 8 – Intercompany Claims.

(a)	Classification: Class 8 consists of all Intercompany Claims.

(b)	Treatment: On the Effective Date, Intercompany Claims shall be (i) Reinstated or (ii) set off, settled, distributed, contributed, cancelled, converted to equity, or released without any distribution on account of such Allowed Intercompany Claim, or otherwise addressed at the option of the Reorganized Debtors, without any distribution.

(c)	Voting: Holders of Intercompany Claims are either Unimpaired, and as such, Holders of Intercompany Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code, or Impaired, and as such, Holders of Intercompany Claims are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Holders of Intercompany Claims are not entitled to vote to accept or reject the Plan.

9. Class 9 – Intercompany Interests.

(a)	Classification: Class 9 consists of all Intercompany Interests.

(b)	Treatment: On the Effective Date, Intercompany Interests shall be (i) Reinstated or (ii) set off, settled, distributed, contributed, cancelled, or released without any distribution on account of such Allowed Intercompany Interest, or otherwise addressed at the option of the Reorganized Debtors.

(c)	Voting: Holders of Intercompany Interests are either Unimpaired, and as such, Holders of Intercompany Interests are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code, or Impaired, and as such, Holders of Intercompany Interests are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Holders of Intercompany Interests are not entitled to vote to accept or reject the Plan.

10. Class 10 – GCEH Existing Interests.

(a)	Classification: Class 10 consists of all GCEH Existing Interests.

(b)	Treatment: On the Effective Date, each Holder of an Allowed GCEH Existing Interest shall, in full and final satisfaction, settlement, release, and discharge of such Allowed GCEH Existing Interest have its Allowed GCEH Existing Interest be cancelled, released, extinguished, and of no further force or effect, and such Holder shall not receive any distribution, property, or other value under the Plan on account of such Allowed GCEH Existing Interest.

(c)	Voting: Class 10 is Impaired under the Plan. Holders of GCEH Existing Interests are deemed to have rejected the Plan under section 1126(g) of the Bankruptcy Code.

11. Class 11 – Subsidiary Existing Interests.

(a)	Classification: Class 11 consists of all Subsidiary Existing Interests.

(b)	Treatment: On the Effective Date, each Allowed Subsidiary Existing Interest shall, in full and final satisfaction, release, and discharge of such Allowed Subsidiary Existing Interest, be cancelled, released, discharged, and extinguished and will be of no further force or effect, and Holders of such Allowed Subsidiary Existing Interests shall not receive any distribution, property, or other value under the Plan on account of such Allowed Subsidiary Existing Interests.

(c)	Voting: Class 11 is Impaired under the Plan. Holders of Subsidiary Existing Interests are deemed to have rejected the Plan under section 1126(g) of the Bankruptcy Code.

C. Special Provision Governing Unimpaired Claims.

Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ or the Reorganized Debtors’ rights regarding any Unimpaired Claims, including, all rights regarding legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claims.

D. Elimination of Vacant Classes.

Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

E. Voting Classes, Presumed Acceptance by Non-Voting Classes.

If a Class contains Claims or Interests eligible to vote and no Holders of Claims or Interests eligible to vote in such Class vote to accept or reject the Plan, the Holders of such Claims or Interests in such Class shall be deemed to have accepted the Plan.

F. Intercompany Interests.

To the extent Reinstated under the Plan, distributions on account of Intercompany Interests are not being received by Holders of such Intercompany Interests on account of their Intercompany Interests but for the purposes of administrative convenience, for the ultimate benefit of the Holders of New Common Equity, and in exchange for the Debtors’ and Reorganized Debtors’ agreement under the Plan to make certain distributions to the Holders of Allowed Claims.

G. Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code.

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by one or more of the Classes entitled to vote pursuant to Article III.B. The Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests. The Debtors reserve the right to modify the Plan in accordance with Article X to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including by modifying the treatment applicable to a Class of Claims or Interests to render such Class of Claims or Interests Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules.

H. Controversy Concerning Impairment.

If a controversy arises as to whether any Claims or Interests are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

I. Subordinated Claims.

The allowance, classification, and treatment of all Allowed Claims and Allowed Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Reorganized Debtors reserve the right to re-classify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

Article IV.
MEANS FOR IMPLEMENTATION OF THE PLAN

A. General Settlement of Claims and Interests.

As discussed in detail in the Disclosure Statement and as otherwise provided herein, pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims and Interests and controversies resolved pursuant to the Plan, including the Committee Settlement. The Plan shall be deemed a motion to approve the good faith compromise and settlement of all such Claims, Interests, and controversies pursuant to Bankruptcy Rule 9019, and the entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of such compromise and settlement under section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, as well as a finding by the Bankruptcy Court that such settlement and compromise is fair, equitable, reasonable, and in the best interests of the Debtors and their Estates. Subject to Article VI, all distributions made to Holders of Allowed Claims and Allowed Interests (as applicable) in any Class are intended to be and shall be final.

B. Restructuring Transactions.

Before, on, and after the Effective Date, the applicable Debtors or the Reorganized Debtors shall enter into any transaction and shall take any actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan that are consistent with and pursuant to the terms and conditions of the Plan, including taking any actions set forth in the Restructuring Transactions Steps Memorandum, which transactions may include, as applicable, any of the following:(i) the execution and delivery of appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable law and any other terms to which the applicable Entities may agree; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable parties agree; (iii) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, or dissolution pursuant to applicable state or provincial law; (iv) the execution, delivery, and entry into the Exit Facilities Documents; (v) the issuance and distribution of the New Common Equity as set forth in the Plan; (vi) the issuance and distribution of the New Preferred Equity as set forth in the Plan; (vii) the execution and delivery of the New Organizational Documents and any certificates or articles of incorporation, bylaws, or such other applicable formation documents (if any) of each Reorganized Debtor (including all actions to be taken, undertakings to be made, obligations to be incurred, and fees and expenses to be paid by the Debtors and/or the Reorganized Debtors, as applicable); (viii) such other transactions that, in the reasonable business judgment of the Debtors or the Reorganized Debtors, as applicable, and the DIP Lenders are required to effectuate the Restructuring Transactions; (ix) all transactions necessary to provide for the purchase of substantially all of the assets or Interests of any of the Debtors by one or more Entities to be wholly owned by Reorganized GCEH, which purchase shall be structured as a taxable transaction for United States federal income tax purposes; and (x) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law.

The Confirmation Order shall and shall be deemed to, pursuant to both section 1123 and section 363 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effectuate any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan.

The Confirmation Order shall authorize the Debtors and the Reorganized Debtors, as applicable, to undertake the Restructuring Transactions contemplated by the RSA, the Committee Settlement, and other Definitive Documents, including pursuant to sections 363, 365, 1123(a)(5)(B), and 1123(a)(5)(D) of the Bankruptcy Code.

C. Director, Officer, and Manager Liability Insurance.

After the Effective Date, Reorganized GCEH will not terminate or otherwise reduce the coverage under any D&O Liability Insurance Policies (including any “tail policy”) in effect or purchased as of the Petition Date, and all members, managers, directors, and officers of the Debtors who served in such capacity at any time prior to the Effective Date or any other individuals covered by such insurance policies, will be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such members, managers, directors, officers, or other individuals remain in such positions on or after the Effective Date.

D. Employment Obligations.

On the Effective Date, the Reorganized Debtors shall (a) assume the Assumed Agreements and (b) assume and/or honor in the ordinary course of business any contracts, agreements, policies, programs, and plans, in accordance with their respective terms, for health care benefits, disability benefits, savings, retirement benefits, welfare benefits, workers’ compensation insurance, and accidental death and dismemberment insurance for the directors, officers, and employees of any of the Debtors who served in such capacity on or after the effective date of any such agreement or, in each case, the full amount necessary to satisfy such obligations shall be set aside to satisfy such obligations.

For the avoidance of doubt, pursuant to section 1129(a)(13) of the Bankruptcy Code, as of the Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law.

E. Cancellation of Notes, Instruments, Certificates, and Other Documents.

On the Effective Date, except as otherwise provided in the Plan or the Confirmation Order, all notes, instruments, certificates, and other documents evidencing Claims or Interests, including credit agreements, and indentures, shall automatically be deemed cancelled, discharged, and of no further force and effect, and the obligations of the Debtors and any non-Debtor Affiliate thereunder or in any way related thereto shall be deemed satisfied in full, cancelled, discharged, and of no force or effect. Holders of or parties to such cancelled instruments, certificates, and other documentation will have no rights arising from or relating to such instruments, securities, and other documentation, or the cancellation thereof, except the rights provided for pursuant to this Plan or a Confirmation Order.

Notwithstanding the foregoing or anything to the contrary herein, any such agreement that governs the rights of the Holder of a Claim or Interest shall continue in effect solely for purposes of, as applicable: (a) enabling Holders of Allowed Claims under such agreements to receive distributions under the Plan as provided herein; and (b) allowing and preserving the rights of the Agents, and any other applicable paying agent or trustee, to (i) make distributions in satisfaction of Allowed Claims under such agreements, (ii) maintain and exercise their respective charging liens, against any such distributions, (iii) seek compensation and reimbursement for any reasonable and documented fees and expenses incurred in making such distributions, (iv) maintain and enforce any right to indemnification, expense reimbursement, contribution, or subrogation or any other claim or entitlement, (v) exercise their rights and obligations relating to the interests of their holders, and (vi) appear and be heard in these Chapter 11 Cases.

If the record holder of any GCEH Existing Interests is DTC or its nominee or another securities depository or custodian thereof, and such underlying securities are represented by a global security held by or on behalf of DTC or such other securities depository or custodian, then each Holder of such GCEH Existing Interests or other Debtors’ securities shall be deemed to have surrendered such Holder’s securities underlying such Holder’s GCEH Existing Interests or other Debtors’ securities.

F. Section 1146 Exemption.

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (including, for the avoidance of doubt, any transfers from a Debtor to a Reorganized Debtor or to any other Person) of property under or in connection with the Plan, including or pursuant to: (a) the issuance, Reinstatement, distribution, transfer, or exchange of any debt, Equity Security, or other interest in the Debtors or the Reorganized Debtors, as applicable; (b) the Restructuring Transactions; (c) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (d) the making, assignment, or recording of any lease or sublease; (e) the grant of collateral as security pursuant to the Plan; or (f) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(a) of the Bankruptcy Code, shall forego the collection of any such tax, fee, or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, fee, or governmental assessment.

G. The GUC Trust.

1. Establishment of the GUC Trust.

On the Effective Date, the Debtors will establish the GUC Trust. The GUC Trust will have no objective other than as set forth in, and shall fulfill its purpose in accordance with, the GUC Trust Agreement.

On the Effective Date, the Debtors and the GUC Trustee shall enter into the GUC Trust Agreement, and the applicable Debtors shall transfer to the GUC Trust, for the benefit of the Holders of Allowed General Unsecured Claims, $3 million of the GUC Cash, free and clear of any and all liens, claims, interests, or encumbrances. After the Effective Date, the Reorganized Debtors shall fund $1.5 million of GUC Cash to the GUC Trust, for the benefit of the Holders of Allowed General Unsecured Claims and free and clear of any and all liens, claims, interests, or encumbrances, at year-end for years 2026 through 2030, which funding obligation shall be a joint and several obligation of each of the Reorganized Debtors.

In addition, after the Effective Date, the applicable Reorganized Debtor shall transfer to the GUC Trust any payments due in respect of the Earn Out Amount on the timeline set forth in, and pursuant and subject to the terms and conditions of, the Earn Out Agreement. For the avoidance of doubt, (a) the aggregate amount of payments required to be made by the applicable Reorganized Debtor in respect of the Earn Out Amount shall be capped at and shall not exceed, in the aggregate, the Earn Out Cap, and (b) in the event the Sale Earn Out Amount is payable and subsequently paid by the applicable Reorganized Debtor to the GUC Trust in any calendar year, such applicable Reorganized Debtor shall have no obligation to transfer to the GUC Trust any further payments in respect of the Earn Out Amount with respect to such calendar year or any subsequent year and the Earnout Agreement shall be terminated contemporaneously with the making by such Reorganized Debtor of such Sale Earn Out Amount payment, if any as required under the Earn Out Agreement.

The GUC Trust shall be governed by the GUC Trust Agreement and administered by the GUC Trustee in accordance with the GUC Trust Agreement. The GUC Trust Agreement shall provide for the identity and appointment of the GUC Trustee. Under no circumstance shall the Debtors or the Reorganized Debtors or any other party be required to contribute any additional assets to the GUC Trust other than the GUC Trust Assets. After the Effective Date, neither the Debtors, the Reorganized Debtors, nor any other party shall have any interest in the GUC Trust Assets except as expressly set forth herein and in the GUC Trust Agreement.

Subject in all respects to the GUC Trust Agreement, the Debtors and the Reorganized Debtors shall, upon reasonable notice, cooperate with the GUC Trustee and any professionals retained by the GUC Trust (at the sole cost and expense of the GUC Trust) in the administration of the GUC Trust, including by providing the GUC Trustee reasonable access, during normal business hours, to the Debtors’ or the Reorganized Debtors’ personnel and books and records, to the extent the Debtors or the Reorganized Debtors have such information and/or documents, to enable the GUC Trustee to perform its duties expressly authorized hereunder and as set forth in greater detail in the GUC Trust Agreement. To the extent the GUC Trust receives information from the Debtors or the Reorganized Debtors in connection with the General Unsecured Claims, the GUC Trust’s receipt of such documents, information, or communications shall not constitute a waiver of any privilege. All privileges shall remain in the control of the Debtors or the Reorganized Debtors, as applicable, and the Debtors or the Reorganized Debtors, as applicable, retain the sole right to waive their own privileges. Subject in all respects to the GUC Trust Agreement, reasonable agreements will be made with the GUC Trustee such that confidential information and privileges are preserved, while permitting the GUC Trustee to use, as necessary to administer the GUC Trust, such information and privilege; absent such agreements, either the GUC Trustee or the Reorganized Debtors may present the issue to the Bankruptcy Court for resolution.

2. Rights and Powers of the GUC Trustee.

The GUC Trustee shall be selected by the Committee in its sole discretion. The powers, rights, and responsibilities of the GUC Trustee shall be specified herein and/or in the GUC Trust Agreement, as applicable, and shall include the responsibility and requisite power to reconcile General Unsecured Claims, including asserting any objections thereto.

In furtherance of, and consistent with, the purposes of the GUC Trust and the Plan, the GUC Trustee shall, among other things and pursuant to the GUC Trust Agreement, (a) have the power and authority to hold, manage, sell, invest, and distribute to the Holders of Allowed General Unsecured Claims, the GUC Trust Assets, including any proceeds thereof, (b) hold the GUC Trust Assets for the benefit of the Holders of Allowed General Unsecured Claims, (c) have the power and authority to prosecute and resolve objections to Disputed General Unsecured Claims, and (d) have the power and authority to perform such other functions as are provided for herein and the GUC Trust Agreement. For the avoidance of doubt, notwithstanding anything to the contrary in the Plan or the GUC Trust Agreement, the GUC Trustee shall not pursue any Claims or Causes of Action against any Released Party released pursuant to the Plan.

The GUC Trustee shall have primary responsibility for the Unsecured Claims Reconciliation Process; provided that the Debtors and the Consenting Stakeholders, in consultation with the GUC Trustee, shall have express rights to object to and prosecute such objections to General Unsecured Claims not Allowed under the Plan. For the avoidance of doubt, (a) any settlements of General Unsecured Claims proposed by the Debtors or the Consenting Stakeholders shall be subject to the consent of the GUC Trustee, such consent not to be unreasonably withheld, delayed, or conditioned (provided that the GUC Trustee’s consent shall not be required in connection with the Debtors’ assumption or rejection of any Executory Contract or Unexpired Lease, or in connection with the terms of such assumption or rejection), and (b) to the extent that the Debtors or the Consenting Stakeholders object to and prosecute objections to General Unsecured Claims, such party will be solely responsible for the fees and expenses incurred thereby; provided, further, that, on the Effective Date, the Debtors, in a reasonable exercise of their business judgment, shall pay and discharge, on a case-by-case basis, the unpaid prepetition Trade Claims with respect to the Vendor Distribution Amount in accordance with the Committee Settlement. All objections to General Unsecured Claims shall be filed by the GUC Trustee within 180 days of the Effective Date, unless extended by order of the Bankruptcy Court.

The GUC Trustee shall have a right to file a motion to reopen one or more of the Chapter 11 Cases, including for purposes of the Unsecured Claims Reconciliation Process and to the extent necessary for the GUC Trustee to make distributions at a later date; provided, however, that the GUC Trust shall be responsible for the payment of or reimbursement of all U.S. Trustee fees and all other fees and expenses incurred in connection with any such reopening the Chapter 11 Cases.

The GUC Trustee shall have the authority to reasonably retain any professionals necessary to assist the GUC Trustee in carrying out its duties under the GUC Trust Agreement; provided that any such professionals shall be compensated solely from the GUC Trust Assets, and in no event shall the GUC Trustee or any of its professionals have or make any claim for reimbursement of fees or expenses against any Person other than the GUC Trustee or any property other than the GUC Trust Assets. The GUC Trustee shall have the authority to pay its professionals out of the GUC Trust Assets. For the avoidance of doubt, the GUC Trust Fees and Expenses shall be paid exclusively from the GUC Trust Assets.

3. Tax Treatment.

To the extent reasonably practicable, the Debtors intend to treat the GUC Trust as a “liquidating trust” under section 301.7701-4(d) of the Treasury Regulations and a grantor trust under section 671 of the Tax Code. If such treatment applies, for U.S. federal income tax purposes, the transfer of assets to the GUC Trust would be deemed to occur as (a) a first-step transfer of the GUC Trust Assets to the Holders of the General Unsecured Claims and (b) a second-step transfer by such Holders to the GUC Trust. Thus, such Holders would be treated as the grantors and owners of a grantor trust for federal income tax purposes. The Debtors shall treat the transfer of assets to the GUC Trust, including all rights to any future payments of the Earn Out Amount, as a “closed transaction” for U.S. federal (and applicable state and local) income tax purposes, based on a valuation of the rights to the Earn Out Amount performed by the Debtors.

No request for a ruling from the IRS will be sought on the classification of the GUC Trust. Accordingly, there can be no assurance that the IRS would not take a contrary position to the classification of the GUC Trust if the Debtors were to take the position that it is a grantor trust. If the Debtors were to take the position that the GUC Trust is a grantor trust and the IRS were to successfully challenge the classification of the GUC Trust as a grantor trust, the federal income tax consequences to the GUC Trust and the GUC Trust beneficiaries could vary from those discussed in the Plan (including the potential for an entity-level tax). For example, the IRS could characterize the GUC Trust as a so-called “complex trust” subject to a separate entity-level tax on its earnings, except to the extent that such earnings are distributed during the taxable year.

As soon as possible after the transfer of the GUC Trust Assets to the GUC Trust, the GUC Trustee shall make a good faith valuation of the GUC Trust Assets. This valuation will be made available from time to time, as relevant for tax reporting purposes. Each of the Debtors, the GUC Trustee, and the holders of General Unsecured Claims shall take consistent positions with respect to the valuation of the GUC Trust Assets, and such valuations shall be utilized for all U.S. federal income tax purposes. Allocations of taxable income and loss of the GUC Trust among the GUC Trust beneficiaries shall be determined by reference to the GUC Trust beneficiaries’ economic entitlements in respect of the GUC Trust, as would be further described in the organizational documents of the GUC Trust.

The GUC Trust shall in no event be dissolved later than five years from the creation of such GUC Trust unless the Bankruptcy Court, upon motion within the six-month period prior to the fifth anniversary (or within the six-month period prior to the end of an extension period), determines that a fixed period extension (not to exceed five years, together with any prior extensions, without a favorable private letter ruling from the IRS or an opinion of counsel satisfactory to the GUC Trustee that any further extension would not adversely affect the status of the trust as a liquidating trust for U.S. federal income tax purposes) is necessary to facilitate or complete the recovery and liquidation of the GUC Trust Assets.

If the tax treatment above were to apply, the GUC Trust would file annual information tax returns with the IRS as a grantor trust pursuant to section 1.671-4(a) of the Treasury Regulations that would include information concerning certain items relating to the holding or disposition (or deemed disposition) of the GUC Trust Assets (e.g., income, gain, loss, deduction and credit). Each GUC Trust beneficiary holding a GUC Trust beneficial interest would receive a copy of the information returns and would be required to report on its federal income tax return its share of all such items.

However, notwithstanding the foregoing, with respect to any of the assets of the GUC Trust that are subject to potential disputed claims of ownership or uncertain distributions, or to the extent “liquidating trust” treatment is otherwise unavailable or not elected to be applied with respect to the GUC Trust, the Debtors anticipate that such assets will be subject to disputed ownership fund treatment under section 1.468B-9 of the Treasury Regulations, that any appropriate elections with respect thereto shall be made, and that such treatment will also be applied to the extent possible for state and local tax purposes. Under such treatment, a separate federal income tax return would be filed with the IRS for any such account. Any taxes (including with respect to interest, if any, earned in the account) imposed on such account would be paid out of the assets of the respective account (and reductions shall be made to amounts disbursed from the account to account for the need to pay such taxes).

4. Transfer of Interests in the GUC Trust.

Any and all interests in the GUC Trust shall be transferrable either pursuant to the terms of the GUC Trust Agreement or by will, intestate succession, or otherwise by operation of law. In addition, any and all interests in the GUC Trust will not constitute “securities” and will not be registered pursuant to the Securities Act or any applicable state or local securities law. To the extent beneficial interests in the GUC Trust are deemed to be “securities” as defined in section 2(a)(1) of the Securities Act, section 101 of the Bankruptcy Code, and applicable state securities laws, the Debtors intend that the exemption provisions of section 1145 of the Bankruptcy Code will apply to such beneficial interests.

H. The Reorganized Debtors.

On the Effective Date, the New Board shall be established, and Reorganized GCEH and the other Reorganized Debtors, as applicable, shall adopt the New Organizational Documents. The Reorganized Debtors shall be authorized to adopt any other agreements, documents, and instruments and to take any other actions contemplated under the Plan as necessary to consummate the Plan.

I. Sources of Consideration for Plan Distributions.

The Debtors shall fund or make distributions under the Plan, as applicable, and in each case consistent with the Restructuring Transactions Steps Memorandum, with: (i) the Exit RCF Facility; (ii) the Exit Term Loan Facilities; (iii) the Exit EPC Claims; (iv) the New Common Equity; (v) the New Preferred Equity; (vi) interests in the GUC Trust; and (vii) the Debtors’ Cash on hand. Each distribution and issuance referred to in Article VI shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments or other documents evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance. The issuance, distribution, or authorization, as applicable, of certain Securities in connection with the Plan, including the New Common Equity and New Preferred Equity, will be exempt from Securities Act registration, as described more fully below.

1. Exit RCF Facility.

On the Effective Date, the Reorganized Debtors shall enter into the Exit RCF Facility, the terms, conditions, structure, and principal amount of which will be set forth in the Exit RCF Credit Agreement and which shall be in form and substance reasonably acceptable to the Reorganized Debtors, the Required Consenting Term Loan Lenders, the Required Consenting RCF Lenders, and the DIP RCF Lenders. Confirmation of the Plan shall be deemed approval of the Exit RCF Facility, including the Exit RCF Credit Agreement and the other Exit RCF Facility Documents, as applicable, and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, expenses, and other payments provided for therein and authorization of the Reorganized Debtors to enter into and execute the Exit RCF Facility Documents and such other documents as may be required to effectuate the treatment afforded by the Exit RCF Facility.

On the Effective Date, all of the Liens and security interests to be granted in accordance with the Exit RCF Facility Documents (a) shall be deemed to be granted, (b) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Exit RCF Facility Documents, (c) shall be deemed automatically perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the Exit RCF Facility Documents, and (d) shall not be subject to recharacterization or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law. The Reorganized Debtors and the persons and entities granted such Liens and security interests shall be authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, federal, or other law that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

2. Exit Term Loan Facilities.

On the Effective Date, the Reorganized Debtors shall enter into the Exit Term Loan Facilities, the terms of which will be set forth in the Exit Term Loan Credit Agreements and which shall be in form and substance reasonably acceptable to the Reorganized Debtors, the Required Consenting Term Loan Lenders, the DIP Term Loan Lenders, and, only to the extent applicable under the RSA, the required Consenting RCF Lenders and CTCI. Confirmation of the Plan shall be deemed approval of the Exit Term Loan Facilities, including the Exit Term Loan Credit Agreements and other Exit Term Loan Facilities Documents, as applicable, and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, expenses, and other payments provided for therein and authorization of the Reorganized Debtors to enter into and execute the Exit Term Loan Facilities Documents and such other documents as may be required to effectuate the treatment afforded by the Exit Term Loan Facilities.

On the Effective Date, all of the Liens and security interests to be granted in accordance with the Exit Term Loan Facilities Documents (a) shall be deemed to be granted, (b) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Exit Term Loan Facilities Documents, (c) shall be deemed automatically perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the Exit Term Loan Facilities Documents, and (d) shall not be subject to recharacterization or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law. The Reorganized Debtors and the persons and entities granted such Liens and security interests shall be authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, federal, or other law that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

3. New Common Equity and New Preferred Equity.

Reorganized GCEH shall be authorized to issue a certain number of units of New Common Equity and New Preferred Equity pursuant to its New Organizational Documents. On the Effective Date, the New Common Equity and New Preferred Equity shall be issued and distributed pursuant to, and in accordance with, the Plan.

All of the units of the New Common Equity and the New Preferred Equity issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable. Each distribution and issuance referred to in Article VI shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance. The New Common Equity and New Preferred Equity will not be registered under the Securities Act or listed on any national securities exchange as of the Effective Date.

J. Private Company.

The Reorganized Debtors shall not have any class of Interests listed on a national securities exchange and shall make commercially reasonable efforts to take the steps necessary to be a private company without any Securities Act or Exchange Act reporting obligations upon emergence or as soon as reasonably practicable thereafter in accordance with and to the extent permitted by the Securities Act and the Exchange Act.

K. Corporate Existence.

Except as otherwise provided in the Plan, the Plan Supplement, the New Organizational Documents, or the Restructuring Transactions Steps Memorandum, each Debtor shall continue to exist after the Effective Date as a separate corporate Entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable law in the jurisdiction in which such Debtor is incorporated or formed and pursuant to the certificate of incorporation and by-laws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificate of incorporation and by-laws (or other formation documents) are amended under the Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval (other than any requisite filings required under applicable state, provincial, or federal law). On or after the Effective Date, the respective certificate of incorporation and bylaws (or other formation documents) of one or more of the Reorganized Debtors may be amended or modified in accordance with the terms therein without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. On or after the Effective Date, one or more of the Reorganized Debtors may be disposed of, dissolved, wound down, or liquidated without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

L. Vesting of Assets in the Reorganized Debtors.

Except as otherwise provided in the Plan, the Confirmation Order, or any agreement, instrument, or other document incorporated herein, on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors pursuant to the Plan shall vest in the Reorganized Debtors, free and clear of all Liens, Claims, charges, Causes of Action, or other encumbrances and interests. On and after the Effective Date, except as otherwise provided in the Plan, the Confirmation Order, or any agreement, instrument, or other document incorporated herein, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

M. Corporate Action.

Upon the Effective Date, all actions contemplated under the Plan shall be deemed authorized and approved in all respects, including: (a) selection of the directors, officers, or managers for the Reorganized Debtors; (b) the distribution of the New Common Equity and New Preferred Equity; (c) implementation of the Restructuring Transactions; (d) entry into the Exit Facilities Documents; (e) all other actions contemplated under the Plan (whether to occur before, on, or after the Effective Date); (f) adoption of the New Organizational Documents; (g) the rejection, assumption, or assumption and assignment, as applicable, of Executory Contracts and Unexpired Leases; (h) adoption or assumption, as applicable, of the Employment Obligations; and (i) all other acts or actions contemplated or reasonably necessary or appropriate to promptly consummate the Restructuring Transactions contemplated by the Plan (whether to occur before, on, or after the Effective Date). All matters provided for in the Plan involving the corporate structure of the Debtors or the Reorganized Debtors, and any corporate action required by the Debtors or the Reorganized Debtor, as applicable, in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security Holders, directors, officers, or managers of the Debtors or the Reorganized Debtors, as applicable. On or prior to the Effective Date, as applicable, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized and directed, as applicable, to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated under the Plan (or necessary or desirable to effect the transactions contemplated under the Plan) in the name of and on behalf of the Reorganized Debtors, including the New Common Equity, the New Preferred Equity, the New Organizational Documents, the Exit Facilities, the Exit Facilities Documents, and any and all other agreements, documents, securities, and instruments relating to the foregoing. The authorizations and approvals contemplated by this Article IV.L shall be effective notwithstanding any requirements under non-bankruptcy law.

N. New Organizational Documents.

On or immediately prior to the Effective Date, the New Organizational Documents shall be adopted or amended in a manner acceptable to the Debtors, as may be necessary to effectuate the transactions contemplated by the Plan. To the extent required under the Plan or applicable non-bankruptcy law, each of the Reorganized Debtors will file its New Organizational Documents with the applicable Secretaries of State and/or other applicable authorities in its respective state, province, or country of incorporation or formation in accordance with the corporate laws of the respective state, province, or country of incorporation or formation. The New Organizational Documents will prohibit the issuance of non-voting Interests, to the extent required under section 1123(a)(6) of the Bankruptcy Code. For the avoidance of doubt, the New Organizational Documents shall be included as exhibits to the Plan Supplement. After the Effective Date, each Reorganized Debtor may amend and restate its constituent and governing documents as permitted by the laws of its jurisdiction of incorporation or formation and the terms of such documents, and the Reorganized Debtors may file such amended certificates or articles of incorporation, bylaws, or other applicable formation and constituent documents as permitted by the laws of the applicable states, provinces, or countries of incorporation or formation and the New Organizational Documents without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

O. Directors and Officers of the Reorganized Debtors.

As of the Effective Date, the term of the current members of the board of directors of GCEH shall expire, and the members for the initial term of the New Board shall be appointed. The initial members of the New Board will be identified in the Plan Supplement, to the extent known at the time of filing of such Plan Supplement. The New Board shall initially consist of seven members, including four members appointed by the Common Holders, two members appointed by CTCI, and one independent member to be selected by a majority of the other members of the New Board, which independent member shall be appointed in consultation with the Required Consenting RCF Lenders. Except to the extent that a current director on the board of directors of GCEH is designated to serve as a director, manager, or sole manager of a Reorganized Debtor, the current directors on the board of directors of GCEH prior to the Effective Date, in their capacities as such, shall have no continuing obligations to GCEH on or after the Effective Date, and such director shall be deemed to have resigned or shall otherwise cease to be a director of GCEH on the Effective Date. Each of the directors, managers, sole managers, and officers of each of the Reorganized Debtors shall serve pursuant to the terms of the applicable New Organizational Documents of such Reorganized Debtor and may be designated, replaced, or removed in accordance with such New Organizational Documents.

P. Effectuating Documents; Further Transactions.

On and after the Effective Date, the Reorganized Debtors and the New Board are authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary to effectuate, implement, and further evidence the terms and conditions of the Plan and the Securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorization, or consents except for those expressly required pursuant to the Plan.

Q. Certain Securities Law Matters.

Any New Common Equity and New Preferred Equity issued under the Plan will be issued (a) to the fullest extent permitted and applicable, without registration under the Securities Act or similar federal, state or local laws in reliance on the exemption set forth in section 1145 of the Bankruptcy Code or (b) to the extent section 1145 is not permitted or applicable, pursuant to other applicable exemptions under the Securities Act.

Pursuant to section 1145 of the Bankruptcy Code, the offering, issuance, and distribution of New Common Equity and New Preferred Equity in reliance on the exemption set forth in section 1145 of the Bankruptcy Code shall be exempt from, among other things, the registration and prospectus delivery requirements of section 5 of the Securities Act and any other applicable federal, state, local, or other law requiring registration prior to the offering, issuance, distribution, or sale of securities. Such units of New Common Equity and New Preferred Equity issued in reliance on the exemption set forth in section 1145 of the Bankruptcy Code (a) will not be “restricted securities” as defined in rule 144(a)(3) under the Securities Act, and (b) will be freely tradable and transferable in the United States by each recipient thereof that (i) is an entity that is not an “underwriter” as defined in section 1145(b)(1) of the Bankruptcy Code, (ii) is not an “affiliate” of the Debtors as defined in Rule 144(a)(1) under the Securities Act, (iii) has not been such an “affiliate” within 90 days of the time of the transfer, and (iv) has not acquired such securities from an “affiliate” within one year of the time of transfer. Notwithstanding the foregoing, the units of New Common Equity and New Preferred Equity issued in reliance on the exemption set forth in section 1145 of the Bankruptcy Code will remain subject to compliance with applicable securities laws and any rules and regulations of the SEC, if any, applicable at the time of any future transfer of such securities and subject to any restrictions in the New Organizational Documents. The availability of the exemption under section 1145 of the Bankruptcy Code or any other applicable securities laws shall not be a condition to the occurrence of the Effective Date.

Any New Common Equity or New Preferred Equity that cannot be issued in reliance on the exemption set forth in section 1145 of the Bankruptcy Code will be offered, issued, and distributed in reliance upon Section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, Regulation S under the Securities Act, and/or other available exemptions from registration, will be considered “restricted securities,” will bear customary legends and transfer restrictions, and may not be transferred except pursuant to an effective registration statement or under an available exemption from the registration requirements of the Securities Act.

The Debtors recommend that potential recipients of securities issued under the Plan consult their own counsel concerning their ability to freely trade such securities in compliance with the federal securities laws and any applicable “Blue Sky” laws. The Debtors make no representation concerning the ability of a person to dispose of such securities.

Should the Reorganized Debtors elect on or after the Effective Date to reflect any ownership of the securities to be issued under the Plan through the facilities of DTC, the Reorganized Debtors need not provide any further evidence other than the Plan or the Confirmation Order with respect to the treatment of the securities to be issued under the Plan under applicable securities laws. DTC shall be required to accept and conclusively rely upon the Plan and Confirmation Order in lieu of a legal opinion regarding whether the securities to be issued under the Plan are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services. Notwithstanding anything to the contrary in the Plan, no Entity (including, for the avoidance of doubt, DTC) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the securities to be issued under the Plan are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

R. Preservation of Causes of Action.

In accordance with section 1123(b) of the Bankruptcy Code, but subject to Article VIII, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, including any actions described, identified, or otherwise included in the Schedule of Retained Causes of Action, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than the Causes of Action released by the Debtors pursuant to the releases and exculpations contained in the Plan, including in Article VIII.

Notwithstanding anything to the contrary herein, in accordance with the Committee Settlement, the Debtors (and the GUC Trustee, as and if applicable) expressly waive any and all rights to recover or avoid transfers under sections 547 and 550 of the Bankruptcy Code (to the extent such Claims arose solely in connection with Claims under section 547 of the Bankruptcy Code).

The Reorganized Debtors may pursue such Causes of Action as appropriate, in accordance with the best interests of the Reorganized Debtors. No Person or Entity may rely on the absence of a specific reference in the RSA, the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action against it. The Debtors or Reorganized Debtors, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Person or Entity, except as otherwise expressly provided in the Plan, including Article VIII of the Plan. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Bankruptcy Court order, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation.

The Reorganized Debtors reserve and shall retain such Causes of Action notwithstanding the rejection or repudiation of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action that a Debtor may hold against any Person or Entity shall vest in the Reorganized Debtors, except as otherwise expressly provided in the Plan, including Article VIII. The Reorganized Debtors, through their authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court.

S. Closing the Chapter 11 Cases.

Upon the occurrence of the Effective Date, and without any further motion or order, the Reorganized Debtors shall, as soon as reasonably practicable after the Effective Date, close all of the Chapter 11 Cases except for one of the Chapter 11 Cases and any other Chapter 11 Cases that reasonably need to remain open, as determined by the Reorganized Debtors in consultation with the GUC Trustee, and all contested matters relating to each of the Debtors, including objections to Claims, shall be administered and heard in such Chapter 11 Case.

Article V.
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A. Assumption and Rejection of Executory Contracts and Unexpired Leases.

On the Effective Date, except as otherwise provided herein, all Executory Contracts or Unexpired Leases that are not otherwise rejected will be deemed assumed by the applicable Reorganized Debtor or Reorganized GCEH, as applicable, in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than those that: (a) are identified on the Schedule of Rejected Executory Contracts and Unexpired Leases; (b) previously expired or terminated pursuant to their own terms; (c) have been previously assumed or rejected by the Debtors pursuant to a Final Order; (d) are the subject of a motion to reject that is pending on the Effective Date; or (e) have an ordered or requested effective date of rejection that is after the Effective Date.

Notwithstanding anything to the contrary herein, the Debtors or the Reorganized Debtors, as applicable, shall not assume or enter into, without the prior written consent of the Required Consenting Stakeholders, any employment, retention, bonus, severance, or other compensation agreements or contracts with any employee other than the Assumed Agreements.

Entry of the Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumptions, assumptions and assignments, or rejections of the Executory Contracts or Unexpired Leases as set forth in the Plan, the Schedule of Rejected Executory Contracts and Unexpired Leases, or the Schedule of Assumed Executory Contracts and Unexpired Leases, as applicable, pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Except as otherwise specifically set forth herein, assumptions or rejections of Executory Contracts and Unexpired Leases pursuant to the Plan are effective as of the Effective Date. Each Executory Contract or Unexpired Lease assumed pursuant to the Plan or by Bankruptcy Court order but not assigned to a third party before the Effective Date shall revest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified by the provisions of the Plan or any order of the Bankruptcy Court authorizing and providing for its assumption. Any motions to assume Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by a Final Order on or after the Effective Date but may be withdrawn, settled, or otherwise prosecuted by the Reorganized Debtors.

To the maximum extent permitted by law, to the extent any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption or assumption and assignment of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. Notwithstanding anything to the contrary in the Plan, the Debtors, or the Reorganized Debtors, as applicable, reserve the right to alter, amend, modify, or supplement the Schedule of Rejected Executory Contracts and Unexpired Leases and the Schedule of Assumed Executory Contracts and Unexpired Leases at any time up to forty-five (45) days after the Effective Date. All Indemnification Provisions shall be deemed Executory Contracts and shall be assumed by the Reorganized Debtors under the Plan. None of the Reorganized Debtors shall amend and/or restate its organizational documents on or after the Effective Date to, and the applicable organizational documents shall not, terminate, reduce, discharge, impair, or adversely affect in any way the rights of parties that are entitled to and benefit from the Indemnification Provisions.

To the extent that the D&O Liability Insurance Policies are considered to be Executory Contracts, notwithstanding anything in the Plan to the contrary, effective as of the Effective Date, the Reorganized Debtors shall be deemed to have assumed all unexpired D&O Liability Insurance Policies with respect to the Debtors’ directors, managers, officers, and employees serving on or before the Petition Date pursuant to section 365(a) of the Bankruptcy Code, and entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ assumption of each of the unexpired D&O Liability Insurance Policies. Notwithstanding anything to the contrary contained herein, Confirmation of the Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies, and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Reorganized Debtors under the Plan as to which no Proof of Claim need be Filed.

B. Claims Based on Rejection of Executory Contracts or Unexpired Leases.

Unless otherwise provided by a Final Order of the Bankruptcy Court, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to the Plan or the Confirmation Order, if any, must be Filed with the Bankruptcy Court within thirty (30) days after the later of (a) the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection, (b) the effective date of such rejection, and (c) the Effective Date. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not Filed with the Bankruptcy Court within such time will be automatically disallowed, forever barred from assertion, and shall not be enforceable against the Debtors or the Reorganized Debtors, the Estates, or their property without the need for any objection by the Reorganized Debtors or further notice to, or action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Proof of Claim to the contrary. All Allowed Claims arising from the rejection of the Debtors’ Executory Contracts or Unexpired Leases shall be classified as General Unsecured Claims and shall be treated in accordance with Article III.B and may be objected to in accordance with the provisions of Article VIII and the applicable provisions of the Bankruptcy Code and Bankruptcy Rules. In accordance with the Committee Settlement, the Debtors shall use commercially reasonable efforts to reduce the amount of Claims arising from the rejection of an Executory Contract or Unexpired Lease entitled to receive payment from the GUC Trust Assets.

C. Cure of Defaults for Assumed Executory Contracts and Unexpired Leases.

No later than seven (7) calendar days before the Confirmation Hearing, the Debtors shall serve notices of proposed assumptions to the counterparties to the agreements listed on the Schedule of Assumed Executory Contracts and Unexpired Leases, which shall include a description of the procedures for resolving disputes related to the proposed assumption of applicable Executory Contracts and Unexpired Leases. In the event that any Executory Contract or Unexpired Lease is added to the Schedule of Assumed Executory Contracts and Unexpired Leases after the provision of notices of proposed assumptions described above, a notice of proposed assumption with respect to such Executory Contract or Unexpired Lease will be sent promptly to the counterparty thereof.

Unless otherwise agreed in writing by the parties in the applicable Executory Contract or Unexpired Lease, any objection by a counterparty to an Executory Contract or Unexpired Lease to a proposed assumption or related Cure amount must be Filed, served, and actually received by counsel to the Debtors no later than the date and time specified in the notice (which shall not be less than fourteen (14) days after such notice is served). The Debtors or the Reorganized Debtors, as applicable, may reconcile and settle in the ordinary course of the Debtors’ business any dispute (following a timely filed objection) regarding any Cure or any other matter pertaining to assumption without any further notice to or action, order, or approval of the Bankruptcy Court.

Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption or Cure amount (including any request for an additional or different cure amount) will be deemed to have assented to such assumption or Cure amount and any untimely request for an additional or different Cure amount shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any other party in interest or any further notice to or action, order, or approval of the Bankruptcy Court.

The Debtors or the Reorganized Debtors, as applicable, shall pay the Cure amounts, if any, on the Effective Date or as soon as reasonably practicable thereafter or on such other terms as the parties to such Executory Contracts or Unexpired Leases may agree; provided that if a dispute regarding assumption or Cure is unresolved as of the Effective Date, then payment of the applicable Cure amount shall occur as soon as reasonably practicable after such dispute is resolved. Any Cure shall be deemed fully satisfied, released, and discharged upon payment of the Cure amount.

The assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any nonmonetary defaults arising from or triggered by the filing of these Chapter 11 Cases, including defaults of provisions restricting the change in control or ownership interest composition or any bankruptcy-related defaults, arising at any time prior to the effective date of assumption. Any and all Proofs of Claim based upon Executory Contracts or Unexpired Leases that have been assumed in the Chapter 11 Cases, including pursuant to the Confirmation Order, shall be deemed disallowed and expunged as of the later of (a) the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such assumption, (b) the effective date of such assumption, or (c) the Effective Date without the need for any objection thereto or any further notice to or action, order, or approval of the Bankruptcy Court.

D. Preexisting Obligations to the Debtors Under Executory Contracts and Unexpired Leases.

Rejection of any Executory Contract or Unexpired Lease pursuant to the Plan shall not constitute a termination of preexisting obligations owed to the Debtors or the Reorganized Debtors, as applicable, under such Executory Contracts or Unexpired Leases. In particular, notwithstanding any non-bankruptcy law to the contrary, the Reorganized Debtors expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties or continued maintenance obligations with respect to goods previously purchased by the Debtors pursuant to rejected Executory Contracts or Unexpired Leases.

E. Insurance Policies.

Each of the Debtors’ insurance policies and any agreements, documents, or instruments relating thereto, are treated as Executory Contracts under the Plan. Unless otherwise provided in the Plan, on the Effective Date, (a) the Reorganized Debtors shall be deemed to have assumed all insurance policies and any agreements, documents, and instruments relating to coverage of all insured Claims and (b) such insurance policies and any agreements, documents, or instruments relating thereto shall revest in the Reorganized Debtors.

F. Modifications, Amendments, Supplements, Restatements, or Other Agreements.

Unless otherwise provided in the Plan, each Executory Contract or Unexpired Lease that is assumed shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and all Executory Contracts and Unexpired Leases related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan.

Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith, unless otherwise agreed by the Debtors or the Reorganized Debtors, as applicable, and the counterparty to such Executory Contract or Unexpired Lease.

G. Indemnification Provisions.

All Indemnification Provisions, consistent with applicable Law, currently in place (whether in the bylaws, certificates of incorporation or formation, limited liability company agreements, limited partnership agreements, other organizational documents, board resolutions, indemnification agreements, employment contracts, or otherwise) for the benefit of current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of, or acting on behalf of, the Debtors, as applicable, shall be (a) reinstated and remain intact, irrevocable, and shall survive the Effective Date on terms no less favorable to such current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of, or acting on behalf of, the Debtors than the Indemnification Provisions in place prior to the Effective Date, and (b) shall be assumed by the Reorganized Debtors.

H. Reservation of Rights.

Nothing contained in the Plan or the Plan Supplement, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any of the Reorganized Debtors have any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or the Reorganized Debtors, as applicable, shall have forty-five (45) days following entry of a Final Order resolving such dispute to alter its treatment of such contract or lease under the Plan.

I. Nonoccurrence of Effective Date.

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code.

J. Contracts and Leases Entered Into After the Petition Date.

Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by such Debtor, will be performed by the applicable Debtor or the Reorganized Debtors liable thereunder in the ordinary course of their business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order.

Article VI.
PROVISIONS GOVERNING DISTRIBUTIONS

A. Timing and Calculation of Amounts to Be Distributed.

Unless otherwise provided in the Plan, on the Effective Date (or if a Claim is not an Allowed Claim or Allowed Interest on the Effective Date, on the date that such Claim or Interest becomes an Allowed Claim or Allowed Interest, or as soon as reasonably practicable thereafter), each Holder of an Allowed Claim or Allowed Interest (as applicable) shall receive the full amount of the distributions that the Plan provides for Allowed Claims or Allowed Interests (as applicable) in the applicable Class. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day but shall be deemed to have been completed as of the required date. If and to the extent that there are Disputed Claims or Disputed Interests, distributions on account of any such Disputed Claims or Disputed Interests shall be made pursuant to the provisions set forth in Article VII. Except as otherwise provided in the Plan, Holders of Claims or Interests shall not be entitled to interest, dividends, or accruals on the distributions provided for in the Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date.

B. Disbursing Agent.

All distributions under the Plan shall be made by the Disbursing Agent on the Effective Date. The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. Additionally, in the event that the Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by the Reorganized Debtors or the GUC Trust, as applicable.

C. Rights and Powers of Disbursing Agent.

1. Powers of the Disbursing Agent.

The Disbursing Agent shall be empowered to: (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (b) make all distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

2. Expenses Incurred On or After the Effective Date.

Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including taxes), and any reasonable compensation and expense reimbursement claims (including reasonable attorney fees and expenses), made by the Disbursing Agent shall be paid in Cash by the applicable Disbursing Agent (i.e., the Reorganized Debtors with respect to their distributions and the GUC Trustee with respect to its distributions).

D. Delivery of Distributions and Undeliverable or Unclaimed Distributions.

1. Record Date for Distribution.

On the Distribution Record Date, the Claims Register shall be closed and any party responsible for making distributions shall instead be authorized and entitled to recognize only those record Holders listed on the Claims Register as of the close of business on the Distribution Record Date. If a Claim, other than one based on a publicly traded Security, is transferred twenty (20) or fewer days before the Distribution Record Date, the Disbursing Agent shall make distributions to the transferee only to the extent practical and, in any event, only if the relevant transfer form contains an unconditional and explicit certification and waiver of any objection to the transfer by the transferor.

2. Delivery of Distributions in General.

Except as otherwise provided herein, the Disbursing Agent shall make distributions to Holders of Allowed Claims and Allowed Interests (as applicable) as of the Distribution Record Date at the address for each such Holder as indicated on the Debtors’ records as of the date of any such distribution; provided that the manner of such distributions shall be determined at the discretion of the Reorganized Debtors; provided further that the address for each Holder of an Allowed Claim shall be deemed to be the address set forth in any Proof of Claim Filed by that Holder.

3. Minimum Distributions.

No fractional units of New Common Equity or New Preferred Equity shall be distributed, and no Cash shall be distributed in lieu of such fractional amounts. When any distribution pursuant to the Plan on account of an Allowed Claim or Allowed Interest (as applicable) would otherwise result in the issuance of a number of units of New Common Equity or New Preferred Equity that is not a whole number, the actual distribution of units of New Common Equity or New Preferred Equity shall be rounded as follows: (a) fractions of one-half (½) or greater shall be rounded up to the next higher whole number and (b) fractions of less than one-half (½) shall be rounded down to the next lower whole number with no further payment therefor. The total number of authorized units of New Common Equity or New Preferred Equity to be distributed to Holders of Allowed Claims or Allowed Interests shall be adjusted as necessary to account for the foregoing rounding. For distribution purposes (including rounding), DTC will be treated as a single Holder. Neither the Reorganized Debtors or the Disbursing Agent shall have any obligation to make a distribution that consists of less than one share of New Common Equity or New Preferred Equity or is less than two hundred and fifty dollars ($250) to any Holder of an Allowed Claim.

4. Undeliverable Distributions and Unclaimed Property.

In the event that any distribution to any Holder of Allowed Claims or Allowed Interests (as applicable) is returned as undeliverable or otherwise cannot be delivered, no distribution to such Holder shall be made unless and until the Disbursing Agent, has determined the then-current address of such Holder, at which time such distribution shall be made to such Holder without interest; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of six months following such distribution. After such date, all unclaimed property or interests in property shall revert to the Reorganized Debtors or the GUC Trust (in the case of distributions from the GUC Trust Assets) automatically and without need for a further order by the Bankruptcy Court (notwithstanding any applicable federal, provincial or state escheat, abandoned, or unclaimed property laws to the contrary), and the Claim of any Holder of Claims and Interests to such property or Interest in property shall be discharged and forever barred. To the extent such unclaimed property or interests in property is comprised of New Common Equity or New Preferred Equity, such New Common Equity or New Preferred Equity shall be cancelled. The Disbursing Agent shall adjust the number of units of New Common Equity or New Preferred Equity outstanding as of the date of such cancellation to ensure that the distributions of New Common Equity or New Preferred Equity contemplated under the Plan are given full force and effect. For the avoidance of doubt, treatment of undeliverable distributions on account of General Unsecured Claims shall be governed by the GUC Trust Agreement.

5. Surrender of Cancelled Instruments or Securities.

On the Effective Date or as soon as reasonably practicable thereafter, each holder of a certificate or instrument evidencing a Claim or an Interest that has been cancelled in accordance with Article VI shall be deemed to have surrendered such certificate or instrument to the Disbursing Agent. Such surrendered certificate or instrument shall be cancelled solely with respect to the Debtors, and such cancellation shall not alter the obligations or rights of any non-Debtor third parties vis-à-vis one another with respect to such certificate or instrument, including with respect to any indenture or agreement that governs the rights of the Holder of a Claim or Interest, which shall continue in effect for purposes of allowing holders to receive distributions under the Plan, charging liens, priority of payment, and indemnification rights. Notwithstanding anything to the contrary herein, this paragraph shall not apply to certificates or instruments evidencing Claims that are Reinstated under this Plan.

E. Manner of Payment.

At the option of the Disbursing Agent, any Cash payment to be made hereunder may be made by check or wire transfer or as otherwise required or provided in the applicable agreements.

F. Compliance with Tax Requirements.

In connection with the Plan, to the extent applicable, the Disbursing Agent and the Reorganized Debtors shall comply with all applicable tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions made pursuant to the Plan shall be subject to such applicable withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors and the Disbursing Agent shall be authorized to take all actions necessary to comply with such applicable withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. Any such amounts deducted or withheld and timely paid to the appropriate taxing authority shall be deemed to have been distributed to and received by the applicable recipient for all purposes of the Plan. The Reorganized Debtors and the GUC Trustee reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, Liens, and encumbrances.

Any person entitled to receive any property as an issuance or distribution under the Plan shall, upon request, deliver to the applicable Disbursing Agent an appropriate Form W-9 or (if the payee is a non-U.S. Person) Form W-8.

G. Allocations.

Distributions in respect of Allowed Claims shall be allocated first to the principal amount of such Claims (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claims, to any portion of such Claims for accrued but unpaid interest.

H. No Postpetition Interest on Claims.

Unless otherwise specifically provided for in the Plan or the Confirmation Order, or required by applicable bankruptcy and non-bankruptcy law, postpetition interest shall not accrue or be paid on any prepetition Claims against the Debtors, and no Holder of a prepetition Claim against the Debtors shall be entitled to interest accruing on or after the Petition Date on any such prepetition Claim. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Disputed Claim, if and when such Disputed Claim becomes an Allowed Claim.

I. Foreign Currency Exchange Rate.

Except as otherwise provided in a Bankruptcy Court order, as of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal (National Edition) on the Effective Date.

J. Setoffs and Recoupment.

Except as expressly provided in this Plan, each Reorganized Debtor or the GUC Trustee, as applicable, may, pursuant to section 553 of the Bankruptcy Code, set off and/or recoup against any Plan Distributions to be made on account of any Allowed Claim, any and all claims, rights, and Causes of Action that such Reorganized Debtor or GUC Trustee, as applicable, may hold against the Holder of such Allowed Claim to the extent such setoff or recoupment is either (a) agreed in amount among the relevant Reorganized Debtor(s) or the GUC Trustee, as applicable, and Holder of Allowed Claim or (b) otherwise adjudicated by the Bankruptcy Court or another court of competent jurisdiction; provided that neither the failure to effectuate a setoff or recoupment nor the allowance of any Claim hereunder shall constitute a waiver or release by a Reorganized Debtor or its successor of any and all claims, rights, and Causes of Action that such Reorganized Debtor or its successor may possess against the applicable Holder. In no event shall any Holder of Claims against, or Interests in, the Debtors be entitled to recoup any such Claim or Interest against any claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtors in accordance with Article XII.G on or before the Effective Date, notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

K. Claims Paid or Payable by Third Parties.

1. Claims Paid by Third Parties.

The Debtors or the Reorganized Debtors or the GUC Trustee, as applicable, shall reduce in full a Claim, and such Claim shall be disallowed without a Claim objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor, a Reorganized Debtor, or the GUC Trustee, as applicable. Subject to the last sentence of this paragraph, to the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor, a Reorganized Debtor, or the GUC Trustee, as applicable, on account of such Claim, such Holder shall, within fourteen (14) days of receipt thereof, repay or return the distribution to the applicable Reorganized Debtor or the GUC Trust (in the case of distributions from the GUC Trust Assets), as applicable, to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan. The failure of such Holder to timely repay or return such distribution shall result in the Holder owing the applicable Reorganized Debtor or the GUC Trust (in the case of distributions from the GUC Trust Assets) annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the fourteen (14)-day grace period specified above until the amount is repaid.

2. Claims Payable by Third Parties.

No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, the applicable portion of such Claim may be expunged without a Claim objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

3. Applicability of Insurance Policies.

Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including insurers under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

Article VII.
PROCEDURES FOR RESOLVING CONTINGENT,
UNLIQUIDATED, AND DISPUTED CLAIMS

A. Allowance of Claims.

After the Effective Date, the Reorganized Debtors or the GUC Trustee, as applicable, shall have and retain any and all rights and defenses such Debtor or the GUC Trustee, as applicable, had with respect to any Claim or Interest immediately before the Effective Date. The Reorganized Debtors or the GUC Trustee (solely with respect to General Unsecured Claims), as applicable, may affirmatively determine to deem Unimpaired Claims Allowed to the same extent such Claims would be allowed under applicable non-bankruptcy law.

B. Claims Administration Responsibilities.

Except as otherwise specifically provided for in the Plan, after the Effective Date, the Reorganized Debtors and the GUC Trustee (solely with respect to General Unsecured Claims), as applicable, shall have the exclusive authority to (a) File, withdraw, or litigate to judgment any objections to Claims, (b) settle or compromise any such objections to Claims without further notice to or action, order, or approval of the Bankruptcy Court, and (c) administer and adjust the Claims Register to reflect such settlements or compromises without further notice to or action, order, or approval of the Bankruptcy Court. Except as otherwise provided herein, from and after the Effective Date, each Reorganized Debtor or the GUC Trustee (solely with respect to General Unsecured Claims), as applicable, shall have and retain any and all rights and defenses such Entity had immediately prior to the Effective Date with respect to any Claim or Interest (including any Disputed Claim or Interest), including the Causes of Action retained pursuant to the Plan.

C. Disputed Claims Process.

If the Debtors, the Reorganized Debtors, or the GUC Trustee (solely with respect to General Unsecured Claims), as applicable, dispute any Proof of Claim that is Filed on account of an Unimpaired Claim, such dispute shall be determined, resolved, or adjudicated, as the case may be, in the manner as if the Chapter 11 Cases had not been commenced and shall survive the Effective Date as if the Chapter 11 Cases had not been commenced; provided that the Debtors or the Reorganized Debtors, as applicable, or the Holder of such Claim may elect to have the validity or amount of any Claim adjudicated by the Bankruptcy Court instead. If a Holder makes such an election, the Bankruptcy Court shall apply the law that would have governed the dispute if the Chapter 11 Cases had not been filed.

If the Debtors, the Reorganized Debtors, or the GUC Trustee (solely with respect to General Unsecured Claims) dispute any Impaired Claim that is not Allowed as of the Effective Date pursuant to Article III.B or a Final Order entered by the Bankruptcy Court (which may include the Confirmation Order), the Debtors, the Reorganized Debtors, or the GUC Trustee (solely with respect to General Unsecured Claims) shall File an objection with, and the dispute shall be determined, resolved, or adjudicated before, the Bankruptcy Court.

D. Disputed Claims Reserve

On or before the Effective Date, the GUC Trustee shall be authorized, but not directed, to establish one or more Disputed Claims Reserves exclusively from the GUC Trust Assets, which Disputed Claims Reserve shall be administered by the GUC Trustee, to the extent applicable.

The GUC Trustee may, in their sole discretion, hold Cash in the Disputed Claims Reserve Amount in the Disputed Claims Reserve in trust for the benefit of the Holders of the total estimated amount of General Unsecured Claims ultimately determined to be Allowed after the Effective Date. The GUC Trustee shall distribute such amounts (net of any expenses) as provided herein, as such Claims are resolved by Final Order or agreed to by settlement, and such amounts (including any funds remaining in the Disputed Claims Reserve Amount) will be distributable on account of such Claims as such amounts would have been distributable had such Claims been Allowed Claims as of the Effective Date under Article III solely to the extent of the amounts available in the applicable Disputed Claims Reserve.

E. Estimation of Claims and Interests.

Before, on, or after the Effective Date, the Debtors, the Reorganized Debtors, or the GUC Trustee (solely with respect to General Unsecured Claims), as applicable, may at any time request that the Bankruptcy Court estimate any Disputed Claim or Interest that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party in interest previously has objected to such Claim or Interest or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim or Interest, including during the litigation of any objection to any Claim or Interest or during the appeal relating to such objection. Notwithstanding any provision otherwise in the Plan, a Claim that has been expunged from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim or Interest, that estimated amount shall constitute a maximum limitation on such Claim or Interest for all purposes under the Plan (including for purposes of distributions), and the relevant Debtor, Reorganized Debtor, or the GUC Trustee (solely with respect to General Unsecured Claims), as applicable, may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim or Interest.

F. Adjustment to Claims or Interests without Objection.

Any duplicate Claim or Interest or any Claim or Interest that has been paid, satisfied, amended, or superseded may be adjusted or expunged on the Claims Register by the Reorganized Debtors and/or the GUC Trustee (solely with respect to General Unsecured Claims) without the Reorganized Debtors and/or the GUC Trustee (solely with respect to General Unsecured Claims) having to File an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim or Interest and without any further notice to or action, order, or approval of the Bankruptcy Court.

G. Disallowance of Claims or Interests.

Except as otherwise expressly set forth herein, and subject to the terms hereof, including Article VIII, and the DIP Order, all Claims and Interests of any Entity from which property is sought by the Debtors under sections 542, 543, 550, or 553 of the Bankruptcy Code or that the Debtors, the Reorganized Debtors, or the GUC Trustee (solely with respect to General Unsecured Claims), as applicable, allege is a transferee of a transfer that is avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be deemed disallowed if: (a) the Entity, on the one hand, and the Debtors, the Reorganized Debtors, or the GUC Trustee (solely with respect to General Unsecured Claims), as applicable, on the other hand, agree or the Bankruptcy Court has determined by Final Order that such Entity or transferee is liable to turn over any property or monies under any of the aforementioned sections of the Bankruptcy Code; and (b) such Entity or transferee has failed to turn over such property by the date set forth in such agreement or Final Order.

Except as otherwise provided herein or as agreed to by the Reorganized Debtors or the GUC Trustee (solely with respect to General Unsecured Claims), any and all Proofs of Claim Filed after the Claims Bar Date shall be deemed disallowed and expunged as of the Effective Date without any further notice to or action, order, or approval of the Bankruptcy Court, and Holders of such Claims may not receive any distributions on account of such Claims, unless such late Proof of Claim has been deemed timely Filed by a Final Order.

H. No Distributions Pending Allowance.

Notwithstanding any other provision of the Plan, if any portion of a Claim or Interest is a Disputed Claim or Interest, as applicable, no payment or distribution provided hereunder shall be made on account of such Claim or Interest unless and until such Disputed Claim or Interest becomes an Allowed Claim or Interest; provided that if only the Allowed amount of an otherwise valid Claim or Interest is Disputed, such Claim or Interest shall be deemed Allowed in the amount not Disputed and payment or distribution shall be made on account of such undisputed amount.

I. Distributions After Allowance.

To the extent that a Disputed Claim or Interest ultimately becomes an Allowed Claim or Interest, distributions (if any) shall be made to the Holder of such Allowed Claim or Interest in accordance with the provisions of the Plan. As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court Allowing any Disputed Claim or Interest becomes a Final Order, the Disbursing Agent shall provide to the Holder of such Claim or Interest the distribution (if any) to which such Holder is entitled under the Plan as of the Effective Date, without any interest to be paid on account of such Claim or Interest.

Article VIII.
SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS

A. Discharge of Claims and Termination of Interests.

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan, the Confirmation Order, or in any contract, instrument, or other agreement or document created or entered into pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims or Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtors prior to the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (a) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (b) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (c) the Holder of such a Claim or Interest has accepted the Plan. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the occurrence of the Effective Date.

B. Release of Liens.

Except as otherwise provided in the Exit Facilities Documents, the Plan, the Confirmation Order, or any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, except for Other Secured Claims that the Debtors elect to reinstate in accordance with Article III.B.1, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns. Any Holder of such Secured Claim (and the applicable agents for such Holder) shall be authorized and directed, at the sole cost and expense of the Reorganized Debtors, to release any collateral or other property of any Debtor (including any Cash Collateral and possessory collateral) held by such Holder (and the applicable agents for such Holder), and to take such actions as may be reasonably requested by the Reorganized Debtors to evidence the release of such Lien, including the execution, delivery, and filing or recording of such releases. The presentation or filing of the Confirmation Order to or with any federal, state, provincial, or local agency or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens.

C. Releases by the Debtors.

Notwithstanding anything contained in this Plan to the contrary, pursuant to section 1123(b) of the Bankruptcy Code, in exchange for good and valuable consideration, including the obligations of the Debtors under the Plan and the contributions and services of the Released Parties in facilitating the implementation of the restructuring contemplated by the Plan, the adequacy of which is hereby confirmed, on and after the Effective Date, in each case except for Claims arising under, or preserved by, the Plan, to the fullest extent permitted under applicable Law, each Released Party is, and is deemed to be, hereby conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by the Debtors, the Reorganized Debtors, and their Estates, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all Entities who may purport to assert any Claim or Cause of Action, directly or derivatively, by, through, for, or because of the foregoing Entities, from any and all Claims and Causes of Action whatsoever (including any Avoidance Actions and any derivative claims, asserted or assertable on behalf of any of the Debtors, the Reorganized Debtors, and their Estates), whether liquidated or unliquidated, fixed or contingent, known or unknown, foreseen or unforeseen, matured or unmatured, asserted or unasserted, accrued or unaccrued, existing or hereafter arising, in Law, equity, contract, tort, or otherwise, whether arising under federal or state statutory or common Law, or any other applicable international, foreign, or domestic Law, rule, statute, regulation, treaty, right, duty, requirement, or otherwise, that the Debtors, the Reorganized Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, the Debtors, the Reorganized Debtors, their Estates, or other Entity based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Reorganized Debtors and their Estates (including the capital structure, management, ownership, or operation thereof), the purchase, sale, or rescission of any Security of the Debtors, the Reorganized Debtors, or the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in this Plan, the Prepetition RCF Facility, the Prepetition Term Loan Facility, the Terminated EPC Agreement, the business or contractual arrangements between or among any Debtor and any Released Party, the ownership and/or operation of the Debtors by any Released Party or the distribution of any Cash or other property of the Debtors to any Released Party, the assertion or enforcement of rights and remedies against the Debtors, the Debtors’ in- or out-of-court restructuring efforts, any Avoidance Actions (but excluding Avoidance Actions brought as counterclaims or defenses to Claims asserted against the Debtors), intercompany transactions between or among a Debtor or an Affiliate of a Debtor and another Debtor or Affiliate of a Debtor, the Chapter 11 Cases, any adversary proceedings, the formulation, preparation, dissemination, negotiation, entry into, or filing of the RSA and related prepetition transactions, the Definitive Documents, the Class B Purchase Agreement, the New Common Equity, the New Preferred Equity, the Takeback Debt, the Exit RCF Facility, the Exit Term Loan Facilities, the DIP Facilities, the New CTCI Agreement, the DIP Documents, the Disclosure Statement, the Plan (including, for the avoidance of doubt, the Plan Supplement), the Committee Settlement, before or during the Chapter 11 Cases, or any other Definitive Document, or any Restructuring Transactions, any contract, instrument, release, or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) relating to any of the foregoing, created or entered into in connection with the RSA, the Definitive Documents, the Class B Purchase Agreement, the New Common Equity, the New Preferred Equity, the Takeback Debt, the Exit RCF Facility, the Exit Term Loan Facilities, the New CTCI Agreement, the DIP Facilities, the DIP Documents, the Disclosure Statement, the Plan (including, for the avoidance of doubt, the Plan Supplement), the Committee Settlement, before or during the Chapter 11 Cases, or any Restructuring Transactions, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan and the Restructuring Transactions, including the issuance or distribution of Securities pursuant to the Restructuring Transactions and/or Plan, or the distribution of property pursuant to the Restructuring Transactions and/or the Plan or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence related or relating to any of the foregoing taking place on or before the Effective Date.

Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (a) any Causes of Action described, identified, or otherwise included in the Schedule of Retained Causes of Action, (b) any post-Effective Date obligations of any party or Entity under the Plan, the Confirmation Order, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, or any Claim or obligation arising under the Plan, and (c) any Released Party from any Claim or Cause of Action arising from an act or omission that is determined by a Final Order to have constituted actual fraud, willful misconduct, or gross negligence.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Release, which includes by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute the Bankruptcy Court’s finding that the Debtor Release is: (a) in exchange for the good and valuable consideration provided by each of the Released Parties, including, without limitation, the Released Parties’ substantial contributions to facilitating the Restructuring Transactions and implementing the Plan; (b) a good faith settlement and compromise of the Claims released by the Debtor Release; (c) in the best interests of the Debtors and all Holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; and (f) a bar to any of the Debtors, the Reorganized Debtors, or their Estates asserting any Claim or Cause of Action released pursuant to the Debtor Release.

D. Releases by the Releasing Parties.

Notwithstanding anything contained in this Plan to the contrary, pursuant to section 1123(b) of the Bankruptcy Code, in exchange for good and valuable consideration, including the obligations of the Debtors under the Plan and the contributions and services of the Released Parties in facilitating the implementation of the restructuring contemplated by the Plan, the adequacy of which is hereby confirmed, on and after the Effective Date, in each case except for Claims arising under, or preserved by, the Plan, to the fullest extent permitted under applicable Law, each Released Party is, and is deemed to be, hereby conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by each and all of the Releasing Parties (other than the Debtors and the Reorganized Debtors), in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all Entities who may purport to assert any Claim or Cause of Action, directly or derivatively, by, through, for, or because of the foregoing Entities, from any and all Claims and Causes of Action whatsoever (including any Avoidance Actions and any derivative claims asserted or assertable on behalf of any of the Debtors, the Reorganized Debtors, and their Estates), whether liquidated or unliquidated, fixed or contingent, known or unknown, foreseen or unforeseen, matured or unmatured, asserted or unasserted, accrued or unaccrued, existing or hereafter arising, in Law, equity, contract, tort, or otherwise, whether arising under federal or state statutory or common Law, or any other applicable international, foreign, or domestic Law, rule, statute, regulation, treaty, right, duty, requirement, or otherwise, that such Holders or their Estates, Affiliates, heirs, executory, administrators, successors, assigns, and managers would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, the Debtors, the Reorganized Debtors, and their Estates, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Reorganized Debtors, and their Estates (including the capital structure, management, ownership, or operation thereof), the purchase, sale, or rescission of any Security of the Debtors or the Reorganized Debtors the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in this Plan, the Prepetition RCF Facility, the Prepetition Term Loan Facility, the Terminated EPC Agreement, the business or contractual arrangements between or among any Debtor and any Released Party, the ownership and/or operation of the Debtors by any Released Party or the distribution of any Cash or other property of the Debtors to any Released Party, the assertion or enforcement of rights and remedies against the Debtors, the Debtors’ in- or out-of-court restructuring efforts, any Avoidance Actions (but excluding Avoidance Actions brought as counterclaims or defenses to Claims asserted against the Debtors), intercompany transactions between or among a Debtor or an Affiliate of a Debtor and another Debtor or Affiliate of a Debtor, the Chapter 11 Cases, any adversary proceedings, the formulation, preparation, dissemination, negotiation, entry into, or filing of the RSA and related prepetition transactions, the Definitive Documents, the Class B Purchase Agreement, the New Common Equity, the New Preferred Equity, the Takeback Debt, the Exit RCF Facility, the Exit Term Loan Facilities, the New CTCI Agreement, the DIP Facilities, the DIP Documents, the Disclosure Statement, the Plan (including, for the avoidance of doubt, the Plan Supplement), the Committee Settlement, before or during the Chapter 11 Cases, or any Restructuring Transactions, contract, instrument, release, or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, any contract, instrument, document or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) relating to any of the foregoing, created or entered into in connection with the RSA, the Definitive Documents, the Class B Purchase Agreement, the New Common Equity, the New Preferred Equity, the Takeback Debt, the Exit RCF Facility, the Exit Term Loan Facilities, the New CTCI Agreement, the DIP Facilities, the DIP Documents, the Disclosure Statement, the Plan (including, for the avoidance of doubt, the Plan Supplement), the Committee Settlement, before or during the Chapter 11 Cases, or any Restructuring Transactions, any preference, fraudulent transfer, or other avoidance claim arising pursuant to chapter 5 of the Bankruptcy Code or other applicable Law, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan and the Restructuring Transactions, including the issuance or distribution of Securities pursuant to the Restructuring Transactions and/or Plan, or the distribution of property pursuant to the Restructuring Transactions and/or the Plan or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence related or relating to any of the foregoing taking place on or before the Effective Date.

Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (a) any post-Effective Date obligations of any party or Entity under the Plan, the Confirmation Order, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan or any Claim or obligation arising under the Plan, or (b) any Released Party from any Claim or Cause of Action arising from an act or omission that is determined by a Final Order to have constituted actual fraud, willful misconduct, or gross negligence.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Third-Party Release, which includes by reference each of the related provisions and definitions contained herein, and, further, shall constitute the Bankruptcy Court’s finding that the Third-Party Release is: (a) consensual; (b) essential to the Confirmation of the Plan; (c) given in exchange for the good and valuable consideration provided by each of the Released Parties, including, without limitation, the Released Parties’ substantial contributions to facilitating the Restructuring Transactions and implementing the Plan; (d) a good faith settlement and compromise of the Claims released by the Third-Party Release; (e) in the best interests of the Debtors and their Estates; (f) fair, equitable, and reasonable; (g) given and made after due notice and opportunity for hearing; and (h) a bar to any of the Releasing Parties asserting any Claim or Cause of Action released pursuant to the Third-Party Release.

E. Exculpation.

Notwithstanding anything contained in this Plan to the contrary, to the fullest extent permissible under applicable Law and without affecting or limiting either the Debtor Release or Third-Party Release, effective as of the Effective Date, no Exculpated Party shall have or incur liability or obligation for, and each Exculpated Party is hereby released and exculpated from any Cause of Action for any claim arising from the Petition Date through the Effective Date related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, filing, or termination of the RSA and related prepetition transactions, the Definitive Documents, the Class B Purchase Agreement, the New Common Equity, the New Preferred Equity, the Takeback Debt, the Exit RCF Facility, the Exit Term Loan Facilities, the New CTCI Agreement, the DIP Facilities, the DIP Documents, the Disclosure Statement, the Plan (including, for the avoidance of doubt, the Plan Supplement), the Committee Settlement, any other Definitive Documents, or any Restructuring Transactions, contract, instrument, release or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) relating to any of the foregoing, created or entered into in connection with the RSA, the Definitive Documents, the Class B Purchase Agreement, the New Common Equity, the New Preferred Equity, the Takeback Debt, the Exit RCF Facility, the Exit Term Loan Facilities, the New CTCI Agreement, the DIP Facilities, the DIP Documents, the Disclosure Statement, the Plan (including, for the avoidance of doubt, the Plan Supplement), the Committee Settlement, or any Restructuring Transactions, any preference, fraudulent transfer, or other avoidance claim arising pursuant to chapter 5 of the Bankruptcy Code or other applicable Law, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, except for Claims related to any act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan.

The Exculpated Parties have, and upon confirmation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable Laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable Law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

F. Injunction.

Except as otherwise expressly provided in the Plan or the Confirmation Order or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities who have held, hold, or may hold Claims, Interests, or Causes of Action that have been released, discharged, or are subject to exculpation are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Reorganized Debtors, the Exculpated Parties, or the Released Parties: (1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims, Interests, or Causes of Action; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims, Interests, or Causes of Action; (3) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or the Estates of such Entities on account of or in connection with or with respect to any such Claims, Interests, or Causes of Action; (4) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims, Interests, or Causes of Action unless such Holder has Filed a motion requesting the right to perform such setoff on or before the Effective Date, and notwithstanding an indication of a Claim, Interest, or Causes of Action or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims, Interests, or Causes of Action released or settled pursuant to the Plan. Notwithstanding anything to the contrary in the Plan, the Plan Supplement, or the Confirmation Order, the automatic stay pursuant to section 362 of the Bankruptcy Code shall remain in full force and effect with respect to the Debtors and any property dealt with by the Plan until the closing of these Chapter 11 Cases.

No Person or Entity may commence or pursue a Claim or Cause of Action, as applicable, of any kind against the Reorganized Debtors, the Exculpated Parties, or the Released Parties, as applicable, that relates to or is reasonably likely to relate to any act or omission in connection with, relating to, or arising out of a Claim or Cause of Action, as applicable, subject to Article VIII.C, Article VIII.D, and Article VIII.E, without the Bankruptcy Court (1) first determining, after notice and a hearing, that such Claim or Cause of Action, as applicable, represents a colorable Claim of any kind, and (2) specifically authorizing such Person or Entity to bring such Claim or Cause of Action, as applicable, against any such Reorganized Debtor, Exculpated Party, or Released Party. The Bankruptcy Court will have sole and exclusive jurisdiction to adjudicate the underlying colorable Claim or Causes of Action.

G. Protections Against Discriminatory Treatment.

Consistent with section 525 of the Bankruptcy Code and the Supremacy Clause of the U.S. Constitution, all Entities, including Governmental Units, shall not discriminate against the Reorganized Debtors or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Reorganized Debtors, or another Entity with whom the Reorganized Debtors have been associated, solely because each Debtor has been a debtor under chapter 11 of the Bankruptcy Code, has been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before the Debtors are granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases.

H. Document Retention.

On and after the Effective Date, the Reorganized Debtors may maintain documents in accordance with their standard document retention policy, as may be altered, amended, modified, or supplemented by the Reorganized Debtors.

I. Reimbursement or Contribution.

If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the time of allowance or disallowance, such Claim shall be forever disallowed and expunged notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Confirmation Date: (1) such Claim has been adjudicated as non-contingent or (2) the relevant Holder of a Claim has Filed a non-contingent Proof of Claim on account of such Claim and a Final Order has been entered prior to the Confirmation Date determining such Claim as no longer contingent.

Article IX.
CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN

A. Conditions Precedent to the Effective Date.

It shall be a condition to the Effective Date that the following conditions shall have been satisfied or waived pursuant to the provisions of Article IX.B:

i.	the RSA shall be in full force and effect and shall not have been validly terminated by any of the parties thereto;

ii.	there shall not have been instituted or threatened or be pending any action, proceeding, application, claim, counterclaim or investigation (whether formal or informal) (or there shall not have been any material adverse development to any action, application, claim, counterclaim, or proceeding currently instituted, threatened or pending) before or by any court, governmental, regulatory, or administrative agency or instrumentality, domestic or foreign, or by any other person, domestic or foreign, in connection with the Restructuring Transactions that, in the reasonable judgment of the Debtors and the Required Consenting Stakeholders would prohibit, prevent, or restrict consummation of the Restructuring Transactions;

iii.	the Debtors shall have obtained all authorizations, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate the Plan, and all applicable regulatory or government-imposed waiting periods shall have expired or been terminated;

iv.	an order, statute, rule, regulation, executive order, stay, decree, judgment, or injunction shall not have been enacted, entered, issued, promulgated, enforced, or deemed applicable by any court or governmental, regulatory, or administrative agency or instrumentality, domestic or foreign, that, in the reasonable judgment of the Debtors and the Required Consenting Stakeholders, would prohibit, prevent, or restrict consummation of the Restructuring Transactions;

v.	each document or agreement constituting a Definitive Document shall have been executed or otherwise effectuated as contemplated, shall be in form and substance consistent with the RSA (and subject to the applicable consent and consultation rights thereunder with respect to such Definitive Document), the Restructuring Term Sheet, and the Committee Settlement, and any conditions and customary matters, and all conditions precedent related thereto or contained therein shall have been satisfied prior to or contemporaneously with the occurrence of the Effective Date or otherwise waived pursuant to the terms of the RSA and the applicable Definitive Document;

vi.	the GUC Trust Agreement shall have been executed and $3 million of GUC Cash shall have been transferred into the GUC Trust;

vii.	to the extent invoiced, the payment of all reasonable and documented fees and expenses of the Debtors’ professionals (solely if payment of such fees and expenses has been authorized by the Bankruptcy Court, including under the DIP Orders) and the Consenting Stakeholders’ professionals related to the negotiation and implementation of the Restructuring Transactions and not previously paid by the Debtors;

viii.	all professional fees and expenses of retained professionals required to be approved by the Bankruptcy Court shall have been paid in full or amounts sufficient to pay such fees and expenses after the Effective Date have been placed in the Professional Fee Escrow Account;

ix.	the Bankruptcy Court shall have entered the Confirmation Order, which shall be subject to the consultation and consent rights set forth in the RSA and the Plan, and such order shall not have been reversed, stayed, modified, dismissed, vacated, or reconsidered;

x.	the Required Consenting Term Loan Lenders and CTCI shall have consented (in each case, such consent shall not be unreasonably withheld, conditioned, or delayed) to the executory contracts to be rejected or assumed, if any;

xi.	the New Organizational Documents shall have been executed and/or effectuated, shall be in form and substance consistent with the RSA and the Restructuring Term Sheet, and any conditions precedent related thereto, shall have been satisfied prior to or contemporaneously with the occurrence of the Effective Date or otherwise waived;

xii.	the Prepetition SOA and Prepetition SSA shall have been assumed by the Debtors and no events of default shall be outstanding thereunder; and

xiii.	the New Common Equity and the New Preferred Equity shall have been issued by Reorganized GCEH.

B. Waiver of Conditions.

The conditions to Confirmation and Consummation set forth in this Article IX may be waived by the Debtors only with the prior written consent of (1) the Required Consenting Stakeholders (subject to Section 3.02 of the RSA) and (2) the Committee solely with respect to clauses (ii) and (v) (solely as they relate to the Committee Settlement), (vi), (viii), and (ix), without notice, leave, or order of the Bankruptcy Court or any formal action other than proceedings to confirm or consummate the Plan.

C. Effect of Failure of Conditions.

If Consummation does not occur, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims by the Debtors, Claims, or Interests; (2) prejudice in any manner the rights of the Debtors, any Holders of Claims or Interests, or any other Entity; or (3) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, any Holders of Claims or Interests, or any other Entity.

D. Substantial Consummation.

“Substantial Consummation” of the Plan, as defined in 11 U.S.C. § 1101(2), shall be deemed to occur on the Effective Date.

Article X.
MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

A. Modification and Amendments.

Except as otherwise specifically provided in this Plan and consistent with the approval rights set forth in the RSA, the Debtors reserve the right to modify the Plan and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not resolicit votes on such modified Plan. Subject to those restrictions on modifications set forth in the Plan and the RSA, and the requirements of section 1127 of the Bankruptcy Code, Rule 3019 of the Federal Rules of Bankruptcy Procedure, and, to the extent applicable, sections 1122, 1123, and 1125 of the Bankruptcy Code, each of the Debtors expressly reserves its respective rights to revoke or withdraw, or, to alter, amend, or modify the Plan with respect to such Debtor, one or more times, after Confirmation, and, to the extent necessary may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan. Any modifications that adversely affect the terms of the Committee Settlement shall require the consent of the Committee, not to be unreasonably withheld, conditioned, or delayed.

B. Effect of Confirmation on Modifications.

Entry of the Confirmation Order shall mean that all modifications or amendments to the Plan since the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

C. Revocation or Withdrawal of Plan.

The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date and to File subsequent chapter 11 plans. If the Debtors revoke or withdraw the Plan, or if Confirmation or Consummation does not occur, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan (including the Committee Settlement or the fixing or limiting to an amount certain of any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected under the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (3) nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims or Interests; (b) prejudice in any manner the rights of such Debtor, the Committee, or any other Entity; or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by such Debtor or any other Entity.

Article XI.
RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or relating to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:

i.	allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Interests;

ii.	decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;

iii.	resolve any matters related to: (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Cure pursuant to section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; (c) the Reorganized Debtors amending, modifying, or supplementing, after the Effective Date, pursuant to Article V, any Executory Contracts or Unexpired Leases to the list of Executory Contracts and Unexpired Leases to be assumed or rejected or otherwise; and (d) any dispute regarding whether a contract or lease is or was executory or expired;

iv.	ensure that distributions to Holders of Allowed Claims and Allowed Interests (as applicable) are accomplished pursuant to the provisions of the Plan;

v.	adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

vi.	adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code;

vii.	enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created or entered into in connection with the Plan or the Disclosure Statement;

viii.	resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan;

ix.	issue injunctions, enter and implement other orders, or take such other actions as may be necessary to restrain interference by any Entity with Consummation or enforcement of the Plan;

x.	resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, injunctions, exculpations, and other provisions contained in Article VIII and enter such orders as may be necessary or appropriate to implement such releases, injunctions, exculpations, and other provisions;

xi.	resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim or Interest for amounts not timely repaid pursuant to Article VI.K;

xii.	enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

xiii.	determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, indenture, or other agreement or document created in connection with the Plan, the Plan Supplement, or the Disclosure Statement, including the RSA;

xiv.	enter an order concluding or closing the Chapter 11 Cases;

xv.	adjudicate any and all disputes arising from or relating to distributions under the Plan or any transactions contemplated therein;

xvi.	consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

xvii.	determine requests for the payment of Claims and Interests entitled to priority pursuant to section 507 of the Bankruptcy Code;

xviii.	hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan or the Confirmation Order, including disputes arising under agreements, documents, or instruments executed in connection with the Plan;

xix.	hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

xx.	hear and determine all disputes involving the existence, nature, scope, or enforcement of any exculpations, discharges, injunctions and releases granted in the Plan, including under Article VIII, regardless of whether such termination occurred prior to or after the Effective Date;

xxi.	enforce all orders previously entered by the Bankruptcy Court;

xxii.	hear any other matter not inconsistent with the Bankruptcy Code;

provided, that notwithstanding anything to the contrary in this Plan, the Bankruptcy Court shall not retain jurisdiction over matters or disputes arising from the Exit Facilities Documents, and the terms of such Exit Facilities Documents shall govern the jurisdiction and forum applicable to any such matters or disputes.

Article XII.
MISCELLANEOUS PROVISIONS

A. Immediate Binding Effect.

Subject to Article IX.A and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan (including, for the avoidance of doubt, the Plan Supplement) shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, and any and all Holders of Claims or Interests (irrespective of whether such Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.

B. Additional Documents.

On or before the Effective Date, the Debtors may File with the Bankruptcy Court such agreements and other documents as may be necessary to effectuate and further evidence the terms and conditions of the Plan. The Debtors or the Reorganized Debtors, as applicable, and all Holders of Claims or Interests receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

C. Payment of Statutory Fees.

All fees payable pursuant to section 1930(a) of the Judicial Code, as determined by the Bankruptcy Court at a hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid by each of the Reorganized Debtors (or the Disbursing Agent on behalf of each of the Reorganized Debtors) for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed, or closed, whichever occurs first. All fees payable to the U.S. Trustee on account of any Chapter 11 Cases that remain open after the Effective Date shall be paid exclusively from the GUC Trust Assets; provided as set forth in Article IV.S, all of the Chapter 11 Cases shall be closed as soon as reasonably practicable after the Effective Date, other than one of the Chapter 11 Cases and any other Chapter 11 Cases that reasonably need to be kept open, as determined by the Reorganized Debtors in consultation with the Committee; provided that, to the extent more than one of the Chapter 11 Cases is left open after the Effective Date for any reason other than at the request of the Committee or the reconciliation of General Unsecured Claims, the Reorganized Debtors shall be responsible for the fees payable to the U.S. Trustee on account of such Chapter 11 Cases.

D. Statutory Committee and Cessation of Fee and Expense Payment.

On the Effective Date, the Committee and any other statutory committee appointed in the Chapter 11 Cases shall dissolve and members thereof shall be released and discharged from all rights and duties from or related to the Chapter 11 Cases, except with respect to any continuing confidentiality obligations and any applications for compensation. The Reorganized Debtors shall not be responsible for paying any fees or expenses incurred by the members of or advisors to any statutory committee after the Effective Date.

E. Reservation of Rights.

Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order, and the Confirmation Order shall have no force or effect if the Effective Date does not occur. None of the Filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the Holders of Claims or Interests prior to the Effective Date.

F. Successors and Assigns.

The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, Affiliate, officer, manager, director, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity.

G. Notices.

All notices, requests, and demands to or upon the Debtors to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

1. if to the Debtors, to:

Global Clean Energy Holdings, Inc.

6451 Rosedale Hwy

Bakersfield, CA 93308
Attention: Antonio D’Amico, General Counsel

E-mail address: antonio.damico@globalcleanenergy.com

with copies to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attention: Joshua A. Sussberg, P.C.

Brian Schartz, P.C.

Ross J. Fiedler
E-mail addresses: josh.sussberg@kirkland.com

brian.schartz@kirkland.com

ross.fiedler@kirkland.com

-and-

Kirkland & Ellis LLP

333 West Wolf Point Plaza

Chicago, Illinois 60654

Facsimile: (312) 862-2200

Attention: Peter A. Candel

E-mail address: peter.candel@kirkland.com

-and-

Norton Rose Fulbright US LLP

1550 Lamar Street, Suite 2000

Houston, Texas 77010-3095

Attention: Jason L. Boland,

   Robert B. Bruner,

   Jule Harrison

   Maria Mokrzycka

Email Addresses: jason.boland@nortonrosefulbright.com

bob.bruner@nortonrosefulbright.com

julie.harrison@nortonrosefulbright.com

maria.mokrzycka@nortonrosefulbright.com

2. if to a Consenting Term Loan Lender or DIP Term Loan Lender, to:

Latham & Watkins LLP

355 South Grand Avenue, Suite 100

Los Angeles, CA 90071

Attention: Jeff Greenberg

E-mail address: jeffrey.greenberg@lw.com

and

Latham & Watkins LLP

330 N Wabash Ave #2800,

Chicago, IL 60611

Attention: James Ktsanes

E-mail address: james.ktsanes@lw.com

and

Latham & Watkins LLP

1271 Avenue of the Americas

New York, NY 10020

Attention: Nacif Taousse

E-mail address: nacif.taousse@lw.com

3. if to a Consenting RCF Lender or DIP RCF Lender, to:

Sidley Austin LLP

One South Dearborn

Chicago, IL 60603

Attention: Jackson Garvey

Robert Stephens

Maegan Quejada

E-mail address: jgarvey@sidley.com

    rstephens@sidley.com

    mquejada@sidley.com

4. if to CTCI, to:

Davis Wright Tremaine LLP

920 Fifth Ave., Suite 3300

Seattle, WA 98104

Attention: Ragan Powers

Hugh McCullough

E-mail address: raganpowers@dwt.com

hughmccullough@dwt.com

and

Haynes and Boone, LLP

1221 McKinney St., Suite 4000

Houston, Texas 77010

Attention: Kelli Norfleet

E-mail address: kelli.norfleet@haynesboone.com

Haynes and Boone, LLP

2801 N. Harwood, Suite 2300

Dallas, Texas 75201

Attention: Stephen Pezanosky

   Ian Peck

E-mail address: stephen.pezanosky@haynesboone.com

E-mail address: ian.peck@haynesboone.com

5. if to the Committee, to:

McDermott Will & Emery LLP

2801 North Harwood St., Suite 2600

Dallas, TX 75201

Attention: Charles R. Gibbs

Marcus A. Helt

Grayson Williams

E-mail address: crgibbs@mwe.com

mhelt@mwe.com

gwilliams@mwe.com

and

McDermott Will & Emery LLP

One Vanderbilt Ave.

New York, NY 10017

Attention: Darren Azman

E-mail address: dazman@mwe.com

and

McDermott Will & Emery LLP

444 West Lake St., Suite 4000

Chicago, IL 60606

Attention: William A. Guerrieri

Carole Wurzelbacher

E-mail address: wguerrieri@mwe.com

cwurzelbacher@mwe.com

After the Effective Date, the Debtors have authority to send a notice to Entities that to continue to receive documents pursuant to Bankruptcy Rule 2002, such Entity must File a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed such renewed requests.

H. Term of Injunctions or Stays.

Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

I. Entire Agreement.

Except as otherwise indicated, the Plan (including, for the avoidance of doubt, the Plan Supplement) supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

J. Exhibits.

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. After the exhibits and documents are Filed, copies of such exhibits and documents shall be available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from the Debtors’ restructuring website at https://dm.epiq11.com/GCEHoldings or the Bankruptcy Court’s website at www.txs.uscourts.gov/bankruptcy. To the extent any exhibit or document is inconsistent with the terms of the Plan, unless otherwise ordered by the Bankruptcy Court, the non-exhibit or non-document portion of the Plan shall control.

K. Nonseverability of Plan Provisions.

If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable pursuant to its terms; (2) integral to the Plan and may not be deleted or modified without the Debtors’ consent; and (3) nonseverable and mutually dependent.

L. Votes Solicited in Good Faith.

Upon entry of the Confirmation Order finding that the Debtors have solicited votes on the Plan in good faith and in compliance with the Bankruptcy Code, pursuant to section 1125(e) of the Bankruptcy Code, the Exculpated Parties, the directors and officers of any of the Debtors, each of the Reorganized Debtors, the DIP Agents and DIP Lenders, and, with respect to the foregoing, the Related Parties thereto to the extent permitted under section 1125(e) of the Bankruptcy Code will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of securities offered and sold under the Plan and any previous plan, and, therefore, neither any of such parties or individuals or the Reorganized Debtors will have any liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under the Plan and any previous plan.

M. Waiver or Estoppel.

On the Effective Date, each Holder of a Claim or Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers Filed with the Bankruptcy Court prior to the Confirmation Date.

Dated: July 3, 2025	Global Clean Energy Holdings, Inc.

/s/ Noah Verleun
Noah Verleun
Chief Executive Officer